UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Oshkosh Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIALS-SUBJECT TO COMPLETION

Oshkosh Corporation

[                          ]

Dear Fellow Oshkosh Corporation Shareholder:

              We would like to extend a personal invitation for you to join us at our Annual Meeting of Shareholders on [                          ], [                          ], 2013 at [                          ] (Central Standard Time) at [                          ].

              Your Board of Directors is recommending a highly qualified, experienced and diverse slate of director nominees for election to our Board of Directors at the Annual Meeting. At the Annual Meeting, we will ask you to: (1) elect thirteen directors; (2) ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2013; (3) consider an advisory vote on the compensation of our named executive officers; (4) vote on a shareholder proposal, if properly presented at the Annual Meeting, relating to stock obtained through executive compensation; (5) vote on a proposal submitted by Carl C. Icahn and certain of his affiliates (collectively, the "Icahn Group"), if properly presented at the Annual Meeting, relating to the repeal of future By-Law amendments; and (6) take action upon any other business as may properly come before the Annual Meeting.

              Your management team will further elaborate at the Annual Meeting on our MOVE strategy, including the results it delivered in fiscal 2012 and our target of approximately doubling adjusted earnings per share from continuing operations to $4.00 - $4.50 by fiscal 2015 through the continued execution of the MOVE strategy. We also will answer your questions.

              The accompanying materials include the Notice of Annual Meeting of Shareholders and Proxy Statement. The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about us that you should consider when you vote your shares.

              This year's Annual Meeting will be a particularly important one, and YOUR vote is extremely important.

              Whether or not you will be able to attend the Annual Meeting, it is very important that your shares be represented. We urge you to read the accompanying Proxy Statement carefully and to use the enclosed WHITE proxy card to vote for the Board's nominees, and in accordance with the Board's recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. For your convenience, you may also vote your shares via the Internet or by a toll-free telephone number by following the instructions on the enclosed WHITE proxy card.

              Please note that the Icahn Group has stated its intention to propose thirteen alternative director nominees for election at the Annual Meeting to replace our entire Board of Directors. You may receive solicitation materials from the Icahn Group seeking your proxy to vote for the Icahn Group's nominees. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE BOARD'S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE ICAHN GROUP. If you have already voted using a proxy card sent to you by the Icahn Group, you can subsequently revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

              If you have any questions, please contact our proxy solicitor assisting us with this Annual Meeting, Innisfree M&A Incorporated. Shareholders may call toll-free at (877) 750-9499. Thank you for your support and continued interest in Oshkosh Corporation.

Sincerely,

Richard M. Donnelly Chairman of the Board	Charles L. Szews Chief Executive Officer

PRELIMINARY PROXY MATERIALS-SUBJECT TO COMPLETION

Oshkosh Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

[                           ]

               The 2013 Annual Meeting of Shareholders of Oshkosh Corporation will be held at [                          ], on [                          ], [                          ], 2013 at [                          ] (Central Standard Time) for the following purposes:

    1.
    To elect thirteen directors;

    2.
    To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2013;

    3.
    To consider an advisory vote on the compensation of our named executive officers;

    4.
    To vote on a shareholder proposal, if properly presented at the Annual Meeting, relating to stock obtained through executive compensation;

    5.
    To vote on an Icahn Group proposal relating to the repeal of future By-Law amendments; and

    6.
    To consider and act upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

              This year's Annual Meeting will be a particularly important one, and YOUR vote is extremely important.

              Only Oshkosh shareholders of record at the close of business on [                          ] are entitled to vote at the Annual Meeting.

              Please note that High River Limited Partnership and certain other entities affiliated with Carl C. Icahn (collectively, the "Icahn Group") have stated their intention to propose thirteen alternative director nominees for election at the Annual Meeting. You may receive solicitation materials from the Icahn Group seeking your proxy to vote for the Icahn Group's nominees. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE BOARD'S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE ICAHN GROUP. If you have already voted using a proxy card sent to you by the Icahn Group, you can revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

              YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED WHITE PROXY CARD.

By Order of the Board of Directors,

Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary
Oshkosh Corporation
2307 Oregon Street
Oshkosh, WI 54903-2566

•

•

•

•

i

•

•

•

•

ii

•

•

PROXY STATEMENT

•

•

General Information About the Annual Meeting and Voting

Q&A — Annual Meeting and Voting Procedures

    Q:
    Why am I receiving these materials?

    A:
    We are furnishing this Proxy Statement in connection with the solicitation by our Board of Directors of proxies to be voted at the 2013 Annual Meeting of Shareholders for the purposes set forth in the accompanying Notice, and at any adjournments or postponements of the Annual Meeting. We are sending this Proxy Statement to all Oshkosh shareholders of record as of the close of business on [                          ] for use at the Annual Meeting. This Proxy Statement, the enclosed WHITE proxy card and our 2012 Annual Report to our shareholders are being first mailed or made available to our shareholders on or about [                          ]. We will hold the Annual Meeting on [                          ], [                          ], 2013 at [                          ] (Central Standard Time) at [                          ].

    Q:
    What proposals are to be presented at the Annual Meeting?

    A:
    The purpose of the Annual Meeting is to (1) elect thirteen directors; (2) ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2013; (3) consider an advisory vote on the compensation of our named executive officers; (4) vote on a shareholder proposal, if properly presented at the Annual Meeting, relating to stock obtained through executive compensation; (5) vote on an Icahn Group proposal relating to the repeal of future By-Law amendments; and (6) take action upon any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

    Q:
    Who can attend the Annual Meeting?

    A:
    Only our shareholders and invited guests may attend the Annual Meeting. We may require shareholders to present proof of ownership of our Common Stock, along with personal identification (such as driver's license or passport), prior to admitting them to the Annual Meeting. You may vote shares that you hold in your name as the shareholder of record in person at the Annual Meeting. You may vote shares that you hold beneficially in street name in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting.

    Q:
    Who is entitled to vote?

    A:
    All shareholders of record of our Common Stock at the close of business on [                          ], the record date for voting at the Annual Meeting, are entitled to vote at the Annual Meeting. On the record date, [                          ] shares of Common Stock were entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

•

•

PROXY STATEMENT

•

•

    Q:
    How do I determine the number of votes I have?

    A:
    The enclosed WHITE proxy card indicates the number of shares of Common Stock that you own in that specific account to which the enclosed card relates. Each share of Common Stock has one vote.

    Q:
    What constitutes a quorum for the Annual Meeting?

    A:
    To carry on the business of the Annual Meeting, a minimum number of shares of Common Stock, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding shares of our Common Stock. This majority may be present in person or by proxy. Abstentions and "broker non-votes" (when a broker has delivered a proxy but it does not have authority to vote on the proposal in question) are counted as present in determining whether or not there is a quorum.

    Q:
    How many votes are required to pass each of the proposals?

    A:
    Proposal 1: Election of Directors. Our Chairman of the Board has determined that the election at the Annual Meeting is a contested election because the nomination of the Icahn Group's candidates for director results in more persons nominated to serve as a director than Board seats available. Accordingly, pursuant to our By-Laws, plurality voting will apply at the Annual Meeting and the provisions of our By-Laws relating to majority voting for directors will not apply to the Annual Meeting. The thirteen nominees for director who receive the most votes of all votes cast for directors will be elected. Abstentions, votes withheld and broker non-votes will not constitute "votes cast."

    Proposal 2: Ratification of the appointment of Deloitte & Touche LLP. The votes cast "for" must exceed the votes cast "against" to approve the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2013. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast."

    Proposal 3: Advisory vote on executive compensation. The votes cast "for" this proposal must exceed the votes cast "against" to approve the advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast."

    Proposal 4: Shareholder Proposal — Stock Received Through Compensation. The votes cast "for" the proposal must exceed the votes cast "against" the proposal for the shareholder proposal to pass. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast."

•

•

PROXY STATEMENT

•

•

      Proposal 5: Icahn Group Proposal — Bylaw Amendments. The votes cast "for" the proposal must not be less than a majority of the shares present or represented and entitled to vote on the proposal for the Icahn Group proposal to pass. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal. Broker non-votes will be disregarded in the calculation of the shares present or represented and entitled to vote on the proposal, but abstentions will be counted as shares present or represented and entitled to vote on the proposal.

    Q:
    Who is soliciting my vote?

    A:
    In this Proxy Statement, our Board is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting. Giving us your proxy means that you authorize the proxy holders identified on the WHITE proxy card to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. You may also abstain from voting. If you sign and return the enclosed WHITE proxy card but do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of our Board, including in favor of our Board's nominees for election to the Board. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in the enclosed WHITE proxy card will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

    Q:
    How does our Board recommend shareholders vote?

    A:
    Our Board unanimously recommends that you vote using the WHITE proxy card:

    •
    FOR the election of the following thirteen individuals nominated by our Board for election as directors: Richard M. Donnelly, Michael W. Grebe, Peter B. Hamilton, Kathleen J. Hempel, Leslie F. Kenne, J. Peter Mosling, Jr., Stephen D. Newlin, Craig P. Omtvedt, Duncan J. Palmer, John S. Shiely, Richard G. Sim, Charles L. Szews and William S. Wallace. The Board unanimously recommends that you NOT vote for any of the candidates for election nominated by the Icahn Group;

    •
    FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013;

    •
    FOR the proposal to approve the compensation of our named executive officers;

    •
    AGAINST the shareholder proposal regarding stock received through compensation; and

    •
    AGAINST the Icahn Group proposal relating to the repeal of future By-Law amendments.

      Our Board urges you NOT to sign or return any proxy card sent to you by the Icahn Group. Please note that the best way to support our Board's nominees is to vote FOR our Board's nominees on the WHITE proxy card, or on your WHITE voting instruction form if you hold your shares in street name. Signing and returning any proxy card that the Icahn Group sent to you, even to vote against a proposal or vote "withhold" with

•

•

PROXY STATEMENT

•

•

      respect to the Icahn Group's nominees, will cancel any previous vote you cast and may invalidate any votes you have cast for our Board's nominees as only your latest dated proxy card or voting instruction forms will be counted.

    Q:
    What is the Board's position regarding the Icahn Group's tender offer?

    A:
    After careful consideration and consultation with its legal and financial advisors, our Board has unanimously determined that the Icahn Group's tender offer is not in the best interests of our Company and its shareholders. Accordingly, our Board unanimously recommends that Oshkosh shareholders reject the Icahn Group's tender offer and not tender any of their shares of our Common Stock into the tender offer. In reaching its recommendation, your Board considered numerous factors, including, but not limited to:

    •
    We have outlined a clear and detailed strategy. The Board believes, and third parties have recognized, that continued execution of the MOVE strategy will deliver substantially greater value for shareholders than Mr. Icahn's highly contingent tender offer.

    •
    During fiscal 2012, the MOVE strategy delivered results. Oshkosh management raised fiscal 2012 performance outlook multiple times during fiscal 2012 as the execution of the MOVE strategy delivered tangible results and significantly beat Wall Street consensus estimates for each quarter of fiscal 2012.

    •
    A substantial majority of Wall Street sell-side research analysts that cover our Company and that have expressed a viewpoint following our September 14, 2012 Analyst Day and/or Mr. Icahn's tender offer have reached the basic conclusions that they support MOVE and/or believe the offer undervalues Oshkosh.

    •
    Your Board and management team have the right experience and a deeper understanding of our Company and its markets, and are far more capable than Mr. Icahn of leading our Company forward, evaluating and pursuing strategic alternatives and delivering value to all Oshkosh shareholders.

    •
    The identity and track record of Mr. Icahn, as well as the lengthy list of substantial conditions to his offer — including a condition that Mr. Icahn's full slate of nominees to the Board be elected at the Annual Meeting — create significant uncertainty and risk and give Mr. Icahn wide latitude not to consummate his offer.

      The Board's reasons and recommendations regarding the Icahn Group's tender offer are contained and discussed more fully in our Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on October 26, 2012, as amended. The Schedule 14D-9 and related filings are available at no charge on the SEC's website at www.sec.gov. We urge you to read the Schedule 14D-9 (including any amendments and supplements thereto) and the documents that it incorporates by reference, because these documents contain important information regarding the Icahn Group's tender offer. In particular, we urge you to read the press releases that Oshkosh filed on October 26, 2012 and November 16, 2012 as they contain important information.

•

•

PROXY STATEMENT

•

•

    Q:
    If our Board's nominees are elected, can I still tender my shares of Common Stock into the Icahn Group's tender offer?

    A:
    The Icahn Group's tender offer is conditioned on, among other things, all of the Icahn Group's nominees being elected at the Annual Meeting. However, if the Icahn Group were to waive this condition (as well as other conditions that may not be satisfied), which it may do in its sole discretion, you would be able to accept the tender offer if you so choose and if the offer has not expired or otherwise been terminated. As stated above, though, our Board unanimously recommends that you reject the Icahn Group's tender offer and not tender your Oshkosh common stock to the Icahn Group. The Board believes that execution of our Company's MOVE strategy will provide substantially greater value for shareholders than Mr. Icahn's lowball, highly conditioned offer.

    In addition, you should be aware that the Icahn Group has imposed a lengthy list of other conditions on its tender offer — some of which are beyond the control of our Company or the Icahn Group. The Icahn Group's obligation to accept any shares of Common Stock tendered into the offer is subject to the satisfaction or waiver of these conditions. Therefore, even if the Icahn Group's nominees are elected to the Board, the tender offer may not be consummated because the conditions to the tender offer may not be satisfied or waived. The terms and conditions of the Icahn Group's offer are set forth in the tender offer statement on Schedule TO filed by the Icahn Group with the SEC on October 17, 2012, as amended, which is available at no charge on the SEC's website at www.sec.gov. For more details regarding the conditionality of the Icahn Group's offer and our Board's reasons for recommending rejection of the tender offer, please see our Company's Schedule 14D-9.

    Q:
    If I have already voted for the Icahn Group's nominees and proposal regarding the repeal of future By-Law amendments, is it too late to change my mind?

    A:
    No. To change your vote, if you are a shareholder of record, simply sign, date and return the enclosed WHITE proxy card in the accompanying postage-paid envelope, vote by telephone or via the Internet in accordance with the instructions in the WHITE proxy card, or vote your shares by attending the Annual Meeting and voting in person. If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee or, if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting in person. We strongly urge you to revoke any proxy card you may have returned to the Icahn Group and to vote FOR our Board's director nominees and as our Board recommends on the other matters described in this proxy statement. Only your latest dated proxy will count at the Annual Meeting.

•

•

PROXY STATEMENT

•

•

    Q:
    If I have tendered my shares to the Icahn Group, do I have to vote for the Icahn Group's nominees?

    A:
    No. Even if you have tendered your shares to the Icahn Group in its tender offer, you are not required to vote for the Icahn Group's nominees, and our Board unanimously recommends that you vote FOR our Board's thirteen nominees and not for any of the Icahn Group's nominees. You may vote FOR our Board's nominees using the WHITE proxy card as described above.

    Q:
    Will my shares be voted if I do nothing?

    A:
    If you are a shareholder of record, you must sign and return a proxy card, submit your proxy by telephone or Internet, or attend the Annual Meeting in person, for your shares to be voted. If you are a beneficial owner of shares and your shares are held in "street name," your bank, broker, trustee or nominee will not be able to vote your shares at the Annual Meeting on "non-routine matters," as defined by the New York Stock Exchange, unless you instruct them as to how you want your shares to be voted. The New York Stock Exchange currently considers only the ratification of the appointment of Deloitte & Touche LLP as our Company's independent registered public accounting firm for 2013 to be a routine matter. However, with respect to the proxy solicitation for the Annual Meeting, because of the contested nature of this year's solicitation, all of the proposals on the agenda, including the ratification of the appointment of Deloitte & Touche LLP, will be considered non-routine matters and, accordingly, your broker will not have discretion to vote your shares on any proposal presented at the Annual Meeting unless you provide specific instructions to your broker as to how your shares are to be voted.

    If your shares are held in street name, your broker, bank or nominee has enclosed a WHITE voting instruction form with this proxy statement. We strongly encourage you to vote your shares by following the instructions provided on the WHITE voting instruction form to ensure that your shares are represented and voted at the meeting.

    To vote in accordance with our Board's recommendations, please sign, date and mail the enclosed WHITE proxy card to vote FOR the election of the thirteen director nominees nominated by our Board. You may also vote over the Internet using the Internet address on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card. If your shares are held in street name, you should follow the instructions on your WHITE voting instruction form and provide specific instructions to your bank, broker, trustee or nominee to vote as described above.

    Q:
    What is the difference between a shareholder of record and a beneficial owner of shares?

    A:
    If your Common Stock is held directly in your name with our transfer agent, Computershare Shareowner Services, you are considered a "shareholder of record" with respect to those shares. If this is the case, the proxy materials have been sent or provided directly to you.

•

•

PROXY STATEMENT

•

•

      If your Common Stock is held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial holder" of the shares held for you in what is known as "street name." If this is the case, the proxy materials should have been forwarded to you by your brokerage firm, bank or other nominee, or their agent, which is considered the shareholder of record with respect to these shares. As a beneficial holder, you have the right to direct your bank, broker, trustee or nominee on how to vote the shares.

    Q:
    How do I vote?

    A:
    Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to vote their shares whether or not they attend the meeting in person. You can vote in one of the following ways:

    •
    By Mail — Shareholders of record who have received a paper copy of a WHITE proxy card by mail may submit proxies by completing, signing and dating their WHITE proxy card and mailing it in the accompanying pre-addressed envelope. Proxy cards submitted by mail must be received by the time of the Annual Meeting for your shares to be voted. Shareholders who are beneficial owners who have received a WHITE voting instruction form from their bank, broker, trustee or nominee may return the WHITE voting instruction form by mail as set forth on the form.

    •
    Via the Internet — Shareholders can simplify their voting by voting their shares via the Internet as instructed on the enclosed WHITE proxy card or in the WHITE voting instruction form sent to them by their bank, broker, trustee or nominee. The Internet procedures are designed to authenticate a shareholder's identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting facilities for shareholders of record are available 24 hours a day. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

    •
    By Telephone — Shareholders can vote their shares by a toll-free telephone number by following the instructions provided on the enclosed WHITE proxy card or in the WHITE voting instruction form sent to them by their bank, broker, trustee or nominee. The telephone voting procedures are designed to authenticate a shareholder's identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

    •
    In Person — Shares held in your name as the shareholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by signing and dating the

•

•

PROXY STATEMENT

•

•

            enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Directions to the Annual Meeting are available at: [                          ].

    Shareholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a WHITE proxy card. If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is received by the independent inspector of election will be counted, and each previous vote will be disregarded.
    If you receive more than one set of proxy materials or more than one     WHITE proxy card or voting instruction form, it may mean that you hold shares of Oshkosh Common Stock in more than one account. To vote in accordance with the Board's recommendations, you must return a WHITE proxy card or voting instruction form — or vote using one of the methods described above — for EACH account in which you own shares.
    If you vote by mailing a proxy card, via the Internet or by telephone, we will vote your shares as you direct. For the election of directors, you can specify whether your shares should be voted for all, some or none of the nominees for director listed. Our Board urges you to use the enclosed     WHITE proxy card and vote FOR ALL of our Board's nominees for director listed. With respect to the other items being submitted for a shareholder vote, you may vote "for" or "against" any proposal or you may abstain from voting on any proposal.
    If you submit a     WHITE proxy card by mailing a proxy card, via the Internet or by telephone without indicating instructions with respect to specific proposals, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement, specifically in favor of our Board's nominees for directors, in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, in favor of the advisory vote on the compensation of our named executive officers, and against the two shareholder proposals, if they are properly presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, then the persons named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of Annual Meeting of Shareholders, we knew of no other matters to be presented at the Annual Meeting.

    Q:
    How can I revoke my proxy?

    A:
    If you are a shareholder of record, you can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can execute and deliver a valid proxy with a later date; (2) you can vote by telephone or Internet at a later date; (3) you can notify our Secretary in writing at Secretary, Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566 that you have revoked your proxy; or (4) you can vote in person by written ballot at the Annual Meeting.

    If you are a beneficial owner of your shares and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee in

•

•

PROXY STATEMENT

•

•

          accordance with that entity's procedures, or you can vote in person at the Annual Meeting with a legal proxy form from the entity that holds your shares giving you the right to vote the shares. If you vote the same shares by more than one method or vote multiple times with respect to the same shares using the same method, only the last-dated vote that is received will be counted, and each previous vote will be disregarded.

    Q:
    How do I vote if I am an employee participating in the Oshkosh Corporation Employee Stock Purchase Plan?

    A:
    If you are an employee of Oshkosh Corporation or one of our subsidiaries and participate in our Employee Stock Purchase Plan, the WHITE proxy card you receive with respect to the Plan indicates the aggregate number of shares of Common Stock credited to your account under that Plan as of [                          ], the record date for voting at the Annual Meeting. If you timely submit a proxy by mailing a proxy card, via the Internet or by telephone, your shares will be voted as you have directed.

    Q:
    Who counts the votes?

    A:
    The independent inspectors of election will tabulate the votes cast at the Annual Meeting.

    Q:
    Who should I call if I have questions about the Annual Meeting or need assistance voting?

    A:
    If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor, whose information is listed below:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders May Call Toll-Free (877) 750-9499
Banks and Brokers May Call Collect at (212) 750-5833

Background to the Icahn Group's Tender Offer and Proxy Solicitation

              On June 30, 2011, Mr. Icahn and certain of his affiliates filed a Schedule 13D with the SEC reporting a 9.51% ownership stake in the Company and indicating that Mr. Icahn intended to have conversations with the Company's management to discuss enhancing shareholder value.

              During the three-month period following the initial Schedule 13D filing, representatives of the Company's senior management, with the concurrence of our Board, had several conversations and in-person meetings with Mr. Icahn and his representatives. The Company's management engaged in these interactions hoping to learn Mr. Icahn's ideas for creating long-term value for the Company's shareholders and the basis for those ideas. Mr. Icahn and his representatives did not offer any concrete or consistent ideas over the course of these conversations and meetings.

•

•

PROXY STATEMENT

•

•

              In addition, on multiple occasions after the filing of the Icahn Group's initial Schedule 13D, Mr. Icahn requested that the Board waive the protections of Wisconsin's business combination statute to allow the Icahn Group to increase its ownership position. The Wisconsin business combination statute prohibits certain types of business combinations between a company and a 10% or greater shareholder if the company's board did not approve in advance the shareholder's acquisition of shares in excess of the 10% threshold. After each request, our Board decided, after careful consideration, that it was not in the best interests of the Company's other shareholders to waive the valuable protections of the Wisconsin statute without understanding Mr. Icahn's intentions for his investment in the Company and without alternative mechanisms to protect the interests of the Company's other shareholders.

Icahn Group's Proxy Solicitation for the 2012 Annual Meeting

              On October 27, 2011, Mr. Icahn told representatives of the Company's senior management that he would probably nominate six candidates for election at the 2012 Annual Meeting if the Board did not grant the Icahn Group a waiver under the Wisconsin business combination statute. On November 1, 2011, Mr. Szews contacted Mr. Icahn and one of his representatives to discuss the conditions under which the Board would waive the Wisconsin statute as requested by Mr. Icahn. Mr. Szews, at the direction of the Board, and Mr. Icahn attempted to negotiate a solution that would maintain the statutory protections, but Mr. Icahn refused to meet certain minimum conditions that the Board believed were essential to protect the interests of the Company's other shareholders.

              On November 4, 2011, Mr. Icahn delivered notice of an intent to nominate six candidates for election to the Company's thirteen-member Board at the Company's 2012 annual meeting of shareholders. Four of Mr. Icahn's six nominees were employees of Mr. Icahn or his affiliates.

              Over the course of the following three months, Mr. Icahn and the Icahn Group promoted diverse ideas for the Company, including a merger of the Company and Navistar International Corporation, of which Mr. Icahn was an approximately 10% shareholder, and a disposition of the Company's JLG business. Representatives of the Company discussed potential settlement arrangements with Mr. Icahn and his representatives that would give the Icahn Group Board representation in proportion to the size of its investment in the Company, but Mr. Icahn would not agree to terms that offered adequate protection, in our Board's view, to the Company's other shareholders.

              The Company held its 2012 annual meeting of shareholders on January 27, 2012. The Company's shareholders did not elect any of Mr. Icahn's six nominees to the Board.

Icahn Group's Tender Offer and Proxy Solicitation for the 2013 Annual Meeting

              On September 14, 2012, the Company hosted an Analyst Day where management disclosed the Company's target of doubling its adjusted earnings per share from continuing operations by fiscal 2015 to $4.00 - $4.50(1) compared to its then-current fiscal 2012 earnings per share expectations and described the Company's roadmap for achieving its target through the continued execution of the MOVE strategy, as further described in "Business Highlights" below.

              (1)          Non-GAAP results. See "Non-GAAP Financial Measures" in Attachment B to the accompanying Proxy Statement for reconciliation to GAAP results.

•

•

PROXY STATEMENT

•

•

              At a subsequent meeting with representatives of the Company, Mr. Icahn indicated his view that the value of the Company's shares was significantly in excess of the price per share offered in the Icahn Group's subsequent tender offer. Mr. Icahn then discussed various options he was considering, including commencing a tender offer and/or a proxy contest at the upcoming Annual Meeting or a demand for two Board seats and that the Board waive the protections of the Wisconsin business combination statute to allow him to purchase up to 20% of our outstanding Common Stock. Following the meeting with Mr. Icahn, the Board confirmed its view that granting the Icahn Group two Board seats and a waiver of the Wisconsin statute would not be in the best interests of the Company's other shareholders.

              On October 11, 2012, Mr. Icahn publicly announced his intention to commence a tender offer for any and all outstanding shares of Common Stock at a price of $32.50 per share and to nominate a slate of directors for election at the upcoming Annual Meeting. On October 17, 2012, the Icahn Group commenced the tender offer by filing a Schedule TO with the SEC.

              The tender offer is conditioned on, among other things:

  •
  the election of the entire slate of the Icahn Group's nominees at the Annual Meeting;

  •
  the Board redeeming our shareholder rights plan or otherwise making our shareholder rights plan inapplicable to the tender offer to permit the Icahn Group to consummate the tender offer without triggering our shareholder rights plan; and

  •
  the Board waiving the Wisconsin business combination statute to permit the Icahn Group to consummate the tender offer without triggering the statutory restrictions.

              The Icahn Group has stated that the purpose of the tender offer is to acquire any and all shares of Common Stock validly tendered and not properly withdrawn prior to the expiration date of the tender offer, thereby providing immediate liquidity at a premium for those shareholders choosing to tender their shares. The Icahn Group has also stated that if the Icahn Group's nominees are all elected at the upcoming Annual Meeting, it expects the new Board to spin off the Company's JLG business to the Company's shareholders.

              The tender offer is scheduled to expire at midnight, New York City time, on December 3, 2012, unless extended by the Icahn Group. The Icahn Group has stated that if, on the expiration date, at least 25% of the outstanding shares are validly tendered in the tender offer and not withdrawn, the Icahn Group will extend the offer, and so long as at least 25% of the outstanding shares remain tendered in the Offer, it will continue to extend the offer until the Annual Meeting.

              After careful consideration, including review of the terms and conditions of the tender offer in consultation with the Company's financial and legal advisors, our Board, by unanimous vote (with one director, who expressed full support for the Board's actions and determinations, absent from the meeting) at a meeting on October 25, 2012, determined that:

  •
  the tender offer is inadequate, undervalues the Company and is not in the best interests of the Company and its shareholders;

  •
  the Board would recommend that shareholders reject the tender and not tender their shares of Oshkosh Common Stock into the offer; and

•

•

PROXY STATEMENT

•

•

  •
  it was in the best interests of the Company and its shareholders to adopt a shareholder rights plan with a duration of one year and a "flip in" threshold of 10% (15% for Schedule 13G filers).

              In reaching these conclusions, our Board took into consideration, among other things, the factors set forth in the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on October 26, 2012, as amended, which is available on the SEC's website at www.sec.gov. Among the specific reasons cited in the Company's Schedule 14D-9 for recommending that shareholders reject the Icahn Group offer are the following views of the Board:

  •
  the Company's MOVE strategy, which targets approximately doubling adjusted earnings per share from continuing operations to $4.00 - $4.50 by fiscal 2015, will deliver substantially greater value for shareholders than the tender offer;

  •
  the lowball tender offer price does not offer a compelling premium, and the offer is an opportunistic attempt by the Icahn Group to buy shares of Common Stock when shareholders could make a lot more money holding onto them;

  •
  the Company's current management team and Board have the right experience and a deeper understanding of the Company and its markets and are far more capable than Mr. Icahn of leading the Company forward, especially in light of Mr. Icahn's poor track record of "ideas" for the Company since his initial investment which include advocating at various times that the Company either merge with Navistar or sell JLG, as pursuing either course would have been a mistake — even disastrous — for the Company: Navistar's stock price dropped sharply this year, from a 52-week high of $48.18 on February 3, 2012 to a low of $18.59 on October 25, 2012, and JLG's operating income, on the other hand, increased 251% to $229.2 million, or 7.9% of sales, in fiscal 2012 compared to $65.3 million, or 3.2% of sales, in the prior year; and

  •
  the tender offer is coercive and provides no protection for shareholders who do not tender.

A more detailed description of the background of the Icahn Group's tender offer and our Board's reasons and recommendations regarding the tender offer can be found in the Company's Schedule 14D-9, and the various press releases and investor presentations that it incorporates by reference, which are all available on the SEC's website at www.sec.gov.

IMPORTANT

YOUR VOTE IS EXTREMELY IMPORTANT. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, we urge you to sign, date and mail the enclosed WHITE proxy card to vote "FOR" the election of the thirteen Oshkosh director nominees, or use the WHITE proxy card to vote by telephone or by Internet.

We urge you NOT to sign or return any proxy card sent to you by the Icahn Group. Only your latest dated, signed proxy card will be counted, and any proxy card you sign for any reason could invalidate previous WHITE proxy cards sent by you to support your Board. If you have already sent a proxy to the Icahn Group, you may revoke that proxy and vote for the election of our Board's thirteen director nominees by signing, dating and mailing the enclosed WHITE proxy card. You may also vote over the Internet using the Internet address on the WHITE proxy card or by

•

•

PROXY STATEMENT

•

•

telephone using the toll-free number on the WHITE proxy card or, if you are a street name holder, by following the instructions on your WHITE voting instruction form.

Additional Information Regarding the Annual Meeting

Additional Matters to Come Before the Annual Meeting

              Pursuant to our By-Laws, written notice by shareholders of qualifying nominations for election to our Board of Directors must have been received by our Secretary by October 28, 2012. We did not receive any such nominations other than the nominations from the Icahn Group, and no other nominations for election to our Board may be made by shareholders at the Annual Meeting. Management knows of no matters other than those stated which are likely to be brought before the Annual Meeting. However, in the event that any other matter properly shall come before the meeting, it is the intention of the persons named in the forms of proxy to vote the shares represented by each such proxy in accordance with their judgment on such matters.

Shareholders Intending to Present Business at the 2014 Annual Meeting

  Shareholder Proposals

              All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") for presentation at the 2014 Annual Meeting must be received at our offices located at P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, by [                          ], 2013 for inclusion in the proxy statement for our 2014 Annual Meeting.

  Shareholder Director Nominations; Other Business

              A shareholder who intends to present business, other than a shareholder's proposal pursuant to Rule 14a-8, or nominate a director at the 2014 Annual Meeting must comply with the requirements set forth in our By-Laws. Among other things, a shareholder must give written notice to our Secretary not less than 45 days and not more than 70 days prior to the first anniversary of the date on which we first made the proxy materials for our 2013 Annual Meeting available to shareholders. Therefore, since we anticipate making this Proxy Statement available on [                          ], we must receive notice of a shareholder's intent to present business, other than pursuant to Rule 14a-8, or nominate a director at the 2014 Annual Meeting no sooner than [                          ], 2013, and no later than [                          ], 2013.

              If the notice is received after [                          ], 2013, then we are not required to present such proposal at the 2014 Annual Meeting because the notice will be considered untimely. If our Board of Directors chooses to present such a shareholder's proposal submitted after [                          ], 2013 at the 2014 Annual Meeting, then the persons named in proxies solicited by our Board of Directors for the 2014 Annual Meeting may exercise discretionary voting power with respect to such proposal.

              The Governance Committee will consider individuals recommended by shareholders for nomination as a director for available seats on our Board if the shareholder complies with the additional procedures for recommendations described under "Governance of the Company — Governance Committee."

•

•

PROXY STATEMENT

•

•

Delivery of Proxy Materials

              Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on [                           ], 2013. The Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2012 Annual Report are also available online at www.eproxyaccess.com/osk.

              Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Annual Report to Shareholders and Proxy Statement. Upon written or oral request, we will promptly deliver a separate copy of the Annual Report to Shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify us of their requests by calling or writing Ms. Margaret Wacholtz, Oshkosh Corporation, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, (920) 235-9151 ext. 22889.

Proxy Solicitation Matters

              We will bear the cost of soliciting proxies, including preparing, printing and mailing this Proxy Statement. Proxies may be solicited personally, by email, by mail or by telephone by certain of our directors, officers, regular employees or representatives. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. Attachment A sets forth information relating to our director nominees as well as certain of our directors, officers and employees who are considered "participants" in our solicitation under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder by reason of their position as directors or director nominees of our Company or because they may be soliciting proxies on our behalf. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of Oshkosh's Common Stock. Additionally, we have retained Innisfree M&A Incorporated ("Innisfree"), a proxy solicitation firm, to assist us in connection with soliciting proxies for the Annual Meeting and in connection with our communications with our shareholders in connection with the Icahn Group's tender offer, at a fee not to exceed $ [                          ], plus reimbursement of out-of-pocket expenses. We expect that Innisfree will engage approximately [                          ] employees to assist us in connection with soliciting proxies for the Annual Meeting. In addition, we have agreed to indemnify Innisfree and certain related persons against certain liabilities relating to or arising out of the engagement. Our aggregate expenses related to our solicitation of proxies for the Annual Meeting in excess of those normally spent for an annual meeting of our shareholders as a result of the Icahn Group's tender offer and proxy contest, excluding salaries and wages of our regular employees, are expected to be approximately $ [                          ], of which approximately $[                          ] has been spent to date. These solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel to advise us in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and the costs of retaining an independent inspector of election.

*    *    *    *

•

•

PROXY STATEMENT

•

•

              We are not responsible for the accuracy of any information provided by or relating to the Icahn Group contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Icahn Group or any other statements that the Icahn Group may otherwise make. The Icahn Group chooses which of our shareholders will receive their proxy solicitation materials.

•

•

SUMMARY INFORMATION

•

•

              To assist you in reviewing the proposals to be acted upon, including the election of directors and the non-binding advisory vote to approve named executive officer compensation, we call your attention to the following information about our fiscal 2012 financial performance and key executive compensation actions and decisions. The following description is only a summary. For more complete information about these topics, please review our 2012 Annual Report and the complete Proxy Statement.

Business Highlights

Our MOVE Strategy

              Last year, we first introduced the Company's MOVE strategy to shareholders. This strategy is the culmination of a strategic planning process supported by a globally recognized consulting firm to develop a roadmap to lead the Company from a deep recession in its markets and through an upcoming U.S. defense spending downturn and still target delivery of outstanding value for shareholders. This process also included a comprehensive review of all strategic alternatives available to the Company, which the Company has regularly updated since the development of the MOVE strategy. Our Board believes, and third parties have recognized, that operation of the Company pursuant to the MOVE strategy will deliver substantial value for all the Company's shareholders.

Industry Leading Brands(1)
Access Equipment Fire Apparatus Airport Products Defense TWV(2) Concrete Mixers Refuse Collection	#1 Global #1 Global #1 Global #1 Global #1 Americas #1 Americas
(1)
Adjusted earnings per share excludes net of tax restructuring related charges of $0.13, performance share valuation adjustments of $0.05, charges associated with the curtailment of pension and other postretirement benefits plans of $0.02, costs incurred in connection with a proxy contest of $0.05 and discrete tax benefits of $0.49 from GAAP reported earnings per share of $2.51. E = Company estimate for fiscal 2015.
(1)
Based on Company Estimates

(2)
Oshkosh Defense is the leading supplier of heavy and medium tactical wheeled vehicles for the U.S. Armed Services.

•

•

SUMMARY INFORMATION

•

•

              At its recent Analyst Day held on September 14, 2012, the Company outlined a detailed roadmap for achieving the Company's target of approximately doubling adjusted earnings per share from continuing operations to $4.00 – $4.50 by fiscal 2015 compared to fiscal 2012 expectations through the continued execution of the MOVE strategy. The four key components of the MOVE strategy include:

      Market Recovery and Growth. The Company expects to continue to capture market share and benefit in a market recovery. The recovery from a deep economic downturn is evident in the Company's non-defense businesses and is expected to significantly overcome the expected downturn in the Company's defense business. The Company is estimating a 10% compound annual growth rate in non-defense revenue from fiscal 2012 through fiscal 2015 assuming just a modest recovery. More importantly, the Company believes that even this modest market recovery expectation from fiscal 2012 to fiscal 2015 represents a $220 million operating income opportunity in its non-defense businesses. It is also notable that the Company's growth targets assume a baseline amount of defense sales (i.e., existing contracts and programs), and any new defense contracts won by the Company would offer additional upside to these estimates.

      Optimize Cost and Capital Structure. The Company is aggressively attacking its costs and targeting 250 basis points of incremental consolidated operating income margin by fiscal 2015 compared to fiscal 2011. The Company expects to achieve this increase in consolidated operating income margin solely through product, process and overhead cost reductions. The Company's targeted increase in consolidated operating income margin is not dependent on sales volume increases, and the Company intends to realize this increase without negatively affecting the Company's customers or brands. In addition, the Company has recently announced substantial changes to its employee benefit plans to reduce cash flow and expense volatility, including transitioning from defined benefit to defined contribution savings plans for salaried employees, reducing supplemental executive retirement plan benefits by more than 30% and eliminating post-employment health benefits for current salaried employees.

      Value Innovation. The Company seeks to expand sales and margins by leading its core markets in the introduction of new or improved products and new technologies. The Company expects value innovation to drive approximately $350 million of incremental annual revenue by fiscal 2015 compared to fiscal 2012.

      Emerging Market Expansion. Sales outside of the United States rose to 22% of the Company's sales in fiscal 2012, up from 17% in fiscal 2011. The Company is aiming to derive greater than 25% of its revenues from outside of the United States by fiscal 2015, and 30% by fiscal 2016. The Company expects these goals to be achieved through, among other things, expanding sales, service and manufacturing operations; forward deploying business development professionals for the Company's defense segment; developing products for global markets; and leveraging international facilities across the Company's business segments.

•

•

SUMMARY INFORMATION

•

•

Our Company Made Remarkable Progress with the MOVE Strategy in Fiscal 2012

              The Company raised its fiscal 2012 performance outlook several times during fiscal 2012 as its execution of the MOVE strategy delivered tangible results. In fact, the Company beat Wall Street consensus earnings estimates in each quarter of fiscal 2012. In the fourth quarter of fiscal 2012, the Company delivered adjusted consolidated operating income of $110.4 million and adjusted earnings per share of $0.65, compared to adjusted operating income of $87.4 million and adjusted earnings per share of $0.50 in the fourth quarter of fiscal 2011. The results from the fourth quarter of fiscal 2012 reflect improved operating income margins in each of the Company's segments. In addition, the Company now expects an annualized 62 basis point benefit to operating income margin for fiscal 2013 from optimizing cost initiative ("O" of MOVE) actions implemented in fiscal 2012. This represents an increase from the Company's estimate of 60 basis points on September 14, 2012. In fiscal 2012, the MOVE strategy also delivered results in:

  •
  Capturing Access Equipment Market Recovery. The Company's access equipment segment net sales increased 42.3% to $2.92 billion in fiscal 2012 compared to fiscal 2011. Sales to external customers totaled $2.79 billion in fiscal 2012, a 43.7% increase compared to fiscal 2011. The segment realized double-digit sales increases in all regions of the world and across all product lines, generally as a result of replacement of aged equipment in North America and parts of Europe, as well as economic growth and increased product adoption in emerging markets. Access equipment operating income margins increased from 3.2% in fiscal 2011 to 7.9% in fiscal 2012.

  •
  Responding to Business Environment, Exiting Underperforming Businesses and Improving Profitability. Management is proactively addressing the Company's business environment. The Company is executing its plan to address lower expected defense spending. As part of this plan, in October 2012, the Company announced the layoff of 450 employees and 40 contractors in January 2013. The Company was awarded a Joint Light Tactical Vehicle Engineering and Manufacturing Development Award in August 2012. The Company remains focused on exiting underperforming non-core businesses, including the recent decisions to exit the ambulance and mobile medical businesses. The Company's FMTV program was profitable throughout fiscal 2012. The Company modified many of its benefit plans as described above. Results reflect these and other proactive steps as adjusted operating income margins improved in each of the Company's segments in the fourth quarter of fiscal 2012.

  •
  Increasing International Sales. The Company's international sales increased 38% in fiscal 2012 compared to fiscal 2011. Importantly, the Company added business development, sales and service professionals in multiple global markets in fiscal 2012 to attain its global expansion targets. The Company announced a contract to produce 750 M-ATVs for the United Arab Emirates for sale and delivery in fiscal 2013 as a result of these actions.

  •
  Accelerating Oshkosh Operating System Deployment. The Company is accelerating its launch of the Oshkosh Operating System, a customer-centric, lean business system that provides the employee training and processes for the Company to effectively serve its external and internal customers, while creating and sustaining a lean cost structure. Oshkosh has fully embraced "strategy deployment," a methodology for developing breakthrough objectives and action plans, with rigorous monthly assessment of scorecards

•

•

SUMMARY INFORMATION

•

•

    to measure progress and timely implement countermeasures to assure a higher probability of achieving its breakthrough MOVE objectives.

  •
  Exercising Prudent Capital Allocation. The Company maintains a responsible leverage ratio and commenced a prudent approach to share repurchases in fiscal 2012, acquiring approximately 550,000 shares after reinstituting a share repurchase plan in August 2012. The Company's strategy of maintaining a solid balance sheet will allow it to be opportunistic as it evaluates future capital allocation alternatives to enhance shareholder value, including reinvesting in the core business, taking advantage of potential external growth opportunities, and/or further return of capital to shareholders. A recent example of this strategy was our November 16, 2012 announcement of our plans to repurchase up to $300 million of shares of our common stock over the next 12 to 18 months, with at least $75 million to be repurchased over the next three months. In conjunction with the $300 million targeted share repurchases, the Board of Directors increased the number of shares authorized for repurchase to 11 million, or approximately 12% of the Company's outstanding shares as of September 30, 2012. We expect to fund these planned share repurchases through a combination of cash on hand and expected cash flow from operations.

Compensation Highlights

              We believe that our existing compensation programs have been effective at motivating our key executives, including our executive officers, to achieve superior performance and results for our company, effectively aligning compensation with performance results, giving our executives an ownership interest in our Company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors. Fiscal year 2012 performance is an example of meeting these needs: overachieving on an aggressive operating income target and continuing to build and retain a talented executive team.

              With our core compensation principles in mind, the compensation actions that the Human Resources Committee of the Board of Directors took in fiscal year 2012 included the following:

  •
  structuring our annual cash incentive awards for fiscal year 2012 with aggressive operating income targets that supported MOVE earnings per share targets;

  •
  accepting management's recommendation to approve no base salary increase for the Chief Executive Officer for fiscal year 2012, to defer base salary increases for other executive officers until January 2012 and to implement base salary increases for executive officers (other than the CEO) effective at that time due to the executive team's performance, but to limit those increases to 2% (compared to 3% average increases among companies included in the executive compensation database that we use) due to the difficult market and cost pressure conditions that existed for our company;

  •
  modifying the mix of equity compensation awards to emphasize restricted stock to increase the shareholdings of our executives;

  •
  accepting the recommendation of our Chief Executive Officer to decline long-term equity awards in September 2012 for the third straight year (September 2010, September 2011 and September 2012) so that we could provide retention awards to key executives and senior

•

•

SUMMARY INFORMATION

•

•

    managers in September 2010 and September 2012 and make prudent awards in recognition of performance to our named executive officers (other than Mr. Szews) and other officers in all three years to support higher returns for our shareholders;

  •
  maintaining the structure of our long-term incentive equity awards generally with the objective of providing compensation around the 50th percentile;

  •
  for many salaried employees, freezing benefits under both our qualified and non-qualified defined benefit retirement plans effective December 31, 2012 and in the future providing benefits to impacted employees under new, qualified and non-qualified defined contribution plans;

  •
  eliminating post-employment healthcare benefits for our current salaried employees;

  •
  continuing to significantly limit the payout amount under new severance agreements that we enter into with our executive officers;

  •
  continuing to limit the number and value of perquisites; and

  •
  implementing new health care plan options to mitigate escalating medical expenses.

Compensation actions like those described above evidence our philosophy of aligning executive compensation with our Company's performance and increasing long-term shareholder value. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance and results and generate greater value for our shareholders. The MOVE objectives will continue to influence these decisions.

•

•

GOVERNANCE OF THE COMPANY

•

•

Proposal 1: Election of Directors

Background to Board's Recommendation for Director Nominees

              Our Board of Directors has nominated thirteen directors for election at the Annual Meeting to hold office until the next annual meeting and the election of their successors. Each nominee has agreed to be named in this Proxy Statement and to serve on our Board of Directors if elected. All nominees are expected to attend the Annual Meeting this year. All nominees then serving as directors attended the Annual Meeting last year.

              The selection of nominees to stand for election to our Board is the result of a robust process that is guided by our Board's commitment to the long-term strategy of continually strengthening the skill, experience and diversity of our Board. Our Board recognizes that it must have the skills and experience needed to meet the challenges that our diverse business presents. During fiscal 2012, our Board reached out to shareholders to get their suggestions for ways to improve our Board. Specifically, our Board sought shareholder opinions on what skill sets they consider key for members of our Board. Our Board considered the responses as it conducted searches for directors. The candidates that our Board has nominated this year bring significant relevant experience, developed in varied environments utilizing the skills and expertise that have made them successful business leaders. As a result, our Board's director nominees have demonstrated that they are prepared to contribute to our Board and represent the interests of our shareholders.

              Since 2008, we have bolstered our Board with the addition of six new independent directors who have brought valuable and varied experience in distinct and critical areas of our businesses, providing a fresh perspective on our Board. We added three of these new independent directors in the past eighteen months. In 2008, we strengthened our Board's finance experience by adding Mr. Craig P. Omtvedt, Chief Financial Officer of Fortune Brands, Inc., a leading consumer products company (now known as Beam Inc.). In 2010 and 2011, we enhanced our Board's defense industry expertise by selecting Gen. (Ret.) William S. Wallace and Lt. Gen. (Ret.) Leslie F. Kenne, who are retired generals in the United States Army and Air Force, respectively. In 2011, we added Messrs. Peter B. Hamilton and Duncan J. Palmer, each of whom currently serves as Chief Financial Officer of a publicly traded company and brings an extensive financial background to our Board. In 2012, after seeking the input of several of our significant shareholders, our Board nominated and our shareholders elected Mr. John S. Shiely, the former Chairman and Chief Executive Officer of Briggs & Stratton Corporation, at the 2012 Annual Meeting. Mr. Shiely brings extensive public company leadership experience as well as legal and administrative experience to our Board. A complete description of the skills, experience, backgrounds and attributes of these outstanding professionals is set forth on pages 26 – 40 of this Proxy Statement.

              This year, your Board is proposing another new nominee for election at the Annual Meeting who will be the seventh new independent director since 2008, Stephen D. Newlin. Mr. Newlin is Chairman, President and Chief Executive Officer of PolyOne Corporation, a premier provider of specialized polymer materials, services and solutions, with operations in specialty polymer formulations, color and additive systems, polymer distribution and specialty vinyl resins. It is also a highly specialized developer and manufacturer of performance enhancing additives, liquid colorants, and fluoropolymer and silicone colorants. It is NYSE-listed, and its 2011 revenues approached $3 billion. After joining PolyOne in 2006, Mr, Newlin led PolyOne in a comprehensive transformation that changed the company from a low-margin commodity compounder into a thriving specialty formulator that generates profitable growth

•

•

GOVERNANCE OF THE COMPANY

•

•

through innovative customer solutions. Mr. Newlin fundamentally improved the corporation through a series of divestures, strategic acquisitions, operational efficiencies, commercial investments and global expansion. Mr. Newlin is a Board nominee in the place of Harvey N. Medvin who is retiring from our Board at the Annual Meeting after having served as a director since 2004. SpencerStuart recommended Mr. Newlin to the Governance Committee as a well-qualified and credentialed candidate to serve on our Board following a national search. The Governance Committee recommended Mr. Newlin for election to the Board following its review of his qualifications in light of the criteria in our Corporate Governance Guidelines, the minimum qualifications that the Board and Governance Committee have established and personal interviews with Mr. Newlin. In addition, SpencerStuart completed thorough reference checks on Mr. Newlin, and we completed thorough background checks on Mr. Newlin through Kroll, a third party employment background screening firm.

Director Criteria, Background and Experience

              Our Board defines the personal and professional qualifications that nominees to our Board must demonstrate to be nominated to serve on our Board. These criteria are described in detail on the Investors page of our website (select Corporate Governance on the Investors page and then selecting Governance Committee).

              The Governance Committee is tasked with evaluating all current directors and conducting a robust search to identify those potential additional nominees with the skills and qualifications needed to ensure that the long-term strategy for the composition of our Board is met. Each potential candidate for nomination is thoroughly vetted against the skills and qualifications that all nominees must possess, with attention to particular competencies recommended to ensure that we will continue to have a board able to serve the interests of the shareholders of a global company with a diverse product line and customer base. Following the biographical summaries for each director is a chart that shows some of the skills and qualifications our Board considers when identifying potential nominees for election to our Board.

              The candidates that our Board has nominated this year each exceed the minimum qualifications established by our Board and Governance Committee. The professional experience of our Board's nominees is relevant to our business operations and strategy. Our Board's nominees offer the wisdom, leadership and continuity that our company needs at this critical time and into the future. Our Board's nominees have exhibited high personal and professional ethics, integrity and values; vision and long-term strategic perspective; experience in our industries or similar industries; experience with regulatory and government processes; practical judgment and excellent decision-making skills; all of which are necessary for a high functioning board of directors. Their experience is diverse as are their backgrounds and education. Importantly, each has confirmed that he or she has the ability to devote the significant time needed to serve on our Board and its committees and to work in a collaborative manner with our other Board members. Finally, each of our Board's nominees has demonstrated a commitment to represent the long-term interests of all our shareholders.

              Our Board's nominees are: Richard M. Donnelly, Michael W. Grebe, Peter B. Hamilton, Kathleen J. Hempel, Leslie F. Kenne, J. Peter Mosling, Jr., Stephen D. Newlin, Craig P. Omtvedt, Duncan J. Palmer, John S. Shiely, Richard G. Sim, Charles L. Szews and William S. Wallace. Their biographical information is set forth on pages 26 – 40 of this Proxy Statement.

•

•

GOVERNANCE OF THE COMPANY

•

•

              If for some reason any of our Board's nominees is unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by our Board and, unless you indicate otherwise on the WHITE proxy card, your shares will be voted in favor of our Board's remaining nominees. If any substitute nominees are designated by our Board, we will file supplemental proxy materials that, as applicable, identify the substitute nominees, disclose that such nominees have consented to being named in the supplemental proxy materials and to serve if elected, and include certain biographical and other information about such nominees required by SEC rules.

              Pursuant to our By-Laws, written notice by shareholders of qualifying nominations for election to our Board of Directors must have been received by our Secretary by October 28, 2012. We did not receive any such notice of nominations other than the notice of nominations from the Icahn Group, and shareholders may not make other nominations for election to our Board at the Annual Meeting.

Board Recommendation

              Our Board recommends that our shareholders vote FOR the election of the thirteen nominees listed above. The recommendation of our Board is based on its carefully considered judgment that the skills, experience, backgrounds and attributes of our Board's nominees make them the best candidates to serve on our Board.

              The name, age, principal occupation and length of service of each of our Board's nominees for election to our Board of Directors, together with certain other biographical information and information regarding attributes, qualifications, experience and knowledge that led our Board of Directors to conclude that the nominee should serve or continue to serve as a director of our company, are set forth below.

              In addition to the biographical information set forth on pages 26 – 40 of this Proxy Statement, Attachment A sets forth information relating to our Board's director nominees as well as certain of our directors, officers and employees who are considered "participants" in our solicitation under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder by reason of their position as directors or director nominees of our company or because they may be soliciting proxies on our behalf.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BOARD'S THIRTEEN NOMINEES FOR DIRECTOR LISTED ABOVE ON THE ENCLOSED WHITE PROXY CARD.

              We urge you to vote for the nominees that our Board proposed by using only the enclosed WHITE proxy card and not to sign or return or vote any proxy card sent to you by the Icahn Group. If you have already voted using a proxy card sent to you by the Icahn Group, you can revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement.

              The Icahn Group has conditioned its unsolicited tender offer for shares of Oshkosh stock upon the election of the Icahn Group's slate of director nominees to your Board in its entirety at the Annual Meeting and has stated its intention to propose thirteen alternative director nominees for election at the

•

•

GOVERNANCE OF THE COMPANY

•

•

Annual Meeting. Because your Board of Directors unanimously recommends that you REJECT THE ICAHN GROUP'S OFFER and URGES YOU NOT TO TENDER your shares pursuant to the offer, we also urge you to REJECT all the Icahn Group's thirteen director nominees. In rejecting the Icahn Group's unsolicited tender offer, our Board conducted a thorough review of the offer, including its terms and conditions, in consultation with our company's financial and legal advisors. The Board unanimously determined (1) that the tender offer is inadequate, undervalues our company and is not in the best interests of our company and its shareholders and (2) that the Board would recommend that shareholders reject the tender offer and not tender their shares of Oshkosh Common Stock into the tender offer. The Board's reasons for the recommendation regarding the Icahn Group's tender offer are contained in the company's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on October 26, 2012, as amended. The Schedule 14D-9 and related filings are available at no charge on the SEC's website at www.sec.gov. We urge you to read the Schedule 14D-9 (including any amendments and supplements thereto) and the documents incorporated therein, because these documents contain important information regarding the Icahn Group's tender offer and the Board's recommendation against such offer. Among the specific reasons cited in the company's Schedule 14D-9 for recommending that shareholders reject the Icahn Group offer are the following views of the Board:

  •
  our company's MOVE strategy, which targets approximately doubling adjusted earnings per share from continuing operations to $4.00 – $4.50 by fiscal 2015, will deliver substantially greater value for shareholders than the tender offer;

  •
  the lowball tender offer price does not offer a compelling premium, and the offer is an opportunistic attempt by the Icahn Group to buy shares of Common Stock when shareholders could make a lot more money holding onto them;

  •
  our company's current management team and Board have the right experience and a deeper understanding of our company and its markets and are far more capable than Mr. Icahn of leading our company forward, especially in light of Mr. Icahn's poor track record of "ideas" for our company since his initial investment which include advocating at various times that our company either merge with Navistar or sell JLG, as pursuing either course would have been a mistake — even disastrous — for our company: Navistar's stock price dropped sharply this year, from a 52-week high of $48.18 on February 3, 2012 to a low of $18.59 on October 25, 2012, and JLG's operating income, on the other hand, increased 251% to $229.2 million, or 7.9% of sales, in fiscal 2012 compared to $65.3 million, or 3.2% of sales, in the prior year; and

  •
  the tender offer is coercive and provides no protection for shareholders who do not tender.

              In addition, we believe that the Icahn Group's hand-picked nominees may have conflicts of interests if elected to the Board. Twelve of the thirteen candidates nominated by the Icahn Group are either directors or employees of the Icahn Group or entities controlled by the Icahn Group or are repeat nominees of the Icahn Group from previous proxy contests waged by the Icahn Group. Ten of the thirteen Icahn Group nominees currently serve as officers and/or directors of, and therefore owe fiduciary duties to, members of the Icahn Group or affiliates of the Icahn Group.

              Our Board believes that none of the Icahn Group's nominees who serve on boards of directors of, or are employed by, Icahn Group affiliates are in a position to exercise independent judgment on behalf of Oshkosh and its shareholders, or to serve as directors of Oshkosh without having irreconcilable conflicts of interest between their duties to the Icahn Group and their duties to Oshkosh's other

•

•

GOVERNANCE OF THE COMPANY

•

•

shareholders. Almost none of the Icahn Group's nominees, and a clear minority of them, can claim that they are in a position to act independently of the Icahn Group's interests and properly exercise their fiduciary duties that they would owe to Oshkosh's shareholders if they were elected to the Board.

              We believe the Icahn Group nominees' ability to fairly and impartially evaluate the Icahn Group's tender offer and Mr. Icahn's other "ideas" for our company — such as a spin-off of JLG — would be irreconcilably conflicted by their relationship with the Icahn Group. For our Board to fairly evaluate all strategic directions open to our company — including the continuation of the MOVE strategy — we believe it would be in the best interests of Oshkosh shareholders if Oshkosh's directors are not associated in any way with the Icahn Group.

              The Icahn Group's offer materials state that if the Icahn Group's slate of director nominees is elected to your Board in its entirety at the Annual Meeting, the Icahn Group expects the new Board, in a manner consistent with its fiduciary duties, to spin off Oshkosh's JLG access equipment business to Oshkosh's shareholders, without providing any support for his conclusion that a spin-off of JLG would create value for Oshkosh shareholders. Indeed, the Icahn Group has described the spin-off of JLG as "the cornerstone" of its business strategy for Oshkosh. Last year, our company discussed with its shareholders how the Board carefully analyzed alternatives for JLG and concluded they did not create value for our shareholders, and the Board believes this conclusion has been proven correct. The Board's conclusion has not changed this year following multiple further reviews of JLG alternatives — the Board continues to believe that the best path forward for Oshkosh and its shareholders is executing the MOVE strategy. Our company's four segments, in some way, all share common customers and distribution channels, leverage common components and suppliers, utilize common technologies and manufacturing processes and share manufacturing and distribution facilities resulting in our company being an integrated specialty vehicle manufacturer. In particular, and among other things:

  •
  Our company's product offerings provide extensive opportunities for bundling of products for sale to customers, co-location of manufacturing, leveraging purchasing power and sharing technology within and between segments.

  •
  We have combined our company's strategic purchasing teams globally into a single organization led by an externally recruited Chief Procurement Officer to capture our company's full purchasing power across all of our businesses and to promote low cost country sourcing.

  •
  We have created a quality management system to drive enhanced quality throughout all of our businesses resulting in satisfied customers and a lower cost of quality.

  •
  We have launched and leveraged the Oshkosh Operating System ("OOS") to create common practices across our company to enhance performance. The OOS is a system of doing business that is focused on serving and delighting customers by utilizing continuous improvement and lean practices.

              If Mr. Icahn had proposed an alternative that created greater value than our company's current strategy, the Board would have been open to exploring that alternative. However, he has failed to do so.

•

•

GOVERNANCE OF THE COMPANY

•

•

RICHARD M. DONNELLY
Age: 69	Oshkosh Committees:	Former Public Directorships:
Director Since: 2001	• Human Resources	• Detroit Diesel Corporation
• Honsel International Technologies S.A.
• Isuzu Limited
• Brown & Sharpe
• Capstone Turbine

              From 1961 until his retirement in 1999, Mr. Donnelly held various positions with General Motors Corporation, a manufacturer of motor vehicles, including most recently as President and Group Executive of General Motors, Europe, a division of General Motors Corporation. From 2000 through September 2009, Mr. Donnelly served as an Industrial Partner at RHJ International, a Belgian private equity holding company, where he was responsible for acquiring, managing and selling companies in RHJ International's automotive supply portfolio. Since July 2011, Mr. Donnelly has served as an advisor for Celerant Consulting, a business consulting firm based in London, England. He is past Chairman of the Board of Niles Co., Ltd. of Japan, a global switch and sensor supplier, and Honsel International Technologies S.A. of Brussels, Belgium, a global supplier of light alloy castings. Mr. Donnelly has served as our independent Chairman of the Board since our 2011 Annual Meeting of Shareholders.

              Mr. Donnelly's prior service as a director of our company, extensive experience in the automotive industry, expertise in motor vehicle manufacturing and supply markets, expertise in lean, experience in the private equity industry with buying undervalued companies and selling such companies at a profit upon implementing strategic, positive changes and international experience bring our Board key knowledge and insight considering the markets that our company serves, the challenges that we face and our international growth objectives.

Skills and Qualifications

Executive Leadership — President and Group Executive of General Motors Corporation, Europe, senior executive overseeing $25 billion enterprise. With RHJ International, Mr. Donnelly was the executive responsible for a portfolio of companies operating throughout the world.

Industry Experience — Senior executive focused on the automotive and related industries whether directly for an automotive company or with suppliers to the automotive industries.

International Business — Director and chairman of global manufacturing firms based in Asia. Led European operations for world's largest automotive company.

M&A and Restructuring — Partner responsible for a global automobile supply portfolio for a European-based private equity company. Senior executive and board member for large automotive companies.

Corporate Governance — Director and chair of the board of a global manufacturing company.

•

•

GOVERNANCE OF THE COMPANY

•

•

Talent Acquisition & Development — Oshkosh Human Resources Committee chair.

Corporate Governance — Committee member and chair, director and board chair for publicly traded companies.

Operational/Manufacturing — Executive director leading lean manufacturing.

Technology and Innovation — Senior executive overseeing product development for global manufacturing company.

•

•

GOVERNANCE OF THE COMPANY

•

•

MICHAEL W. GREBE
Age: 72	Oshkosh Committees:
Director Since: 1990	• Governance

              Mr. Grebe currently serves as President and Chief Executive Officer of the Lynde and Harry Bradley Foundation, a private foundation based in Milwaukee, a position he has held since 2002. Mr. Grebe was a partner practicing corporate law in the national law firm of Foley & Lardner LLP from 1977 until his retirement in 2002. Mr. Grebe also served as Chairman and Chief Executive Officer of Foley & Lardner LLP from 1994 until 2002.

              Mr. Grebe's prior service as a director of our company including for several years as Presiding Director, his general legal expertise, his corporate governance experience, his management experience and his experience in politics bring our Board insight and guidance on governmental and regulatory matters that our company may face.

Skills and Qualifications

Executive Leadership — Chairman and Chief Executive officer of major national corporate law firm.

International Business — Corporate law practitioner extensively involved in advising multi-national corporations with respect to cross-border corporate transactions.

Industry Experience — Corporate law practitioner and Chairman and Chief Executive officer of major national corporate law firm involved in state and federal governmental and political matters.

Regulatory Experience — Corporate law practitioner extensively involved in advising multi-national corporations with respect to state and federal regulatory compliance matters.

Corporate Governance — Corporate law practitioner extensively involved in advising multi-national corporations with respect to corporate governance issues as well as director and chair of the Governance Committee.

•

•

GOVERNANCE OF THE COMPANY

•

•

PETER B. HAMILTON
Age: 66	Oshkosh Committees:	Public Directorships:
Director Since: 2011	• Audit	• Spectra Energy Corp.
	• Human Resources	• SunCoke Energy, Inc.

              Mr. Hamilton currently serves as Senior Vice President and Chief Financial Officer of Brunswick Corporation, a leading global designer, manufacturer and marketer of recreational products, a position he has held since 2008. Mr. Hamilton served as Vice Chairman of the Board of Directors of Brunswick Corporation from 2000 until 2007, during which period he served in various operating positions; as Executive Vice President and Chief Financial Officer of Brunswick Corporation from 1998 to 2000; and as Senior Vice President and Chief Financial Officer of Brunswick Corporation from 1995 to 1998. Prior to joining Brunswick Corporation, Mr. Hamilton served in various positions at Cummins Inc., including Chief Financial Officer, General Counsel and Secretary. Prior thereto, Mr. Hamilton was a partner in a Washington, D.C. law firm, held a number of senior positions in the U.S. federal government and was an officer in the U.S. Navy. Mr. Hamilton is also a director of Spectra Energy Corp. and SunCoke Energy, Inc.

              Mr. Hamilton's extensive experience serving in leadership positions with manufacturing companies, board of directors experience, accounting and financial expertise, including his service as a division president, chief financial officer, general counsel and legal and military experience bring our Board knowledge and insight into overseeing and evaluating the management of our financial and strategic operations.

Skills and Qualifications

Executive Leadership — Senior executive leading the financial and legal departments, and operating divisions, of publicly traded companies.

Finance — Experienced Chief Financial Officer of publicly traded companies.

Corporate Governance — Experienced director of large New York Stock Exchange traded companies. General Counsel of publicly traded company.

Marketing and Sales — Senior executive positions with leading recreational products company.

Industry Experience — Experienced senior executive with large engine supplier to automotive vehicle industry. Officer in U.S. Navy, and General Counsel of U.S. Air Force.

Regulatory Experience — Experienced corporate law practitioner both as senior in-house attorney and law firm partner. Senior level member of U.S. government departments.

Operational/Manufacturing Experience — President of operating divisions of New York Stock Exchange Company.

International Experience — Senior executive of global companies.

M&A and Restructuring — Chief Financial Officer and General Counsel of publicly traded companies.

•

•

GOVERNANCE OF THE COMPANY

•

•

KATHLEEN J. HEMPEL
Age: 62	Oshkosh Committees:	Public Directorships:
Director Since: 1997	• Human Resources	• Whirlpool Corporation

              Ms. Hempel is the former Vice Chairman and Chief Financial Officer of Fort Howard Corporation, a manufacturer of paper and paper products, a position she held from 1992 until its merger into Fort James Corporation in 1997. Ms. Hempel joined Fort Howard Corporation in 1973 and served in various positions with progressively increasing responsibilities, including serving as Fort Howard Corporation's Vice President — Human Resources. Ms. Hempel is also a director of Whirlpool Corporation. Ms. Hempel has previously served as a member of the board of directors of A.O. Smith Corporation, Fort Howard Corporation, Kennametal Inc., Actuant Corporation and Visteon Corporation.

              Ms. Hempel's prior service as a director of our company and prior public company board of directors experience, extensive experience in leadership positions in the manufacturing industry, experience in a multitude of areas including human resources management, accounting and finance, and international experience bring our Board knowledge and insight into overseeing the management of our company's financial, administrative and strategic operations.

Skills and Qualifications

Executive Leadership — Senior executive leader of both Human Resource and Finance departments with large publicly traded company, global paper and paper products manufacturing company.

Finance — Experienced Chief Financial Officer of publicly traded global manufacturing company.

Sales and Marketing — Senior executive overseeing the sales and marketing organization of a consumer and commercial global marketer. Director of large well-known global manufacturing and marketing companies.

International — Executive of global business. Director for businesses in diverse industries operating throughout the globe.

Technology and Innovation — Executive overseeing technology projects for large publicly traded company.

Corporate Governance — Current or former director of six publicly traded companies. Oversaw legal function for a large global manufacturing company.

M&A/Restructuring — Senior executive and director of global, publicly traded companies.

Public Affairs — Senior executive leading public relations for global, publicly traded company. Member of Board of Regents for the University of Wisconsin system.

•

•

GOVERNANCE OF THE COMPANY

•

•

LESLIE F. KENNE
Age: 65	Oshkosh Committees:	Public Directorships:
Director Since: 2010	• Governance	• Harris Corporation
• Unisys Corporation

              Lt. Gen. (Ret.) Kenne is retired from the United States Air Force where she served as the Deputy Chief of Staff, Warfighting Integration at the Pentagon from 2002 until her retirement in 2003. Lt. Gen. (Ret.) Kenne currently acts as an independent consultant to various organizations and businesses serving the U.S. Department of Defense. While in the Air Force, she served as Commander, Electronic Systems Center at Hanscom Air Force Base from 1999 to 2002 and as the Deputy Director and later Director of the Joint Strike Fighter Program at the Pentagon from 1996 to 1999. During her 32-year career in the U.S. Air Force, Lt. Gen. (Ret.) Kenne served in three Pentagon staff positions and directed three major programs: the Low Altitude Navigation and Targeting Infrared System for Night Systems Program, the F-16 System Program and the Joint Strike Fighter Program. Lt. Gen. (Ret.) Kenne currently serves as a director of Harris Corporation and as a director of Unisys Corporation. She also serves as a director of SRI International, an independent, non-profit research institute in California.

              Lt. Gen. (Ret.) Kenne's distinguished military service, extensive experience in managing U.S. Department of Defense acquisition programs and knowledge of military project development programs bring our Board knowledge and insight into issues our company faces in dealing with key domestic and international customers in the defense industry, which is currently the largest single market sector our company serves.

Skills and Qualifications

Executive Leadership — Lieutenant General leading major programs for the U.S. Air Force and Deputy Chief of Staff at the Pentagon. Self employment as a consultant with defense department and defense supplier clients.

Industry Experience — U.S. defense department procurement expert including management of complex supply chains.

Corporate Governance — Director and member of governance committees of global, publicly traded companies and a director of a non-profit research institute.

Technology and Innovation — Director for independent research institution and corporate director for global technology company. Oversaw design and development of large technology systems integration projects in the U.S. Air Force.

•

•

GOVERNANCE OF THE COMPANY

•

•

J. PETER MOSLING, JR.
Age: 68	Oshkosh Committees:
Director Since: 1976	• Governance

              Mr. Mosling joined our company in 1969. He served in various senior executive capacities during his employment with our company through his retirement in 1994.

              Mr. Mosling's prior service as an executive of our company and longstanding service as a director of our company, extensive experience in truck and vehicle manufacturing and knowledge of our company's operations bring our Board continuity and knowledge and insight into our business cycles, corporate financial operations and strategic planning.

Skills and Qualifications

Executive Leadership — Senior executive with publicly traded company with significant growth strategy development experience.

Industry Experience — Senior executive with over 40 years of experience and director for a global vehicle manufacturing company.

Sales and Marketing — Senior executive of global vehicle manufacturing company responsible for developing marketing plans and strategies for the sale of various products to diverse customer base.

Corporate Governance — Director and Committee member of board of directors of a global, publicly traded manufacturing company.

Technology and Innovation — Executive overseeing product development at global, publicly traded manufacturing company.

M&A and Restructuring — Director of manufacturing company that more than doubled in revenues due to growth by acquisition strategy.

•

•

GOVERNANCE OF THE COMPANY

•

•

STEPHEN D. NEWLIN
Age: 59	Oshkosh Committees:	Public Directorships:
Director Since: Director Nominee	• Director Nominee	• Black Hills Corporation
• PolyOne Corporation

              Mr. Newlin is the Chairman, President and Chief Executive Officer of PolyOne Corporation, a leading global formulator of highly specialized polymer materials, services and solutions. Mr. Newlin served as President — Industrial Sector of Ecolab, Inc., a global leader in cleaning and sanitizing specialty chemicals, products and services from 2003 to 2006. Mr. Newlin served as President and a director of Nalco Chemical Company, a manufacturer of specialty chemicals, services and systems, from 1998 to 2001 and was Chief Operating Officer and Vice Chairman from 2000 to 2001. Mr. Newlin serves on the Board of Directors of PolyOne Corporation and Black Hills Corporation. Mr. Newlin has previously served as a member of the board of directors of The Valspar Corporation, Stepan Company and Nalco Chemical Company.

              Mr. Newlin's experience as a top executive officer in the specialty chemical industry, prior public company board of directors experience and knowledge and experience with respect to international issues as a result of his global work responsibilities bring our Board knowledge and insight into overseeing the management of our company's global strategic operations.

Skills and Qualifications

Executive Leadership — Senior executive with publicly traded company with significant growth strategy development experience.

Industry Experience — Senior executive with industry experience in power generation, mining, energy, petro-chemical and polymer compounds.

International — Senior executive managing multi-national business.

Sales and Marketing — Senior executive of leading chemical water treatment company responsible for developing sales and marketing strategies.

Corporate Governance — Current or former director of four publicly traded companies.

M&A and Restructuring — Director of polymers company that grew specialty operating income twenty-five fold from 2006 to 2011 as a result of growth by strategic acquisitions, commercial investments and operational efficiencies.

•

•

GOVERNANCE OF THE COMPANY

•

•

CRAIG P. OMTVEDT
Age: 63	Oshkosh Committees:	Public Directorships:
Director Since: 2008	• Audit	• General Cable Corp.

              Mr. Omtvedt served as Senior Vice President and Chief Financial Officer for Fortune Brands, Inc., a leading consumer products company, from 2000 until October 2011. He continued as an employee of its successor company, Beam Inc., until his retirement at the end of 2011 and is serving as an advisor to Beam Inc. through 2012. He joined Fortune Brands in 1989 serving in various capacities, including: Director, Audit; Deputy Controller; Vice President, Deputy Controller and Chief Internal Auditor; Vice President and Chief Accounting Officer; and Senior Vice President and Chief Accounting Officer. Mr. Omtvedt previously served in financial positions of increasing responsibility at both The Pillsbury Company and Sears, Roebuck & Company. In addition, Mr. Omtvedt serves as a director and audit committee chair for General Cable Corp. and is a member of the Standard & Poor's CFO Advisory Council. Mr. Omtvedt is also actively involved with the Boys & Girls Club of America, serving as a National Trustee.

              Mr. Omtvedt's prior service as a director of our company, extensive experience serving in financial management positions with consumer products manufacturing and retail companies, knowledge of audit practices and international experience bring our Board knowledge and insight into overseeing the management of our financial and strategic operations.

Skills and Qualifications

Executive Leadership — Senior Vice President and Chief Financial Officer of a global, publicly traded consumer products manufacturing and marketing company.

Financial Expertise — Chief Financial Officer and Chief Accounting Officer with global, publicly traded company. S&P advisory board member. Audit chair for board of global, component supplier to diverse customer base.

Operations/Manufacturing — Senior executive for manufacturing companies and director of a global component supplier.

International — Senior executive and member of the board of directors for manufacturing and marketing companies with customers located throughout the world.

Technology and Innovation — Senior executive overseeing product development and systems projects.

Construction Industry — Senior executive overseeing significant construction projects.

M&A and Restructuring — Senior executive of a multi-billion dollar publicly traded company that executed a major restructuring to spin three business units into separate public companies. Oversaw multiple cost reductions to position company for sustained growth.

•

•

GOVERNANCE OF THE COMPANY

•

•

DUNCAN J. PALMER
Age: 47	Oshkosh Committees:
Director Since: 2011	• Audit

              Mr. Palmer currently serves as Chief Financial Officer of Reed Elsevier, a leading provider of professional information solutions to the science, medical, legal, risk management, and business to business sectors. He was appointed Chief Financial Officer designate in August 2012 and Chief Financial Officer in November 2012. In addition to his position as Chief Financial Officer, Mr. Palmer has been appointed to the boards of Reed Elsevier PLC, Reed Elsevier Group plc, and Reed Elsevier N.V. Prior to joining Reed Elsevier, Mr. Palmer spent 5 years as the Senior Vice President, Chief Financial Officer of Owens Corning. Mr. Palmer had previously spent 20 years with Royal Dutch / Shell Group where he held positions of increasing responsibility, most recently as Vice-President, Upstream Commercial Finance for Shell International Exploration and Production BV and Vice-President Finance Global Lubricants for the Royal Dutch Shell Group of Companies. Mr. Palmer also holds a Masters of Business Administration from the Stanford Graduate School of Business. Mr. Palmer is a dual citizen of the United States and the United Kingdom.

              Mr. Palmer's extensive experience serving in financial leadership positions with manufacturing and commodities companies, accounting and financial expertise, including his service as a chief financial officer, and international experience bring our Board knowledge and insight into overseeing and evaluating the management of our financial and strategic operations.

Skills and Qualifications

Executive Leadership — Chief Financial Officer and Senior Vice President of global companies with diverse products and services and customer bases.

Industry Experience — Senior executive with companies that manufactured and developed asphalt products, chemicals, and glass fibers manufacturing, oil and gas production and petroleum refining, and information solutions.

Financial — Chief Financial Officer and member of audit committee for global manufacturing and solutions development companies. Responsibilities included pension asset/liability management. Accounting professional with global companies, knowledge of international accounting standards.

International — Senior executive managing multi-national business.

Treasury — Senior executive overseeing corporate treasury function for global manufacturing companies with sophisticated banking relationships, credit/debt management and capital market structures.

Operations and Manufacturing — Senior executive and director for global manufacturing companies with responsibilities including supply chain and procurement.

Construction Industry — Senior executive of a global manufacturer that is a key supplier to the construction industry.

M&A and Restructuring — Senior executive of companies executing acquisition strategies and leading companies through restructuring.

•

•

GOVERNANCE OF THE COMPANY

•

•

JOHN S. SHIELY
Age: 60	Oshkosh Committees:	Public Directorships:
Director Since: 2012	• Governance	• Quad/Graphics, Inc.
• The Scotts Miracle-Gro Company
• BMO Financial Corporation

              Mr. Shiely currently serves as Chairman Emeritus of Briggs & Stratton Corporation; a producer of air cooled gasoline engines for outdoor power equipment. He served as Chairman until October 2010 and served as Chief Executive Officer until his retirement in December 2009. Prior to becoming Chief Executive Officer in 2001 and Chairman in 2003, Mr. Shiely worked for Briggs & Stratton Corporation in various capacities, including Vice President and General Counsel, Executive Vice President — Administration and President, after joining Briggs & Stratton Corporation in 1986. Mr. Shiely has served as a director of Quad/Graphics, Inc. since 1997, of The Scotts Miracle-Gro Company since 2007 and of BMO Financial Corporation since 2011. Mr. Shiely also previously served as a director of Marshall & Ilsley Corporation from 1999 until 2011.

              Mr. Shiely's extensive experience as a chief executive officer of a publicly traded company in the manufacturing sector, his experiences as a director and member of numerous committees of boards of directors of various publicly traded companies, his legal and administrative experience and his experience with managing international business operations bring our Board knowledge and insight into overseeing and evaluating the management of our company.

Skills and Qualifications

Executive Leadership — Chief Executive Officer of a global manufacturing company and director and board chairman of diverse companies in the manufacturing, printing, consumer products and banking industries. Strategic thought leader for shareholder value disciplines.

Industry — Chief executive and board chair of a company manufacturing and selling throughout the world. Director of companies in the printing, consumer products and banking industries.

Corporate Governance — General Counsel of a publicly traded company. Served as director on multiple boards including as member of Governance Committee. Studied corporate governance and executive compensation as a Visiting Scholar at Harvard Law School.

Operations/Manufacturing — Chief executive of small engine manufacturer and director of consumer products manufacturer and leading printing company.

International — Chief executive of company with offices, operations and customers throughout the world.

Construction — Senior executive overseeing large corporate construction projects domestically and internationally.

Labor Relations — Senior executive of manufacturing company with unionized workforce.

•

•

GOVERNANCE OF THE COMPANY

•

•

RICHARD G. SIM
Age: 68	Oshkosh Committees:	Former Public Directorships:
Director Since: 1997	• Audit	• Actuant Corporation
• APW, Ltd.
• Falcon Building Products Inc.
• Gehl Company
• Hein-Werner Corporation
• IPSCO, Inc.

              Mr. Sim is currently the Managing Partner of Iona Partners LLC, a financial investment company. Additionally, Mr. Sim is a partner in Centaur Forge LLC, a distributor and manufacturer of farrier and blacksmith products, and a director of Rapid Air Systems Inc., a manufacturer of subsystems for the air bed mattress industry. From 1998 until 2003, Mr. Sim was Chairman, President and Chief Executive Officer of APW, Ltd., an electronics contract manufacturer. Mr. Sim served as Chairman and a member of the board of directors of Actuant Corporation, a manufacturer of hydraulic equipment, from 1987 until 2002. Mr. Sim has also served on the boards of directors of Hein-Werner Corporation, Gehl Company, IPSCO, Inc. and Falcon Building Products Inc.

              Mr. Sim's prior service as a director of our company, extensive experience serving in leadership positions with manufacturing companies, prior service as a director of a steel company (the largest commodity that our company purchases), prior service as a chief executive officer and international experience bring our Board knowledge and insight into overseeing and evaluating the management of our company.

Skills and Qualifications

Executive Leadership — Chief Executive Officer of a large, global manufacturing company. Chair and director of multinational companies in diverse industries.

Corporate Governance — Current or former director of seven publicly-traded companies.

Industry Experience — Senior executive and director of companies designing and manufacturing products for and selling to the construction, industrial manufacturing, automotive, medical, nuclear power generation, consumer products and electronics industries.

Operations/Manufacturing — Senior executive overseeing lean manufacturing and low cost sourcing initiatives in global manufacturing companies.

International — Executive managing local subsidiary operations throughout the world.

Technology and Innovation — Professor teaching nuclear reactor design at University of California, Berkley.

Sales and Marketing — Executive designing and directing execution of marketing plans for business to business, consumer and retail markets.

M&A/Restructuring — Senior executive and member of the board of directors overseeing acquisition, divestiture and public offering initiatives. Extensive experience with international start-up operations.

•

•

GOVERNANCE OF THE COMPANY

•

•

CHARLES L. SZEWS
Age: 56	Oshkosh Committees:	Public Directorships:
Director Since: 2007	• None	• Gardner Denver, Inc.

              Mr. Szews currently serves as our Chief Executive Officer, a position he has held since January 1, 2011. Mr. Szews joined our company in 1996 as Vice President and Chief Financial Officer. He was appointed Executive Vice President in 1997 and President and Chief Operating Officer in 2007. He was appointed President and Chief Executive Officer in January 2011. As a consequence of the appointment of Wilson R. Jones as President and Chief Operating Officer of the Company, commencing August 1, 2012, Mr. Szews no longer holds the title of President. Prior to joining our company, Mr. Szews spent eight years at Fort Howard Corporation holding a series of executive positions. Prior to Fort Howard Corporation, Mr. Szews was an auditor with Ernst & Young serving in various offices and capacities over a ten-year period. Mr. Szews is also a director of Gardner Denver, Inc. where he serves as chair of the audit committee and a member of the nominating and governance committee.

              Mr. Szews' prior service as a director of our company and another publicly traded company (which has announced that it is studying strategic alternatives), extensive experience in financial and audit matters and service as our Chief Operating Officer, our Chief Financial Officer and in various other senior executive positions with our company bring the Board knowledge and insight into our company's global operations and a thorough understanding of our products and markets and our company's dealings with our customers.

Skills and Qualifications

Executive Leadership — Chief executive, chief operating and chief financial officer of a global publicly traded manufacturing company and chief accounting officer of a large publicly traded paper and paper products company. Member of the board of directors of international manufacturing companies.

Corporate Governance — Director and member of nominating and governance committee at Gardner Denver, Inc.

Industry Experience — Senior executive of a global company with diverse products sold to customers in construction, public safety and defense industries.

Finance — Senior executive leading financial operations and strategy for publicly traded global manufacturing companies.

Operations/Manufacturing — Chief executive and operating officer for global manufacturing company overseeing site expansions and rationalizations, low cost sourcing initiatives, and development of lean operating initiatives.

International — Senior executive overseeing global expansion of business markets, operations and sourcing opportunities.

Technology and Innovation — Chief executive officer and senior executive overseeing the research and development operations for new product development.

M&A and Restructuring — Senior executive overseeing strategy for growth through acquisitions and international start-up operations.

•

•

GOVERNANCE OF THE COMPANY

•

•

WILLIAM S. WALLACE
Age: 66	Oshkosh Committees:	Public Directorships:
Director Since: 2011	• Human Resources	• CACI International Inc.

              Gen. (Ret.) Wallace currently acts as an independent consultant to various organizations and businesses serving the U.S. Department of Defense. He served as the Commanding General of the U.S. Army Training and Doctrine Command from 2005 to 2008. Prior to that, he served as the Commanding General of the Joint Warfighting Center U.S. Joint Forces Command from 1999 to 2001, as Commanding General of the Fifth U.S. Corps in Germany and Iraq from 2001 to 2003, and as Commanding General of the U.S. Army Combined Army Center at Fort Leavenworth, Kansas from 2003 to 2005. During his almost 40-year career in the Army, he served in multiple roles and had diverse duties ranging from responsibility for the development and distribution of joint forces training policy and joint forces doctrine while serving at the Joint Warfighting Center to responsibility for managing the training efforts at 32 schools at 16 Army installations while serving at the U.S. Army Training and Doctrine Command. In both Vietnam and Iraq, Gen. (Ret.) Wallace led U.S. soldiers in combat. He currently serves as a director of CACI International Inc., a leading provider of a wide range of technology services for customers that include the U.S. Department of Defense and other federal government agencies.

              Gen. (Ret.) Wallace's distinguished military service, extensive experience in military command positions and knowledge of military operations bring our Board knowledge and insight into issues our company faces in dealing with key government customers such as the U.S. Department of Defense.

Skills and Qualifications

Executive Leadership — Retired Four-Star General of the U.S. Army. Leadership positions with Joint and deployed forces in the U.S. and international locations.

Industry Experience — Military leader with spans of responsibility for organizations totaling up to 140,000 soldiers/employees and operating budgets up to $5 billion.

Talent Acquisition & Development — Senior military leader responsible for the execution of complex strategies involving thousands of individuals. Responsible for the U.S. Army's institutional training and leader development. Responsible to effectively evaluate talent and make decisions regarding abilities and potential of individuals and oversee training and development of the U.S. Army's human resources. Member of the Oshkosh Human Resources Committee.

Innovation and Technology — Senior military officer, maintained current knowledge of U.S. Army and Joint systems, responsible for development of future requirements for all U.S. Army systems. Director of a leading provider of innovative technology services for public and private customers.

Public Affairs — Senior military officer responsible for addressing the public through the media in leadership positions and during complex, ambiguous combat operations.

•

•

GOVERNANCE OF THE COMPANY

•

•

Summary of Director Qualifications and Experience

Summary of Director Qualifications and Experience	Donnelly	Grebe	Hamilton	Hempel	Kenne	Mosling	Newlin	Omtvedt	Palmer	Shiely	Sim	Szews	Wallace

Independence is important for an objective analysis of our company's performance.	•	•	•	•	•	•	•	•	•	•	•		•

Executive Leadership demonstrates appropriate business ethics, strategy development, risk management and disciplined decision-making skills.	•	•	•	•	•	•	•	•	•	•	•	•	•

Industry Experience is important for evaluating our strategic plan.	•		•		•	•	•	•	•	•	•	•	•

International Experience is relevant for evaluating our emerging market expansion initiative.	•		•	•			•		•	•	•	•

Finance and Treasury Experience is important for the evaluation of our financial statements and capital structure.			•	•				•	•		•	•

Operational/Manufacturing Experience is important for evaluation of the cost structure and operating plan for our business.	•		•				•		•		•	•

Technology and Innovation knowledge is important as innovation is a core MOVE initiative.	•		•	•	•	•	•	•			•	•	•

Marketing and Sales Experience is critical understanding how to bring the voice of the customer to analysis of the business plan.			•			•	•				•	•

Corporate Governance Experience demonstrates familiarity with setting appropriate processes for protection of shareholder.	•	•	•	•	•	•	•			•		•

M&A/Restructuring Experience demonstrates the ability to analyze potential growth strategies and opportunities to increase shareholder value.	•		•	•		•	•	•	•		•	•

Talent Acquisition & Development and Labor Relations Experience is important in attracting, developing and retaining talent, relations with our union workforce and oversight of HR processes for compensation and performance evaluation.	•	•	•	•			•			•		•	•

Public Affairs and Government Relations is important for guiding communication strategies with the public, our customers and regulators.		•		•	•			•				•	•

•

•

GOVERNANCE OF THE COMPANY

•

•

The Board of Directors

              Our Board of Directors is currently comprised of thirteen directors, the maximum number of directors currently authorized by our Board of Directors to serve on our Board. Twelve of our current directors are among our Board's nominees for election to our Board at the Annual Meeting. Due to the retirement of Harvey N. Medvin from our Board at the Annual Meeting, one of our Board's nominees for election to our Board, Stephen D. Newlin, has not previously served as one of our directors. None of our current directors and none of our Board's nominees for election to our Board at the Annual Meeting are employees of our company, other than Charles L. Szews, our current Chief Executive Officer.

Board of Directors Independence

              Our Board of Directors has determined that each of our twelve current non-employee directors and each of our Board's twelve non-employee nominees for election to our Board at the Annual Meeting does not have a material relationship with us and is independent under New York Stock Exchange ("NYSE") listing standards and applicable SEC rules. Our Board of Directors has adopted standards to assist in determining the independence of directors. Under these standards, the following relationships that currently exist or that have existed, including during the preceding three years, will not be considered to be material relationships that would impair a director's independence:

1.
A family member of the director is or was an employee (other than an executive officer) of our company.

2.
A director, or a family member of the director, receives or received less than $120,000 during any twelve-month period in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with us). Compensation received by (a) a director for former service as an interim Chairperson or Chief Executive Officer or other executive officer of our company or (b) a family member of the director for service as a non-executive employee of our company need not be considered.

3.
A director, or a family member of the director, is a former partner or employee of our internal or external auditor but did not personally work on our audit within the last three years; or a family member of a director is employed by an internal or external auditor of our company but does not participate in such auditor's audit, assurance or tax compliance practice.

4.
A director, or a family member of the director, is or was an employee, other than an executive officer, of another company where any of our present executives serve on that company's compensation committee.

5.
A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, another company that makes payments (other than contributions to tax exempt organizations) to, or receives payments from, us for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company's consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year.

•

•

GOVERNANCE OF THE COMPANY

•

•

6.
A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, a tax exempt organization to which our company's and its foundation's contributions in any single fiscal year do not exceed the greater of $1 million or 2% of such organization's consolidated gross revenues.

7.
A director is one of our shareholders.

8.
A director has a relationship that currently exists or that has existed (including through a family member) with a company that has a relationship with us, but the director's relationship with the other company is through the ownership of the stock or other equity interests of that company that constitutes less than 10% of the outstanding stock or other equity interests of that company.

9.
A family member of the director, other than his or her spouse, is an employee of a company that has a relationship with us but the family member is not an executive officer of that company.

10.
A family member of the director has a relationship with us but the family member is not an immediate family member of the director. An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-laws, and anyone (other than domestic employees) who shares such person's home.

11.
Any relationship that a director (or an immediate family member of the director) previously had that constituted an automatic bar to independence under NYSE listing standards after such relationship no longer constitutes an automatic bar to independence in accordance with NYSE listing standards.

None of our directors or executive officers has any family relationship with any other director or executive officer.

Meetings of the Board of Directors

              Our Board of Directors met ten times during fiscal 2012. Each of our Board's director nominees attended at least 75% of the meetings of our Board and committees on which he or she served during fiscal 2012 that were held when he or she was a director. Our Board has a policy that directors should attend our Annual Meeting of Shareholders. All who were directors at that time attended our 2012 Annual Meeting of Shareholders.

              Our non-management directors, all of whom are independent directors, met in executive session, without the presence of our officers, on four occasions during fiscal 2012. Richard M. Donnelly, our independent Chairman of the Board, presided over all executive meetings of the non-management directors.

Communicating with the Board of Directors

              If a shareholder or other interested party wishes to communicate with our Board, the shareholder or other interested party may send correspondence to the Secretary, Oshkosh Corporation,

•

•

GOVERNANCE OF THE COMPANY

•

•

2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566. Our Secretary will submit the shareholder's correspondence to our Board or the appropriate Committee as applicable.

              Under our By-Laws and Corporate Governance Guidelines, the Chairman of the Board must be a director that our Board has determined to be independent in accordance with the listing standards of the NYSE and one who has not previously served as one of our executive officers. Richard M. Donnelly, an independent director, is our Chairman of the Board. Shareholders or other interested parties may communicate directly with the Chairman of the Board by sending correspondence to Chairman, Board of Directors, c/o Secretary, Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566.

Committees of the Board of Directors

              Our Board of Directors has three standing committees: the Audit Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these Committees as of the date of the Notice of Annual Meeting of Shareholders are set forth below.

Committee Membership (*Indicates Chair)

Audit Committee	Human Resources Committee
Peter B. Hamilton	Richard M. Donnelly*
Harvey N. Medvin (retiring at the Annual Meeting)	Peter B. Hamilton
Craig P. Omtvedt*	Kathleen J. Hempel
Duncan J. Palmer	William S. Wallace
Richard G. Sim
Governance Committee
Michael W. Grebe
Leslie F. Kenne*
J. Peter Mosling, Jr.
John S. Shiely

Audit Committee

              The Audit Committee oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It assists Board oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and our independent registered public accounting firm's qualifications and independence. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. It oversees the activities of our internal audit function, which currently is provided under contract by Ernst & Young, LLP. The Audit Committee has a charter that specifies its responsibilities and the Audit Committee believes it fulfills its charter. All members of the Audit Committee are independent directors as defined under NYSE listing standards and SEC rules. All members of the Audit Committee are financially literate under the applicable NYSE listing standards. Our Board of Directors has

•

•

GOVERNANCE OF THE COMPANY

•

•

determined that Peter B. Hamilton, Craig P. Omtvedt, Duncan J. Palmer and Richard G. Sim are "audit committee financial experts" as defined under SEC rules.

              The Audit Committee met eight times during fiscal 2012. Our independent registered public accounting firm and internal auditors met with the Audit Committee with and without representatives of management present. See "Ratification of the Appointment of Independent Registered Public Accounting Firm — Report of the Audit Committee."

Governance Committee

              The Governance Committee identifies individuals qualified to become Board members and recommends nominees to our Board for election as directors with the assistance of Mr. Richard M. Donnelly, our independent Chairman of the Board. It also oversees the evaluation of the performance of our Board, makes recommendations to our Board regarding Board and Committee structure, Committee charters and corporate governance, and is responsible for conducting an annual Board self-evaluation. The Governance Committee has developed, and our Board adopted, a set of corporate governance guidelines applicable to our company. The Governance Committee met eight times during fiscal 2012. All members of the Governance Committee are independent directors as defined under NYSE listing standards and SEC rules.

Selection of Nominees for Election to the Board including Shareholder-Recommended Candidates

              The Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third-party search firms and other sources. In evaluating candidates, the Governance Committee considers attributes of the candidate (including strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge) and the needs of our Board. In addition, in March 2012, Mr. Szews contacted several large Oshkosh shareholders to understand the skill sets that shareholders believe we should seek in new directors, and he shared the input that he received with the Governance Committee. Our Board and the Governance Committee believe the following minimum qualifications must be met by a director candidate to be recommended as a director nominee by the Governance Committee: (i) each director nominee must display the highest personal and professional ethics, integrity and values; (ii) each director nominee must have the ability to make independent analytical inquiries and to exercise sound business judgment; (iii) each director nominee must have relevant expertise and experience and an understanding of our business environment and be able to offer advice and guidance to our Board of Directors and executives based on that expertise, experience and understanding; (iv) director nominees generally should be active or former chief or other senior executive officers of public companies or leaders of major complex organizations, including commercial, scientific, government, educational and other non-profit institutions; (v) each director nominee must be independent of any particular constituency, be able to represent all shareholders of our company and be committed to enhancing long-term shareholder value; (vi) each director nominee must have sufficient time available to devote to activities of our Board and to enhance his or her knowledge of our business; and (vii) unless otherwise determined by the Governance Committee, a director nominee may not have attained the age of 72. Our Board and the Governance Committee also believe that at least one director should have the requisite experience and expertise to be designated as an "audit committee financial expert" as defined by applicable rules of the SEC.

•

•

GOVERNANCE OF THE COMPANY

•

•

              The Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. If a shareholder wishes to recommend a director candidate for consideration, the shareholder must comply with the provisions of our By-Laws described under "Other Matters — Shareholders Intending to Present Business at the 2014 Annual Meeting" and provide written notice to the attention of our Secretary at our address as shown on the Notice of Annual Meeting of Shareholders included herewith. Such notice must include the shareholder's name, address, the class and number of shares of Common Stock owned, the name, age, business address and principal occupation of the candidate, and the number of shares of Common Stock beneficially owned by the candidate, if any. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. We may require any candidate to furnish any other information, within reason, that may be needed to determine the eligibility of the candidate. Our Secretary will forward the recommendations to the Governance Committee for consideration.

Diversity on the Board

              Our Corporate Governance Guidelines have long provided that our Board is committed to a diversified membership, in terms of both the diversity of the individuals serving on our Board and their various experiences and areas of expertise. As part of its process of identifying director candidates, the Governance Committee considers the attributes of existing directors and directs the third-party executive search firm that it retains to assist it in the search for candidates to serve on our Board to identify candidates who would contribute to diversity, taking into account the attributes of existing directors. As part of its annual self-evaluation, the Governance Committee assesses the effectiveness of its efforts to attain diversity by considering whether it has an appropriate process for identifying and selecting director candidates.

Human Resources Committee

              The Human Resources Committee's basic responsibility is to assure that the non-employee members of our Board of Directors and the Chief Executive Officer, other executive officers and key management are compensated effectively and in a manner consistent with our stated compensation philosophy and objectives, internal equity considerations, competitive practices and the requirements of the appropriate regulatory bodies. The Human Resources Committee oversees our organizational, personnel, compensation, and benefits policies and practices. It establishes the compensation for executive officers and oversees the administration of other executive compensation and benefit plans. The Human Resources Committee met five times in fiscal 2012. All members of the Human Resources Committee are independent directors as defined under NYSE listing standards.

              The Human Resources Committee has retained the services of an external compensation consultant, Towers Watson. The mandate of the consultant is to serve us and work for the Human Resources Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends and technical considerations. The nature and scope of services that Towers Watson rendered on the Human Resources Committee's behalf are described below:

  •
  Analyses of general industry compensation data and updates of trends in executive compensation;

•

•

GOVERNANCE OF THE COMPANY

•

•

  •
  Ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations impacting executive compensation and benefit programs;

  •
  Guidance on overall compensation program structure, executive compensation levels, comparator groups and executive employment agreement terms;

  •
  Preparation for and attendance at selected management, committee or Board of Directors meetings; and

  •
  Recommend competitive positioning of outside director compensation.

The services that Towers Watson has rendered have not included valuing for accounting purposes the performance shares that we have granted. The Human Resources Committee has the final authority to hire and terminate the consultant, and the Human Resources Committee evaluates the consultant periodically.

              In addition to Towers Watson's work for the Human Resources Committee during fiscal 2012, management purchased compensation survey products directly from Towers Watson at a price equal to its standard rates. The Human Resources Committee approved the purchase of the survey products from Towers Watson. The purchase of the survey products was not related to or connected with the work that Towers Watson performed for the Human Resources Committee. Billings for work that Towers Watson performed for the Human Resources Committee were approximately 97% of the total amount we paid to Towers Watson in fiscal year 2012.

              The compensation decisions that the Human Resources Committee makes may reflect factors and considerations other than the information and recommendations that Towers Watson, management or any other advisor provides to the Committee. The Human Resources Committee determined the terms of Towers Watson's engagement as a compensation consultant and updated these terms in a thorough statement of work. Also, the Human Resources Committee: (i) has sole authority to retain and terminate Towers Watson or any other compensation consultant; (ii) meets with Towers Watson without management being present; and (iii) evaluates the quality and objectivity of Tower Watson's services annually. Based on these policies and procedures, the Human Resources Committee believes that the advice it receives from Towers Watson is independent, objective and not influenced by any other relationships that Towers Watson may have with our company.

              Towers Watson provided us with a report intended to reveal any potential conflicts of interest. Outside legal counsel and the Human Resources Committee reviewed the report and concluded that Towers Watson had no conflicts.

              We provide additional information regarding the Human Resources Committee and our policies and procedures regarding executive compensation, including the role of executive officers in recommending executive compensation, below under "Executive Compensation — Compensation Discussion and Analysis."

•

•

GOVERNANCE OF THE COMPANY

•

•

Corporate Governance Documents

              We make our Corporate Governance Guidelines and the written charters of the Audit Committee, the Governance Committee and the Human Resources Committee of our Board of Directors available, free of charge, on our website at www.oshkoshcorporation.com.

              Our Board of Directors adopted the Oshkosh Corporation Code of Ethics Applicable to Directors and Senior Executives, or the Code, which applies to our Chief Executive Officer, our President and Chief Operating Officer, our Executive Vice President and Chief Financial Officer, our Executive Vice President, General Counsel and Secretary, our Senior Vice President Finance and Controller, and the Presidents, Vice Presidents of Finance and Controllers of our business units, or persons holding positions with similar responsibilities at a business unit, and other officers elected by our Board of Directors at the vice president level or higher. Our Board of Directors also adopted a Code of Ethics and Standards of Conduct that applies to all of our employees, known as "The Oshkosh Way." We make both of such codes available on our website at www.oshkoshcorporation.com, and each such code is available in print to any shareholder who requests it from our Secretary at the address above.

              We are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement.

Policies and Procedures Regarding Related Person Transactions

              As described above, our Board of Directors adopted the Oshkosh Way for all employees. Our named executive officers are also required to acknowledge in writing that they have received, reviewed and understand the requirements of the Code and further acknowledge that failure to fully comply with the Code can subject them to discipline, up to and including removal from our Board of Directors or termination of employment.

              The Code requires the prompt disclosure to our General Counsel or the Chair of the Audit Committee of any proposed transaction or relationship that could create or appear to create a conflict of interest. The Code provides, "the phrase 'actual or apparent conflict of interest' shall be broadly construed and include, for example, direct conflicts, indirect conflicts, potential conflicts, apparent conflicts and any other personal, business or professional relationship or dealing that has a reasonable possibility of creating even the mere appearance of impropriety." Additionally, the Code prohibits directors and senior executives from taking personal advantage of business opportunities that we typically would pursue or in which we may be interested.

              The Governance Committee is responsible for the administration of the Code, which specifically provides that there is a "firm bias" against waivers of the Code.

Oversight of Risk Management by Our Board of Directors

              Our Board is responsible for general oversight of our risk management. Our Board focuses on the most significant and material risks facing our company and ensures that management develops and implements appropriate risk mitigation strategies. Our Board also responds to particular risk management issues as part of its general oversight of our company and in connection with its review and approval of corporate matters.

•

•

GOVERNANCE OF THE COMPANY

•

•

              Our Board has delegated many of its responsibilities for oversight of our risk management program to the Audit Committee. The Audit Committee evaluates and discusses our overall guidelines, policies, processes and procedures with respect to risk assessment and risk management, including material risks that could impact our company's performance, operations and strategic plans. We have implemented our Organization Risk Management program, which we refer to as the ORM Program. The ORM Program identifies our potential exposure to risks that include strategic, operational, financial, knowledge and legal and regulatory compliance risks. Our senior management is responsible for the administration of the ORM program and conducts assessments and evaluations of potential risks for each of our business segments and our company as a whole. Our senior management then develops mitigation strategies to address these potential risks.

              Senior management reports these risk assessments and mitigation strategies to the Audit Committee. The Audit Committee then considers and discusses these risk assessments and mitigation strategies. Additionally, senior management and the Audit Committee report to our Board on material risk assessments and mitigation strategies as part of the strategic plan updates that they give to our Board during the fiscal year. Senior management reviews and prioritizes these risk assessments and mitigation strategies and reports to the Audit Committee on risk management results to effectively manage our risk profile. The ORM Program is designed to: (i) provide the Audit Committee with an assessment of our potential exposure to material risks; (ii) inform the Audit Committee as to how our senior management addresses and mitigates such potential material risks; and (iii) allow the Audit Committee to evaluate how these risks may impact our performance, operations and strategic plans and ensure that senior management is implementing effective mitigation strategies as necessary. We believe our ORM Program provides an effective approach for addressing the potential risks we face and enables the Audit Committee and our Board to fulfill their general risk oversight functions.

              In addition to the ORM Program, each of the Audit Committee, Human Resources Committee and Governance Committee routinely monitors the various risks that fall under that Committee's respective area of responsibility. The Audit Committee monitors risks related to our financial and accounting controls as well as legal and regulatory compliance risks. The Governance Committee monitors risks related to our corporate governance. The Human Resources Committee considers and monitors the impact of our compensation programs on our risk exposure. Each Committee then routinely reports on its actions to the full Board. This coordination of risk management allows our Board and the Committees to effectively manage the risk oversight function of our company, especially, the management of interrelated risks.

Board Leadership Structure

Independent Directors

              Our Board believes that having an independent board of directors and an independent Chairman of the Board greatly enhances its ability to provide effective governance and oversight. With the exception of our Chief Executive Officer, all of our directors are independent directors, including all of the members of our Audit Committee, Human Resources Committee and Governance Committee. In addition, our non-employee, independent directors regularly meet in executive sessions without our officers, including our Chief Executive Officer, present.

•

•

GOVERNANCE OF THE COMPANY

•

•

Independent Chairman of the Board

              Under our By-Laws and Corporate Governance Guidelines, our Chairman of the Board must be a director that our Board has determined to be independent in accordance with the listing standards of the NYSE and one who has not previously served as an executive officer of our company. As a result, separate individuals serve as our Chairman of the Board and Chief Executive Officer and an independent director serves as our Chairman of the Board. We believe this leadership structure fosters effective governance and oversight of our company by our Board. Specifically, our Board has determined that separating the roles of Chairman and Chief Executive Officer and having an independent Chairman of the Board: (i) provides the independent directors with control over our Board meeting agenda and discussion; (ii) assures that independent directors control discussions over strategic alternatives; (iii) permits more effective assessment of the Chief Executive Officer's performance; (iv) provides a more effective means for our Board to express its views on our management, strategy and execution; and (v) enables the Chairman to obtain direct and more meaningful feedback from shareholders regarding our corporate governance and shareholders' interests.

Majority Voting for Directors

              In the absence of a contested election, pursuant to the majority voting provisions of our By-Laws, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election must promptly tender his or her resignation to the Chairman of the Board. The Governance Committee of our Board of Directors (or, under certain circumstances, another committee appointed by our Board) will promptly consider that resignation and will recommend to our Board whether to accept the tendered resignation or reject it based on all relevant factors. Our Board must then act on that recommendation no later than 90 days following the date of an Annual Meeting of Shareholders. Within four days of our Board's decision, we must disclose the decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation.

Stock Ownership Guidelines for Directors

              The Human Resources Committee has adopted stock ownership guidelines that apply to non-employee directors to ensure that our non-employee directors have a direct stake in the oversight and development of our company by becoming shareholders. Under these guidelines, our non-employee directors are encouraged to acquire and own our Common Stock in an amount equal to five times the annual cash retainer paid to these non-employee directors. Non-employee directors should achieve this stock ownership level within five years of becoming a director. See "Director Compensation — Stock Ownership Guidelines for Directors."

Succession Planning

              The Human Resources Committee, in conjunction with the Chief Executive Officer, reviews a comprehensive management succession plan each year. The plan identifies (i) potential successors for each executive position, including the Chief Executive Officer, (ii) prior year accomplishments in preparing successors, and (iii) current development needs. The results of these are evident in the orderly transition of Mr. Szews to the role of President and Chief Executive Officer in fiscal 2011, the

•

•

GOVERNANCE OF THE COMPANY

•

•

promotion of Mr. Jones to the role of President and Chief Operating Officer in fiscal 2012, and the internal promotions of two executives to fill the vacancy in the Access Equipment segment created when we promoted Mr. Jones to his current role.

Shareholder Engagement

              Shareholders are key participants in the governance of our company. For this reason, we spent significant time in fiscal 2012 meeting with our shareholders, listening to concerns and responding to feedback. Each quarter, management contacted each of the 20 largest shareholders of our company, offering them an opportunity to discuss our company's most recent quarterly results and to discuss other topics related to Oshkosh Corporation.

              Our company conducted the September 14, 2012 Analyst Day meeting to communicate our strategic roadmap under the MOVE strategy, a detailed review of each business, performance targets for each business, and our capital allocation strategy. We received strong, positive feedback from the attendees indicating that they appreciated the comprehensiveness of the presentation. Attendees have largely supported our MOVE strategy as a realistic, achievable plan.

              Our company also contacted shareholders to get their suggestions for ways to improve your Board. Specifically, we sought shareholder opinions on what skill sets they consider key for members of your Board. We considered the responses, including the need for impartiality and to be an advocate for the interests of all shareholders, as we conducted searches for directors, and our Board's director nominees for the Annual Meeting include one new nominee with those skill sets.

              We value your support. By continuing to have constructive dialogue with you — our shareholders — we are better positioned to fulfill our obligations to you and to our company. We encourage you to share your opinions, interests and concerns and invite you to write to us with your reactions and suggestions. If you would like to communicate with our Board, you may send correspondence to the Secretary, Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566. Our Secretary will submit your correspondence to our Board or the appropriate Committee, as applicable. You may also communicate directly with the Chairman of our Board by sending correspondence to Chairman, Board of Directors, c/o Secretary, Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566.

•

•

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

•

•

Ratification of the Appointment of Independent Registered Public Accounting Firm

              The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent auditors for the fiscal year ending September 30, 2013.

              Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

              We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Although ratification is not required by our By-Laws or otherwise, our Board is submitting the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to our shareholders for ratification because we value our shareholders' views on our independent auditors and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interests of our company and our shareholders.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITORS.

Report of the Audit Committee

              The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our financial reporting and disclosure responsibilities, accounting functions and internal controls. The Audit Committee acts under a written charter, which our Board of Directors first adopted in 1997 and last amended in November 2011. Each of the members of the Audit Committee is independent as defined by the NYSE's listing standards and SEC rules.

Audit and Non-Audit Fees

              The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements for the fiscal years ended

•

•

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

•

•

September 30, 2012 and September 30, 2011 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2012	2011
Audit fees (1)	$2,701,800	$2,543,600
Audit-related fees (2)	41,500	83,600
Tax fees (3)	56,300	58,400

Total	$2,799,600	$2,685,600

              (1)          Audit fees consisted principally of fees for the audit of our annual consolidated financial statements, for reviews of the interim condensed consolidated financial statements included in our Forms 10-Q and for work in connection with the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002 related to our internal control over financial reporting.

              (2)          Audit-related fees consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not reported under "Audit fees." These services primarily relate to employee benefit plan audits.

              (3)          Tax fees consisted of fees billed for the review of state income tax returns and review of cash repatriation tax calculations.

Pre-approval of Services by the Independent Registered Public Accounting Firm

              The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

              Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee Chair or one or more of its members. The member or members to whom such authority is delegated report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to us by our independent registered public accounting firm.

              The Audit Committee pre-approved the provision of all of the services described above and has considered and determined that the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP.

              The Audit Committee reviews our financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended

•

•

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

•

•

September 30, 2012 with our management and independent registered public accounting firm. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal control. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the internal controls over financial reporting based upon the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

              The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by AU Section 380 of the Public Company Accounting Oversight Board (PCAOB), Communication With Audit Committees, and Rule 2-07 of SEC Regulation S-X. In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm their independence.

              In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, for filing with the SEC.

AUDIT COMMITTEE
Craig P. Omtvedt, Chair
Peter B. Hamilton
Harvey N. Medvin
Duncan J. Palmer
Richard G. Sim

•

•

STOCK OWNERSHIP

•

•

Stock Ownership of Directors, Executive Officers and Other Large Shareholders

              The following table shows the beneficial ownership of Common Stock of each director, each director nominee, each named executive officer appearing in the Summary Compensation Table on page 85, each other shareholder owning more than 5% of our outstanding Common Stock and the directors and executive officers (including the named executive officers) as a group.

              "Beneficial Ownership" means more than "ownership" as that term commonly is used. For example, a person "beneficially" owns stock if he or she owns it in his or her name or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after November 13, 2012 as, for example, through the exercise of a stock option.

              Except as otherwise stated in the footnotes to the following table, information about Common Stock ownership is as of November 13, 2012. At the close of business on November 13, 2012, there were 91,566,658 shares of Common Stock outstanding. None of the directors, named executive officers or the director nominee have pledged any such shares, and unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Bryan J. Blankfield (1)(2)	286,379
Richard M. Donnelly (1)	48,152	*
Michael W. Grebe (1)	57,866	*
Peter B. Hamilton (1)	6,300	*
Kathleen J. Hempel (1)	57,866	*
Wilson R. Jones (1)	185,449	*
Leslie F. Kenne (1)	7,878	*
Harvey N. Medvin (1)	41,028	*
J. Peter Mosling, Jr. (1)(3)	182,742	*
Stephen D. Newlin	—	*
Craig P. Omtvedt (1)	26,453	*
Duncan J. Palmer (1)	6,300	*
David M. Sagehorn (1)(4)	275,135	*
John S. Shiely	5,000	*
Richard G. Sim (1)	65,260	*
Charles L. Szews (1)(5)	511,692	*
John M. Urias (1)	35,386	*
William S. Wallace	7,183	*
All directors and executive officers as a group (1)(2)(3)(4)(5)	2,752,696
Icahn Group (6)	8,665,260	9.45%
BlackRock Inc. (7)	4,892,753	5.35%
Thornburg Investment Management Inc. (8)	4,653,954	5.09%

              *            The amount shown is less than 1% of the outstanding shares of Common Stock.

•

•

STOCK OWNERSHIP

•

•

              (1)          Amounts shown include 250,166 shares for Bryan J. Blankfield, 26,616 shares for Richard M. Donnelly, 38,616 shares for Michael W. Grebe, 500 shares for Peter B. Hamilton, 38,616 shares for Kathleen J. Hempel, 114,832 shares for Wilson R. Jones, 1,216 shares for Leslie F. Kenne, 15,816 shares for Harvey N. Medvin, 26,616 shares for J. Peter Mosling, Jr., 6,916 shares for Craig P. Omtvedt, 500 shares for Duncan J. Palmer, 205,466 shares for David M. Sagehorn, 38,616 shares for Richard G. Sim, 361,134 shares for Charles L. Szews, 6,666 shares for John M. Urias, 833 shares for William S. Wallace, and 1,801,584 shares for all directors and executive officers as a group that such persons have the right to acquire pursuant to stock options exercisable within 60 days of November 13, 2012. Amounts also include shares of restricted Common Stock, which are subject to forfeiture until they vest, in the following amounts to the following individuals listed in the table: 17,667 shares for Bryan J. Blankfield, 59,501 shares for Wilson R. Jones, 45,001 shares for David M. Sagehorn, 24,334 shares for John M. Urias, and 323,310 shares for all directors and executive officers as a group. Amounts shown also include restricted stock units under our Deferred Compensation Plan for Directors and Executive Officers, all of which are vested, in the following amounts to the following individuals listed in the table: 2,286 units for Richard M. Donnelly, 6,350 units for Leslie F. Kenne, 1,112 units for Craig P. Omtvedt, 5,800 units for Duncan J. Palmer, 6,350 units for William S. Wallace, and 21,899 units for all directors and executive officers as a group. Amounts shown also include units deemed to be invested in shares of our Common Stock that are credited to the following individuals' accounts in the following amounts under the Deferred Compensation Plan: 1,013 units for Bryan J. Blankfield, 11,962 units for Harvey N. Medvin, 26,644 units for Richard G. Sim, and 48,880 units for all directors and executive officers as a group. Restricted stock units and units held under the Deferred Compensation Plan will be distributed in the form of shares of our Common Stock.

              (2)          Amounts shown include 1,502 shares as to which ownership is shared with Rebecca R. Blankfield, Mr. Blankfield's wife.

              (3)          Amounts shown include 156,126 shares as to which ownership is shared with Joan C. Mosling, Mr. Mosling's wife.

              (4)          Amounts shown include 8,354 shares as to which ownership is shared with Katherine A. Sagehorn, Mr. Sagehorn's wife.

              (5)          Amounts shown include 9,200 shares as to which ownership is shared with Rochelle A. Szews, Mr. Szews' wife.

              (6)          Amount shown is as described in the Schedule 13D/A that High River Limited Partnership, Carl C. Icahn and certain other entities affiliated with Carl C. Icahn (collectively, the "Icahn Group") filed with the SEC on October 17, 2012. The address of the Icahn Related Entities is 767 Fifth Avenue, 47th Floor, New York, New York 10153. The Icahn Related Entities reported shared voting and shared dispositive power with respect to the shares included in the amount shown.

              (7)          Amount shown is as described in the Schedule 13G that BlackRock Inc. filed with the SEC on February 9, 2012. BlackRock Inc. is located at 40 East 52nd Street New York, New York 10022. BlackRock Inc. has sole voting power and sole dispositive power with respect to the shares included in the amount shown.

•

•

STOCK OWNERSHIP

•

•

              (8)          Amount shown is as described in the Schedule 13G that Thornburg Investment Management Inc. filed with the SEC on February 3, 2012. Thornburg Investment Management Inc. is located at 2300 North Ridgetop Road Santa Fe, New Mexico 87506. Thornburg Investment Management Inc. has sole voting power and sole dispositive power with respect to the shares included in the amount shown.

Section 16(a) Beneficial Ownership Reporting Compliance

              The Securities and Exchange Act of 1934 requires our directors, executive officers, controller and any persons owning more than 10% of our Common Stock to file reports with the SEC regarding their ownership of our Common Stock and any changes in such ownership. Based upon our review of copies of these reports and certifications given to us by such persons, we believe that our directors, executive officers and controller have complied with their filing requirements for fiscal 2012. However, forms reporting one transaction each on behalf of two of our directors, Mr. Medvin and Mr. Sim, both relating to shares awarded in payment of Board of Directors meeting fees, were not timely filed.

•

•

REPORT OF THE HUMAN RESOURCES COMMITTEE

•

•

              The Human Resources Committee of our Board of Directors has reviewed and discussed the following "Compensation Discussion and Analysis" for fiscal 2012 and has further discussed and reviewed it with management. Based on their review and analysis, the Human Resources Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement, and also be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

HUMAN RESOURCES COMMITTEE

Richard M. Donnelly, Chair
Peter B. Hamilton
Kathleen J. Hempel
William S. Wallace

•

•

EXECUTIVE COMPENSATION

•

•

Compensation Discussion and Analysis

Executive Summary

Pay for Performance Philosophy

              Our Human Resources Committee follows a philosophy of linking our named executive officers' compensation to performance that will ultimately reward our shareholders. We use compensation programs to attract and retain the best executive talent and to motivate our executives to exceed specific financial and organizational goals set each year. The components of our compensation strategies include allocating a greater portion of compensation to pay that varies based on company performance (annual bonus and long-term equity incentives) than to fixed compensation (base salary and benefits). We believe this mix is properly aligned with shareholder interests. Perquisites are few and related to business need, and executives must comply with executive officer stock ownership guidelines to link their interests to those of shareholders.

              The Committee makes our annual compensation decisions in a thoughtful and deliberate way based on competitive market data that an independent compensation consultant provides and through open discussion within the Committee. We mitigate risks by having incentive plan caps, defined financial performance measures, multiple approval review gates and a compensation clawback policy. Furthermore, each year, we complete a thorough risk analysis of our compensation programs.

              Current market conditions can also influence the annual goals and tools we use to have prudent flexibility to adapt to changing situations. This flexibility ensures we can make the best decisions to attract and retain the "right" executives to deliver strong performance for our shareholders over time.

Business Highlights(1)

              Oshkosh Corporation is a leading global specialty vehicle and vehicle body manufacturer with a long track record of superior growth. From fiscal year 1997 through fiscal year 2012, sales and operating income grew at compound annual growth rates of 18.6% and 18.5%, respectively. Despite significant challenges from the latest recession, we maintain the leading market share in virtually all of our businesses. While we continue to face a potentially sharp downturn in our largest segment—Defense—where U.S. defense spending is likely to decline over the next few years, we have communicated a roadmap to shareholders regarding how we intend to overcome the Defense downturn and create value for shareholders. We communicated the roadmap in detail to shareholders at a September 14, 2012 Analyst Day when we introduced our target to increase earnings per share from continuing operations to $4.00 - $4.50 by fiscal 2015.

              In fiscal 2012, our primary focus was successfully executing our MOVE strategy. As we describe in detail in this Proxy Statement under "Summary Information—Business Highlights—Our MOVE Strategy," we delivered on our MOVE strategy with measurable results in fiscal 2012. In each quarter of fiscal 2012, the we exceeded Wall Street consensus estimates for our earnings per share. We most recently illustrated this fact on our fourth quarter earnings conference call where we reported fourth quarter fiscal 2012 adjusted consolidated operating income of $110.4 million and adjusted earnings per

              (1)          Non-GAAP results. See "Non-GAAP Financial Measures" in Attachment B to this Proxy Statement for reconciliation to GAAP results.

•

•

EXECUTIVE COMPENSATION

•

•

share of $0.65, compared to adjusted operating income of $87.4 million and adjusted earnings per share of $0.50 in the fourth quarter of fiscal 2011. The results from the fourth quarter of fiscal 2012 reflect improved adjusted operating income margins in each of our business segments. For the full year fiscal 2012, we reported adjusted earnings per share of $2.27 per diluted share, which exceeded our most recent expectations of $2.05 - $2.15 per share. These results significantly exceeded our initial expectations for the year, which evidences the effectiveness of our MOVE strategy in driving results. We also generated $215 million of free cash flow in fiscal 2012 to strengthen our balance sheet. We believe that our fourth quarter and full year fiscal 2012 performance reflect the actions and commitment of all our dedicated employees, management and Board to deliver value for all Oshkosh shareholders.

Alignment of Performance and Compensation

              Our compensation philosophy, programs and practices support our Board of Directors, executive officers and employees as they work to meet and exceed both customer and shareholder expectations in an ever-competitive global economy. We have designed the specific compensation programs that we have in place to retain key, talented executives during these uncertain times and incentivize them to continue our history of increasing sales and profits and to meet the aggressive goals of our MOVE strategy. Retention remains a critical focus area for us as we prepare for the industry downturn in defense, face an unsolicited tender offer and proxy contest and strive to protect our talent from other companies that routinely target our executives for recruitment. Our fiscal year 2012 compensation plans again contained restricted stock awards to provide that element of retention while continuing cash incentives and other equity awards that reward our key executives for achieving better than industry benchmark performance tied to key business measures or superior performance in light of competitive market conditions. We must have effective compensation programs to recruit and retain experienced and talented executives to achieve our aggressive MOVE strategy objectives and always be developing managers and technical employees as future leaders in our company. Despite the market challenges, our compensation plans remain targeted well within industry norms and are generally targeted close to the 50th percentile to prudently manage our compensation expense.

              In line with our core values to be accountable to shareholders over the long term, below is a summary of how we have strengthened our executive team and aligned our pay with current company performance and economic and market conditions:

              During fiscal year 2012, we promoted Mr. Wilson Jones from Executive Vice President and President—Access Equipment to President and Chief Operating Officer of our company effective August 2012. This promotion was to recognize his performance and potential succession to Mr. Szews in the future and to provide additional executive leadership to successfully drive our MOVE initiatives. The promotion of Mr. Jones also allowed us to provide valuable business segment president opportunities for two other outstanding internal executives.

              We also strengthened our team through external sources by hiring Mr. John Urias into the position of Executive Vice President and President—Defense effective October 2011. He joined our company after a successful role in business development at Raytheon Company and 31 years of distinguished service in the United States Army, serving as Commanding General, Joint Contracting Command of the U.S. Army Training and Doctrine Command in Iraq/Afghanistan in support of Operation Iraqi Freedom and Operation Enduring Freedom and as the program executive officer of Air, Space, &

•

•

EXECUTIVE COMPENSATION

•

•

Missile Defense and deputy for systems acquisition at the Tank-Automotive and Armaments Command (TACOM).

              In addition, we made important modifications to our compensation and benefits practices that we expect will reduce volatility of cash flows and expenses, lower costs to be more competitive and further align pay with shareholder interests:

  •
  For many salaried employees, we froze benefits under our qualified defined benefit plans effective December 31, 2012 and in the future will be providing benefits to impacted employees under a new, qualified defined contribution plan.

  •
  We also froze benefits under our supplemental Executive Retirement Plan ("SERP") for executive officers, including our named executive officers, and will similarly be providing benefits under a new, non-qualified defined contribution plan with substantially lower benefits for executives, reducing the annual cost to our company to provide such benefits by over 30%.

  •
  We eliminated a post-employment health plan for certain current employees that reduced current costs and future obligations.

  •
  We modified certain sales representative incentive programs to provide incentives for expanding margins.

  •
  Recognizing that fiscal year 2012 results would be challenged, the executive salary increases that we implemented for fiscal year 2012 were generally below the market. In addition, we deferred salary adjustments to January 2012 to coincide with the timing of completion of performance evaluations for the full fiscal year 2011 and to provide some cost relief for fiscal year 2012. The Human Resources Committee determined that 2% base salary increases were appropriate for the named executive officers (including Mr. Szews, who declined the increase) for fiscal year 2012. Average increases for comparable executives and other professionals, based on the Towers Watson Executive Compensation Database that we describe below, were approximately 3% for fiscal year 2012.

  •
  The cash compensation that we paid to our current Chief Executive Officer, Mr. Szews, in fiscal year 2012 placed him at approximately the 25th percentile for cash compensation paid to the chief executive officers of companies included in the Towers Watson Executive Compensation Database, as he asked not to receive a raise in fiscal year 2012.

  •
  For the third consecutive year (September 2010, September 2011 and September 2012), Mr. Szews declined equity compensation so that we could provide retention awards to key executives and senior managers in September 2010 and September 2012 and make prudent awards in recognition of performance to named executive officers (other than Mr. Szews) and other officers in all three years to support higher returns for our shareholders. Mr. Szews' decision to forgo any equity compensation awards allowed us to avoid approximately $15 million of pre-tax costs related to such awards over this three-year period, assuming that we would have made such awards at the 50th percentile of awards to chief executive officers at similarly-sized companies. We recognize that it is unusual not to provide an equity award to the CEO, and the decision was not based on Mr. Szews' performance but a means to first serve shareholder interests. The Human Resources Committee will be considering how best to provide incentives to better align Mr. Szews' long

•

•

EXECUTIVE COMPENSATION

•

•

    term compensation with shareholder interests in fiscal year 2013. It is important to note that Mr. Szews does beneficially own 511,692 shares of Oshkosh stock as of November 13, 2012, including 15,000 shares that Mr. Szews purchased on the open market during fiscal 2012, which does provide a substantial alignment with shareholder interests.

  •
  We designed the specific incentive awards in fiscal year 2012 for our named executive officers (other than Mr. Szews as to long-term incentives), and other executives, to provide considerable retention value, given the expected downturn in our defense business, and to reward successful implementation of our MOVE strategy. For long-term awards, we awarded a mix: time-based restricted stock to provide tangible value over the next three years to aid retention; Total Shareholder Return (TSR)-based Performance Shares (as compared to the S&P Mid Cap 400); and stock options to provide longer-term upside based on stock price appreciation resulting from successful execution of our MOVE strategy. The fiscal year 2012 annual cash incentive plan continued to focus on Operating Income (OI) to drive share price appreciation, Return on Invested Capital (ROIC) as measured against a comparator group of industry peer companies to drive sound capital allocation, and Days Net Working Capital Improvement (DNWCI) in our business segments to promote improved cash flow. Actual performance in fiscal year 2012 for operating income significantly exceeded our original expectations as management successfully executed our MOVE strategy. As a result, our operating income performance was above target. Actual performance in fiscal year 2012 for ROIC compared to the ROIC peer group that we describe below was below target, as we expected. As a result, payouts for our executives based on these two measures fell between target and maximum, which we believed was appropriate given our performance in exceeding operating income targets for the fiscal year.

  •
  For fiscal year 2013, to support our MOVE strategy, the Committee established target Consolidated Operating Income performance for our annual cash incentive plan at a level commensurate with adjusted earnings per share from continuing operations of $2.60, the high end of the earnings per share performance estimate that we have disclosed for fiscal year 2013 as of November 19, 2012. For fiscal years 2014 and 2015, the Committee intends to continue to align Consolidated Operating Income performance targets for our annual cash incentive plan with MOVE earnings per share targets. The Committee will also consider aligning some portion of equity awards, most likely performance shares, to MOVE earnings per share targets for awards that it approves in fiscal year 2013.

              This Compensation Discussion and Analysis explains our compensation programs and policies for fiscal year 2012, and in certain instances our plans for fiscal year 2013, and how those programs and policies affected the compensation we paid to the following, who are our named executive officers:

Charles L. Szews, Chief Executive Officer
David M. Sagehorn, Executive Vice President and Chief Financial Officer
Wilson R. Jones, President and Chief Operating Officer
Bryan J. Blankfield, Executive Vice President, General Counsel and Secretary
John M. Urias, Executive Vice President and President, Defense

•

•

EXECUTIVE COMPENSATION

•

•

Oversight

              Our fiscal year 2012 ended September 30, 2012. During fiscal year 2012, the Human Resources Committee of our Board of Directors, which we refer to in this Compensation Discussion and Analysis as the Committee, consisted of the following independent directors: Mr. Richard M. Donnelly (Chairman), Mr. Peter B. Hamilton, Ms. Kathleen J. Hempel and Gen. (Ret.) William S. Wallace. As its charter provides, the Committee establishes, oversees and approves the compensation programs, awards, practices and procedures for our executive officers.

              The Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its responsibilities. In fiscal year 2012, the Committee retained Towers Watson as its advisor on issues related to the Committee's responsibilities. Throughout the year, the Committee regularly evaluated Towers Watson's performance, determined that Towers Watson had no conflicts of interest, and provided Towers Watson appropriate feedback. See "Governance of the Company—Committees of the Board of Directors—Human Resources Committee" for more information on the processes and procedures of the Committee, including the role of Towers Watson in assisting the Committee as it sets executive officer and non-employee director compensation.

Compensation Philosophy and Objectives

              The objective of our company's executive compensation program is to attract, retain and motivate executives who will perform at the highest levels to execute our strategy, continue to improve business performance and increase the long-term market value of our company. A guiding principle of our executive compensation philosophy is to clearly align incentive compensation opportunities with the long-term interests of our shareholders. As a result, we have designed our compensation program to provide executives with rewards for quantifiable annual results as well as to reward strategic decision making by providing rewards for sustained long-term company performance.

              Consistent with these objections, the Committee has designed compensation programs that have varying time frames for earning and payment, include a substantial proportion of pay that is "at risk" because the amount is dependent on future performance, and involve both cash and equity awards. These include:

  •
  Base Compensation and Benefits: Base salary, with potential merit increases based on performance and market competiveness, employee benefits (e.g., health insurance) and limited perquisites (principally annual physicals and relocation packages when we ask executives to relocate);

  •
  Short-Term Incentive Compensation: Cash-based incentive awards based on the achievement of challenging annual performance goals.

  •
  Long-Term Compensation: Equity-based long-term incentive awards, including performance-based awards, that reward performance over a period of time; and

  •
  Benefits Following Service: Benefits under qualified retirement plans, retirement plans for senior executives, non-qualified deferred compensation plans, and severance agreements.

              Because we want our executives' compensation to fluctuate upward or downward consistent with our financial and share price performance, we designed our incentive compensation programs to

•

•

EXECUTIVE COMPENSATION

•

•

reward improvement in operating income, improvement in efficiency of use of net working capital, return on invested capital and appreciation of our share price. We believe that these performance measures correlate directly with the performance goals that we have established under our MOVE strategy—namely to approximately double adjusted earnings per share from continuing operations to $4.00 - $4.50 by fiscal 2015 compared to fiscal 2012 expectations that we announced on September 14, 2012. Specifically, we believe improvements in operating income directly contribute to an increase in earnings per share and share price appreciation is largely driven by market reaction to reported increases in earnings per share and returns on invested capital.

              For fiscal year 2013, the Committee expects reduced performance in our Defense segment due to expected lower sales and flat operating income margins and improved performance in our other business segments due largely to expected increasing sales and operating income margins. The Committee expects the Access Equipment segment to have the greatest improvement due to the expected continued market recovery in that segment, improved pricing, cost reduction programs and new product introductions. In addition, the Committee expects that Commercial segment performance will improve due to expected increasing demand for concrete mixers and the expectation that Fire & Emergency segment operating income will improve as a result of our closure of non-performing businesses in fiscal year 2012 and cost reduction programs. The Committee took these expectations into account in designing incentive compensation for fiscal year 2013 while noting that retention of executives was still a high priority in fiscal 2013 to support the successful execution of our MOVE strategy in a market with increasing external employment opportunities at companies not dealing with the cloud of an activist investor.

Annual Compensation Plans Design Review

              The Committee annually evaluates our compensation plans to determine if it is appropriate to make changes in plan design, types of awards or levels of pay. This evaluation includes a review of Towers Watson's analyses of general industry compensation data, which provides comparative references for the Committee that we describe in more detail below. These analyses give the Committee an understanding of each executive's total direct compensation package so the Committee can determine if our compensation structure is consistent with our goals.

              Towers Watson also provides the Committee with updates regarding trends in executive compensation, recommendations for outside director and executive officer compensation, summaries of new or proposed regulations affecting executive compensation and special reports responding to specific inquiries from the Committee. The Committee also solicits Towers Watson's recommendations for changes to our methods of compensating executive officers in light of these general developments as well as factors specifically affecting our company. This information provides input for the Committee to consider when adopting the performance measures we use for our annual cash incentive awards and the performance-based and retention-oriented elements of our equity-based long-term incentive awards.

              In November 2011, the Committee decided to continue to use the Consolidated Operating Income and Return on Invested Capital performance measures for fiscal year 2012 to maintain the emphasis on maximizing income and debt reduction and on strong balance sheet management. The Committee also retained the Return on Invested Capital performance measure because it is a relative performance measure, requiring company performance to exceed certain thresholds relating to a peer

•

•

EXECUTIVE COMPENSATION

•

•

group of companies, which we refer to as the ROIC peer group, in determining a portion of our executives' annual compensation. Based on an analysis of the ROIC peer group by Towers Watson, the Committee approved a change to the ROIC peer group for fiscal year 2012 to provide a peer group of similar-sized companies that are better aligned with our company in terms of revenue in the Industrial Machinery, Construction/Farm Machinery and Heavy Truck, and Defense and Aerospace industry categories.

Determining Pay Levels

              On an annual basis, Towers Watson provides the Committee various analyses of general industry compensation data from its Executive Compensation Database, a survey of over 840 companies, which we refer to in this Proxy Statement as the Towers Watson Executive Compensation Database. We use Towers Watson Executive Compensation Database because we believe the size of the database ensures consistent and statistically valid data that is representative of the market in which we compete for executive talent. In using the Towers Watson Executive Compensation Database, we generally consider only aggregate data and do not select individual companies for comparison. By focusing on the data in the aggregate, we believe we can avoid the undue impact of statistically outlying companies and obtain a general understanding of compensation practices in the market.

              Towers Watson compiles data regarding base salary, target and actual annual cash incentive awards and long-term incentive awards for these companies. The data reflects the individual responsibilities of each position and company revenue size. Through a regression analysis, Towers Watson adjusts the base salary and annual cash incentive data to match our revenue size using our estimates of our annual revenues for the then current fiscal year. At the time that the Committee took action relating to fiscal year 2012 compensation in September 2011, the Committee noted that our fiscal 2012 revenues would likely be higher than our estimated 2011 revenues due in large part to expected Family of Medium Tactical Vehicles (FMTV) revenues in our Defense segment and expected higher sales volumes in our commercial businesses, most notably in our Access Equipment segment.

              For long-term incentive awards, Towers Watson compiles a "Long-Term Incentive Plan Report", which is a subset of the Towers Watson Executive Compensation Database. This report includes long-term incentive values for executives who perform duties at a subset of companies whose revenue is both higher and lower than ours that correspond to the job duties of each of our named executive officers. For fiscal years 2012 and 2013, Towers Watson used all companies within the Towers Watson Executive Compensation Database with revenues between $6 billion and $10 billion in the Long-Term Incentive Plan Report. We refer to the subset of data from the Long-Term Incentive Plan Report as the Long-Term Compensation Data in this Proxy Statement.

              The Committee requests the Towers Watson Executive Compensation Database data at the 25th, 50th, 60th, 70th and 75th percentile levels for base salary, target and actual annual cash incentive awards, and long-term incentive awards for each of our executive positions at companies whose total revenue, as reported, corresponds to our total revenue and whose executive positions have responsibilities that correspond to the responsibilities of our executive officers. The Committee made compensation decisions for fiscal year 2012 at the Committee's meetings in September 2011 and November 2011 and used the Towers Watson Executive Compensation Database data that Towers Watson provided to us in September 2011. The Committee made compensation decisions for fiscal year 2013 at the Committee's

•

•

EXECUTIVE COMPENSATION

•

•

meetings in September 2012 and November 2012 and used the Towers Watson Executive Compensation Database data that Towers Watson provided to us in September 2012.

              To evaluate an executive officer's performance, the Committee considers the contributions of the executive officer by a review of his or her accomplishments for the current year as compared to objectives that the Committee established for the executive in the previous year. In setting performance objectives, the Committee considers the recommendations of Mr. Szews for each executive reporting to him or to our President and Chief Operating Officer (Mr. Jones). These performance objectives can emphasize the following financial and operational goals: earnings per share, revenue growth, cash flow improvement, working capital management, earnings growth, return on invested capital, operating income, operating income growth, operating income as a percent of revenue, margin expansion, customer relations, operational efficiency, international expansion, successful acquisition integration, debt reduction, cost containment, process improvement, innovation, talent development and implementation of lean manufacturing principles. Specific objectives for each executive reflect the responsibilities of their individual positions. The Committee independently sets similar performance objectives for the Chief Executive Officer. At the end of the fiscal year, each executive completes a self-assessment and provides it to the Chief Executive Officer or Chief Operating Officer for him to complete his evaluation of the executive's performance as to specific performance objectives for the year. The Committee then reviews these evaluations by the Chief Executive Officer and Chief Operating Officer. The Committee further evaluates in a subjective manner each executive's leadership, technical skills and personal growth and development. The Chief Executive Officer also completes a self-assessment as to specific performance objectives for the year, which the Committee approves at the beginning of each year, and of his performance generally. The Committee similarly evaluates the Chief Executive Officer's performance and meets with the Chief Executive Officer to provide coaching and discuss areas of improvement.

              The following table summarizes the general target mix of pay (fixed versus variable) for our Chief Executive Officer and the other named executive officers. The Long Term Incentive values in the table represent the 50th percentile of the Towers Watson Executive Compensation Database. As we discuss further below, our Chief Executive Officer requested not to receive and did not receive equity incentive awards in fiscal 2012.

•

•

EXECUTIVE COMPENSATION

•

•

Base Salary

              For fiscal year 2012, the Committee, based on the recommendation of management, moved the effective date of base salary adjustments to January 2012. The Committee determined to delay its base salary adjustment decisions until its November meeting to coincide with the timing of completion of performance evaluations for the full fiscal year 2011. The Committee believes this timing better aligns its performance-based base salary adjustment decisions with the end of our fiscal year and reporting of final business results. The Committee now considers base salary adjustments at its November meeting after performance reviews have been completed and reviewed with the Committee. In November 2011, the Committee accepted management's recommendation to implement base salary increases for executive officers (other than the Chief Executive Officer) effective January 2012 in recognition of the executive team's performance, but to limit those increases to 2% due to market conditions that existed for our company at that time and to prudently manage costs for the future.

              For its review and adjustment of base salaries at its November 2011 meeting, the Committee reviewed the Towers Watson Executive Compensation Database data that Towers Watson provided in September 2011 by position to evaluate the competitiveness of our named executive officers' base salaries. The Committee generally believes base salaries that are within a range of the 50th percentile for this database are competitive. To ensure the accuracy of this comparison, the Committee reviewed the position descriptions that Towers Watson used to validate that the positions fully reflect our expectations for the corresponding position. The Committee then reviewed the performance objectives identified above so that its base salary decisions for each executive reflected his or her performance and were otherwise consistent with all of our compensation goals. In this regard, to save costs, the Committee intended to go beyond a 2% base salary adjustment only in the case of exceptional performance.

              After analyzing the data and performance information, at its November 2011 meeting, the Committee made the following base salary adjustments for fiscal year 2012.

Named Executive Officer	Base Salary Adjustment as a % of Base Salary
Mr. Szews*	—
Mr. Sagehorn	2%
Mr. Jones	2%
Mr. Blankfield	2%
Mr. Urias	0%

*
Note that Mr. Szews did not receive a salary increase at his request.

The Committee noted that the 2% increases for Messrs. Sagehorn, Jones and Blankfield were consistent with salary increases for our other executive officers, reflected their performance and were appropriate to maintain their salaries at a competitive level as compared with the Towers Watson Executive Compensation Database. Mr. Urias did not receive an increase as he did not join our company until October 2011. Mr. Urias' base salary was within the competitive range for his position. Later in fiscal year 2012 and coincident with his promotion to President and Chief Operating Officer, the Committee approved an increase in Mr. Jones' base salary to $575,000, a 31% increase, which was just below the 50th percentile of the Towers Watson Executive Compensation Database for his new position.

•

•

EXECUTIVE COMPENSATION

•

•

Annual Cash Incentive Awards

              Our annual cash incentive plan links compensation to the achievement of specific short-term corporate performance goals that management recommends and the Committee reviews each year at its September meeting and approves at its November meeting after having received more current performance forecasts for the ensuing fiscal year. Under this plan, we tie a significant portion (in fiscal year 2012, up to a maximum of 200% of base salary for Mr. Szews, 150% of base salary for Mr. Jones effective upon his promotion to President and Chief Operating Officer in fiscal year 2012 (120% of base salary for the period prior to his promotion), 120% of base salary for Mr. Sagehorn in fiscal year 2012, moving to 150% in fiscal year 2013 for market competitiveness, and 120% of base salary for Messrs. Blankfield and Urias) of an executive's annual compensation to our performance relative to specific performance measures.

              For the named executive officers (except Mr. Jones before his promotion to President and Chief Operating Officer and Mr. Urias), the Committee used both a Consolidated Operating Income and a Return on Invested Capital performance measure for fiscal year 2012. The Committee set the fiscal year 2012 Consolidated Operating Income goal at a level lower than our consolidated operating income results for fiscal year 2011, largely reflecting the Committee's expectation of significantly decreased revenue and operating income in our Defense segment. However, the Committee required a minimum of 3% operating income margin to achieve incentive compensation above the target level under the operating income performance measure. When the Committee set the fiscal year 2012 Consolidated Operating Income goal in November 2011, the Committee determined that, as a result of its projections for a difficult year, there was a reasonable likelihood that executives would receive cash incentive payments just above the minimum payment level, with any above-target payments being linked to exceptional performance.

              For Mr. Jones, prior to his promotion to President and Chief Operating Officer, the Committee used a Consolidated Operating Income performance measure, an Access Equipment segment Operating Income performance measure, and an Access Equipment segment Days Net Working Capital Improvement, or DNWCI, performance measure for fiscal year 2012. For Mr. Urias, the Committee used a Consolidated Operating Income performance measure, a Defense segment Operating Income performance measure, and a DNWCI performance measure for fiscal year 2012. The Committee determined to continue to provide business segment presidents the opportunity to be rewarded for results primarily tied to their business segment. The Committee required a minimum of 3% operating income margin to achieve incentive compensation above the target level under the operating income performance measure.

              Performance under our Return on Invested Capital goal equals our net income before extraordinary items, nonrecurring gains and losses, discontinued operations and accounting changes plus the after tax cost of interest expense for the four quarters ended June 30, 2012 divided by the simple average of total debt plus shareholders' equity for the five quarters ended June 30, 2012. DNWCI represents our (or our relevant business segment's) year over year improvement in Days Net Working Capital. Days Net Working Capital is based on average Net Working Capital over the five fiscal quarters ending September 30 and the average daily sales for the fiscal year. Net Working Capital is defined as current assets (less cash) minus current liabilities (less short term debt). Operating Income equals income from continuing operations before other income/expense, income taxes, and income/equity of our unconsolidated affiliates.

•

•

EXECUTIVE COMPENSATION

•

•

              The Return on Invested Capital measure compares our results to the ROIC peer group. Threshold, target and maximum performance levels would be met if our Return on Invested Capital results were at the 25th, 50th and 75th percentiles, respectively, of the ROIC peer group. We believe the ROIC peer group is representative of the industrial machinery, construction machinery, heavy truck and defense industries in which we compete with our products. We believe this smaller and more focused universe of companies improves the reliability of the comparison for the Return on Invested Capital measure because these companies are more likely to have investment needs similar to ours both to support the maintenance and improvement of their infrastructure and to ensure continued growth.

              For fiscal year 2012, following its review of an analysis that Towers Watson provided, the Committee updated the companies in the ROIC peer group to more accurately reflect our industry competition, business mix and revenue size. The ROIC peer group for fiscal year 2012 included companies in the same three distinct Standard Industrial Classification (SIC) industry groupings as in fiscal year 2011, Defense & Aerospace, Construction/Farm Machinery and Heavy Trucks, and Industrial Machinery, with annual revenues between $2 billion and $10 billion (approximately one-quarter to two times our annual revenue). The Committee removed fifteen companies from the ROIC peer group that we used in fiscal year 2011 that had annual revenues below $2 billion or above $10 billion. The Committee added twelve companies to the ROIC peer group for fiscal year 2012, five from the Defense & Aerospace SIC grouping, five from the Construction/Farm Machinery and Heavy Trucks SIC grouping, and two from the Industrial Machinery SIC grouping. The companies that were added met the revenue criteria the Committee established. As a result, the ROIC peer group for fiscal year 2012 was as follows:

Return on Invested Capital
Comparator Group of Companies for Fiscal Year 2012

Industrial Machinery	Construction/Farm Machinery and Heavy Trucks	Defense & Aerospace
Briggs & Stratton Corp.	AGCO Corp.	Alliant Techsystems Inc.
Crane Co.	Joy Global Inc.	BE Aerospace Inc.
Dover Corp.	Manitowoc Company, Inc. (The)	Curtiss Wright Corp.
Donaldson Co. Inc.	Meritor, Inc.	Goodrich Corp.
Flowserve Corp.	NACCO Industries, Inc.	Huntington Ingalls Industries, Inc.
Gardner Denver, Inc.	Navistar International Corp.	ITT Corporation
Harsco Corp.	PACCAR, Inc.	Moog Inc.
Kennametal Inc.	Sauer-Danfoss Inc.	Precision Castparts Corp.
Lincoln Electric Holdings Inc.	Terex Corp.	Rockwell Collins, Inc.
Mueller Industries, Inc.	Trinity Industries, Inc.	Spirit Aerosystems Holdings, Inc.
Pall Corp.	WABCO Holdings Inc.	Textron, Inc.
Parker-Hannifin Corp.		Triumph Group, Inc.
Pentair, Inc.
SPX Corp.
Stanley Black & Decker, Inc.
Timken Co. (The)
Valmont Industries, Inc.
Xylem Inc.

              The Committee established threshold, target and maximum operating income and DNWCI performance levels at its November 2011 meeting after reviewing management's recommendations at

•

•

EXECUTIVE COMPENSATION

•

•

its September 2011 meeting. For the business segment DNWCI and business segment Operating Income performance measures, our Chief Executive Officer presented to the Committee, and the Committee considered, forecasts of our Consolidated Operating Income and our consolidated DNWCI performance for fiscal 2012 that included estimates of the DNWCI and Operating Income performance levels required by each of our four business segments for us to achieve the Operating Income and Consolidated DNWCI forecasts. Management initially recommended the threshold, target and maximum performance levels, and the Committee made final adjustments and determinations. When making the determinations in November 2011, the Committee looked at our fiscal 2012 budget and anticipated industry trends.

              Threshold performance levels represented our view of an acceptable level of performance short of target that merited receipt of a partial annual cash incentive award in view of our overall performance and desire for improvement in shareholder value. Providing an annual cash incentive award for achievement at the threshold performance level also aids in our ability to retain our key executives during periods of market weakness.

              For fiscal year 2012, the Committee set target payout levels at approximately the 50th percentile of target annual cash incentive awards for similar executive positions as shown in the Towers Watson Executive Compensation Database. The Committee set the target performance levels at amounts that we believed were very challenging and above our most likely performance level, but at amounts that we believed were not impossible to achieve.

              We set the maximum performance level to provide incentive to significantly enhance earnings, taking into consideration challenging market conditions in many of our businesses, to reduce debt and grow the business, and to ensure that executives would not receive a cash incentive award payment that is significantly above the market data for their positions as reflected in the Towers Watson Executive Compensation Database. We set the maximum performance level at what we believed would be an extremely challenging level for our executives to achieve.

              The Committee discussed the weighting between the Operating Income and Return on Invested Capital performance measures for fiscal year 2012. For executive officers other than Mr. Jones before his promotion to President and Chief Operating Officer and Mr. Urias, the Committee decided that Consolidated Operating Income would comprise 80% of the target weighting and ROIC would comprise 20% of the target weighting. For Mr. Jones before his promotion and for Mr. Urias, the Committee decided that the Consolidated Operating Income would comprise 20% of the target weighting, Access Equipment or Defense segment Operating Income, respectively, would comprise 60% of the target weighting, and Access Equipment or Defense segment DNWCI, respectively, would comprise 20% of the target weighting. At its November 2011 meeting, the Committee structured the annual cash incentive

•

•

EXECUTIVE COMPENSATION

•

•

plan for fiscal year 2012 for the named executive officers (other than Mr. Jones and Mr. Urias) based upon the forecasted financial performance of our company as follows:

	Bonus Weighting	Threshold	Target	Maximum
Consolidated OI	80%	$205 Million	$320 Million	$435 Million
ROIC	20%	25th Percentile of Comparator Group Performance	50th Percentile of Comparator Group Performance	75th Percentile of Comparator Group Performance

OI = Operating Income
ROIC = Return on Invested Capital

              Actual annual incentive consolidated operating income calculated under the terms of the plan was $380.1 million in fiscal year 2012, and consolidated ROIC was above the 25th percentile but below the 50th percentile. Actual annual incentive consolidated operating income for purpose of the plan differs from consolidated operating income as it appears in our financial statements because the applicable plan language excludes certain non-cash and non-recurring items from the calculation of operating income, including costs associated with the exit of our Medtec ambulance business of $4,475,000 ($935,000 of which charges related to impairment of tangible assets associated with business restructurings) and pension curtailment charges of $1,968,000, each within our Fire & Emergency segment; a pension curtailment charge of $482,000 within our Defense segment; a restructuring credit of ($292,000) in Europe within our Access Equipment segment; and SERP curtailment charges of $931,000 and proxy contest costs of $6,618,000.

              The Committee structured the annual cash incentive plan for fiscal year 2012 for Mr. Jones as Executive Vice President and President of our Access Equipment segment based upon the forecasted financial performance of our company and the Access Equipment segment as follows:

Consolidated Company and Access Equipment Segment—Specific Financial Performance Measures
	Bonus Weighting	Minimum	Target	Maximum
Consolidated OI	20%	$205 Million	$320 Million	$435 Million
Access Equipment OI	60%	$160 Million	$210 Million	$260 Million
Access Equipment DNWCI (Reduction) Percentage	20%	(5%)	15%	35%

OI = Operating Income (minimum 3% OI margin required for OI payment above target)
DNWCI = Days Net Working Capital Improvement (Reduction) Percentage

              Actual annual incentive plan Access Equipment segment operating income calculated under the terms of the plan in fiscal year 2012 was $228.9 million and DNWCI was 3.9%. We prorated Mr. Jones'

•

•

EXECUTIVE COMPENSATION

•

•

payout under this plan to account for the time that he served as Executive Vice President and President of our Access Equipment segment.

              The Committee structured the annual cash incentive plan for fiscal year 2012 for Mr. Urias as Executive Vice President and President of our Defense segment based upon the forecasted financial performance of our company and the Defense segment as follows:

Consolidated Company and Defense Segment—Specific Financial Performance Measures
	Bonus Weighting	Minimum	Target	Maximum
Consolidated OI	20%	$205 Million	$320 Million	$435 Million
Defense OI	60%	$135 Million	$180 Million	$225 Million
Defense DNWCI Percentage	20%	5%	40%	75%

OI = Operating Income (minimum 3% OI margin required for OI payment above target)
DNWCI = Days Net Working Capital Improvement (Reduction) Percentage

              Actual annual incentive plan Defense segment operating income calculated under the terms of the plan in fiscal year 2012 was $237.0 million and DNWCI was 26.1%.

              Actual performance in fiscal year 2012 for Consolidated Operating Income was above target and below maximum primarily due to higher revenue and operating income margins, and actual performance in fiscal year 2012 for ROIC compared to the ROIC peer group was below target. As a result, Messrs. Szews, Sagehorn, Blankfield and Jones (pro-rated for the time that he was President and Chief Operating Officer) received performance payouts between target and maximum. In addition, Mr. Jones received a prorated award for his time as Executive Vice President and President of the Access Equipment segment between the target and maximum level as this business segment performed above target levels. Mr. Urias received a performance payout between target and maximum as the Defense segment performed above target levels.

              The chart below shows our ROIC performance for fiscal year 2012, and historically, relative to the 50th percentile of the ROIC peer group.

•

•

EXECUTIVE COMPENSATION

•

•

              * Note that we did not use ROIC for fiscal year 2009. Rather, we used consolidated DNWCI to focus on cash flow, which we believed was more important at that time.

              Payouts under the annual cash incentive plan for fiscal year 2012 were generally between the target and maximum performance levels, which we believed was appropriate given our performance in exceeding operating income targets for the fiscal year.

              In November 2012, the Committee again assigned each executive a threshold, target and maximum annual cash incentive award payment level for fiscal year 2013 after a review of data from the Towers Watson Executive Compensation Database. To target the annual cash incentive award opportunity at approximately the 50th percentile of the competitive data (the targets are just below the 50th percentile), the Committee established the payout opportunity for fiscal year 2013 for each of the named executive officers as follows:

	Threshold	Target	Maximum
Mr. Szews	50%	100%	200%
Mr. Jones	37.5%	75%	150%
Mr. Sagehorn	37.5%	75%	150%
Mr. Blankfield	30%	60%	120%
Mr. Urias	30%	60%	120%

              The Committee increased Mr. Jones' bonus payout opportunity range to 37.5% at minimum, 75% at target and 150% at maximum of his base salary reflecting his promotion to President and Chief Operating Officer. This placed Mr. Jones at the 50th percentile of the Towers Watson Executive Compensation Database for an annual incentive target. When Mr. Jones was President of our Access Equipment segment president, his payout opportunity range was the same as Mr. Urias' range. The Committee increased Mr. Sagehorn's bonus payout opportunity to 37.5% at minimum, 75% at target and 150% at maximum of his base salary to move him to the 50th percentile of the Towers Watson Executive Compensation Database for executives serving in similar positions.

              At its November 2012 meeting, consistent with the performance measures that it selected for fiscal year 2012, the Committee selected Operating Income and Return on Invested Capital as our performance measures for fiscal year 2013, other than for Mr. Urias. The Committee once again assigned a weighting of 80% for Consolidated Operating Income and 20% for Return on Invested Capital. For Mr. Urias, consistent with fiscal year 2012, the Committee structured the annual cash incentive plan for fiscal year 2013 to reflect a weighting of 20% for Consolidating Operating Income, 60% for Defense segment Operating Income, and 20% for Defense segment DNWCI. The Committee established target Consolidated Operating Income performance for fiscal 2013 at a level commensurate with adjusted earnings per share from continuing operations of $2.60, which is at the high end of the earnings per share performance estimate that we have disclosed for fiscal 2013 under our MOVE strategy as of November 19, 2012. At the November 2012 meeting, the Committee also expressed its intent to align Consolidated Operating Income performance targets for fiscal 2014 and fiscal 2015 with the adjusted earnings per share from continuing operations targets under our MOVE strategy.

              For fiscal year 2013, following its review of an analysis that Towers Watson provided, the Committee made several changes to the companies in the ROIC peer group. These changes were due to one company having exceeded $10 billion in annual revenues (PACCAR, Inc.), new ownership

•

•

EXECUTIVE COMPENSATION

•

•

(Goodrich Corp.) or divestiture (ITT was split into Excelis, a defense company that the Committee added, and Xylem, which the Committee did not add as it is in a different industry) and to more accurately reflect our industry competition, business mix and revenue size. The ROIC peer group for fiscal year 2013 includes companies in the same three distinct Standard Industrial Classification (SIC) industry groupings as in fiscal year 2012, Defense & Aerospace, Construction/Farm Machinery and Heavy Trucks, and Industrial Machinery, with annual revenues between $2 billion and $10 billion (approximately one-quarter to two times our annual revenue). The companies that were added met the revenue criteria the Committee established. As a result, the ROIC peer group for fiscal year 2013 is:

Return on Invested Capital
Comparator Group of Companies for Fiscal Year 2013

Industrial Machinery	Construction/Farm Machinery and Heavy Trucks	Defense & Aerospace
Briggs & Stratton Corp.	AGCO Corp.	Alliant Techsystems Inc.
Crane Co.	Joy Global Inc.	BE Aerospace Inc.
Dover Corp.	Manitowoc Company, Inc. (The)	Curtiss Wright Corp.
Donaldson Co. Inc.	Meritor, Inc.	Excelis, Inc.
Flowserve Corp.	NACCO Industries, Inc.	Huntington Ingalls Industries, Inc.
Gardner Denver, Inc.	Navistar International Corp.	Moog Inc.
Harsco Corp.	Sauer-Danfoss Inc.	Precision Castparts Corp.
Kennametal Inc.	Terex Corp.	Rockwell Collins, Inc.
Lincoln Electric Holdings, Inc.	Trinity Industries, Inc.	Spirit Aerosystems Holdings, Inc.
Mueller Industries, Inc.	WABCO Holdings Inc.	Textron, Inc.
Pall Corp.		Triumph Group, Inc.
Parker-Hannifin Corp.
Pentair, Inc.
SPX Corp.
Stanley Black & Decker, Inc.
Timken Co. (The)
Valmont Industries, Inc.

              In certain special circumstances, such as for newly-hired executives, we also provide compensation outside of the regular annual bonus plan. For example, upon his hiring, Mr. Urias received a bonus of $215,000 to compensate him for compensation that he was forgoing as a result of his leaving his prior employer. Mr. Urias effectively earned this bonus pro rata over a twelve month retention period.

Equity-Based Long-Term Incentive Awards

              We also grant equity-based long-term incentive awards. We structure these awards so that executives receive equity-based compensation when long-term shareholder value is increased. We believe these awards help ensure that executives consider the interests of our shareholders when they make long-term strategic decisions. We granted three kinds of equity-based long-term incentive awards to the named executive officers in fiscal year 2012 (other than Mr. Szews): stock options, performance share awards and restricted stock. Each of these awards is subject to the terms of our 2009 Incentive Stock and Awards Plan.

              The Committee believes these equity-based, long-term incentive awards are key components of our compensation program and that they are aligned to the growth targets in the MOVE strategy. The Committee designs them to encourage a focus on our long-term growth and performance as well as to

•

•

EXECUTIVE COMPENSATION

•

•

encourage and facilitate ownership of our Common Stock by those executives from whom a commitment to shareholders is most important. To further this alignment to the MOVE strategy, the Committee will consider allocating a portion of the equity awards that it approves in fiscal year 2013, most likely performance shares, to MOVE earnings per share targets. In addition to motivating key executives, we believe equity based awards have proven to be a valuable tool in hiring and retaining key executives so that they remain our employees over time, which we believe contributes to increased shareholder value. The Committee generally grants individual equity awards for executives on an annual basis at the September Board meeting prior to the start of our next fiscal year. The only exceptions to this timing for granting equity awards are in the event of a new hire, if an executive officer receives a promotion, or to address retention before the annual award process.

              In making equity-based long-term incentive awards in September 2012, the Committee reviewed the Long-Term Compensation Data that Towers Watson provided, using an estimate of annual revenues for the current fiscal year and companies in the appropriate subset revenue range. The Long-Term Compensation Data identifies a competitive dollar value of long-term awards for each position between the 25th and 75th percentiles.

              Except for Mr. Szews, who declined long-term incentive awards for the third straight year, the Committee determined to make equity awards to named executive officers in fiscal year 2012 that the Committee generally targeted at approximately the 50th percentile of the Long-Term Compensation Data, which provides a significant incentive for executives to achieve our MOVE strategy goals and retention incentives for key executives. In determining actual grants, the Committee decided to deliver the value that the Committee targeted by awarding to each executive on average 40% in the form of stock options, 20% in the form of performance shares and 40% in the form of restricted stock, which is different than the mix of awards in fiscal year 2011 which was 50% stock options, 20% performance shares and 30% restricted stock. The Committee increased the weighting of time-based restricted stock in the mix of awards in fiscal 2012 to provide increased stock ownership and to place greater emphasis on retention due to restricted stock having greater tangible value than stock options and performance shares. The Committee valued stock options using estimated valuations under the Black-Scholes valuation model, performance shares using estimated valuations under a Monte Carlo simulation model that were based on valuations of prior awards by a third-party provider and restricted stock using fair market value of the Common Stock. We use a third-party provider to value the performance shares for accounting purposes, and we have used an estimate of the accounting value for grant purposes. Recently, the third-party provider informed us that it had performed its calculations incorrectly dating back to 2007. This resulted in executives receiving more performance shares than would have been the case had the provider performed its calculations correctly. As a result, although any approach to valuing performance shares is inherently imprecise, the Committee will review the manner in which it values and grants performance shares prior to making grants in fiscal year 2013.

              In fiscal 2012, Mr. Szews declined equity compensation for the third consecutive year (September 2010, September 2011 and September 2012) so that we could provide retention awards to key executives and senior managers in September 2010 and September 2012 and make prudent awards in recognition of performance to other named executive officers and other officers in all three years to support higher returns for our shareholders. Mr. Szews' decision to forgo any equity compensation awards allowed us to avoid approximately $15 million of pre-tax costs related to such awards, assuming that we would have made such awards at the 50th percentile of awards to chief executive officers at similarly-sized companies. The Committee plans to periodically revisit this subject, which may result in the Committee awarding equity-based incentive awards to Mr. Szews during fiscal year 2013.

•

•

EXECUTIVE COMPENSATION

•

•

              The charts below show, based on the base salary in effect at the close of fiscal year 2012, the target bonus for fiscal year 2012 and the target value of the long-term incentive compensation that the Committee awarded in fiscal year 2012 (excluding a one-time promotional award of restricted stock to Mr. Jones), the mix of fiscal year 2012 compensation for our named executive officers, other than Mr. Szews, that was "at risk" and how it compares to that of the competitive market at the 50th percentile as reflected in the compensation data that Towers Watson provided:

              Note that the above does not include Mr. Szews as he received no long-term incentive awards in fiscal 2012. For the third consecutive year (September 2010, September 2011 and September 2012) and as the below graph illustrates, based upon the Committee's acceptance of Mr. Szews' recommendation, Mr. Szews did not receive equity-based long-term incentive awards so that we could provide retention awards to key executives and senior managers in September 2010 and September 2012 and make prudent awards in recognition of performance to other named executive officers and other officers in all three years to support higher returns for our shareholders. Also, in light of the 511,692 shares of our Common Stock that Mr. Szews beneficially owned as of November 13, 2012, including 15,000 shares that he purchased in 2012, which is disclosed under "Stock Ownership of Directors, Executive Officers and Other Large Shareholders," Mr. Szews has a significant interest in the performance of our Common Stock and is very aligned with shareholders' interests. The Committee's decisions to not grant Mr. Szews long-term awards are in no way indicative of the Committee's view of his performance, nor do they represent a change in the Committee's compensation philosophies which include compensating executives generally at the 50th percentile of competitive pay.

•

•

EXECUTIVE COMPENSATION

•

•

              In addition, during fiscal 2012, in connection with Mr. Jones' appointment as President and Chief Operating Officer, Mr. Jones received 20,000 shares of restricted stock that will vest on a cliff basis after three years of continuous employment, which provides a retention incentive during the full three-year vesting period. The Committee made the award to further align Mr. Jones' interests with shareholders and as a retention incentive.

Stock Options

              The Committee believes stock options are a valuable tool that ties a portion of the executives' compensation to stock price appreciation. Because participants realize value from stock options only when and to the extent that the price of our Common Stock on the date of exercise exceeds the exercise price of the option, there is a strong link between executive decision making and long-term shareholder value. The Committee also believes stock option grants enable us to attract highly skilled executives in the marketplace which is essential to our long-term success. This form of compensation provides executives with a competitive compensation package and an opportunity to create wealth by becoming owners of our Common Stock.

              Each stock option that the Committee granted in September 2012 permits executives, for a period of seven years, to purchase shares of our Common Stock at the exercise price that is equal to the closing price of our Common Stock on the date of the grant. The stock options that we granted in September 2012 vest in three equal annual installments beginning one year after the grant date.

Performance Share Awards

              The Committee awarded performance shares to certain of our named executive officers in September 2012. Executives earn performance shares only if our total shareholder return, which is defined as stock price appreciation plus dividends, over three years compares favorably to a group of companies defined in the award terms for the performance shares. The final number of shares that an executive receives can range from zero to double the target for the award. Performance shares also

•

•

EXECUTIVE COMPENSATION

•

•

support the Committee's objective of increasing executives' ownership interest in our company, but only if and to the extent that our total shareholder return reaches a specified level of performance relative to the other companies defined in the award terms for the performance shares.

              Under these awards, executives realize value by receiving shares of our stock at the end of a three-year period based upon the number of target performance shares for an executive at the start of the period, provided that our total shareholder return reaches the specified level of relative performance.

              An executive will earn shares under the performance shares award terms that the Committee approved in fiscal year 2012 if we achieve a total shareholder return that is at least equal to the 40th percentile of the total shareholder return that the group of companies comprising the Standard & Poor's MidCap 400 Index achieves over the three-year performance period. The Committee chose the Standard & Poor's MidCap 400 Index rather than a more targeted index because it reflects the Committee's view that there is a broad range of investment options available to shareholders.

              The schedule below reflects the percent of target performance shares that an executive could earn at the end of the three-year period based on our performance:

3 Year Total Shareholder Return Percentile	Percent of Target Shares Award Earned
Below 40th Percentile	0%
40th Percentile	50%
60th Percentile	100%
80th Percentile	200%

              The Committee believes the use of performance shares structured in this format will reward executives only if we achieve shareholder returns similar to or better than companies in the Standard & Poor's MidCap 400 Index. This also reinforces our pay for performance philosophy by providing target (100%) payout only if we achieve at least the 60th percentile, and up to a 200% maximum payout for performance at or above the 80th percentile. This approach adds the element of performance, rather than being a strictly time-based award. However, the fact that the performance shares, in essence, vest on a cliff basis after three years of continuous employment also provides a retention incentive during the full three-year vesting period. As part of its annual review of our executive compensation practices, Towers Watson found the performance share payout schedule to be in line with other companies in the Long-Term Compensation Data for this type of long-term incentive.

              For performance share awards that we granted in fiscal 2009, the total shareholder return was right below the minimum payout level as of September 30, 2012, which resulted in no payout under these awards.

Restricted Stock

              The Committee believes restricted stock is a valuable tool that ties a portion of the executive's compensation to stock price appreciation, and the vesting period helps our company retain the executive. Because participants realize more value to the extent that the price of our Common Stock on the vesting date is higher, there is a link between executive decision making and shareholder value. The fact that the restricted stock has no value unless the participant remains employed until the vesting dates serves as a retention tool.

•

•

EXECUTIVE COMPENSATION

•

•

              Each restricted stock grant that the Committee made in fiscal 2012, other than the special award to Mr. Jones that vests on a cliff basis after three years, has a three-year vesting period with one-third vesting each year. To further support retention, for each restricted stock grant that the Committee made in fiscal 2012, the Committee continued to provide that the shares of restricted stock do not vest upon retirement.

Retirement Benefits

              We have long offered a variety of plans that provide retirement benefits based on general competitive market trends. The retirement plans for the named executive officers include a 401(k) plan with company matching contributions which we offer to most employees. In addition, all of the named executive officers are eligible to participate in our qualified non-contributory defined benefit pension plan and a retiree health plan that provides coverage up to age 65 with certain qualifications, which we also offer to the salaried employees in our corporate office and Defense business segment. We also offer non-qualified supplemental executive retirement plans that are only available to executives on the recommendation of the Chief Executive Officer and with Committee approval. See "Pension Benefits" for more information regarding our supplemental executive retirement plans and our pension plan. In fiscal year 2012, the Committee approved significant changes to our defined benefit pension plan, retiree health plan, and supplemental executive retirement plan that directly and adversely affect the named executive officers. The primary objectives were to reduce the cash flow volatility associated with defined benefit plans and to reduce future expense obligations. The changes were as follows:

  •
  The qualified non-contributory defined benefit plans for office employees will be frozen, meaning that there will be no further benefit accruals under those plans after December 31, 2012.

  •
  The retiree health plan for office employees that provides coverage for employees retiring at age 55 or older will be eliminated effective December 31, 2012, except for existing eligible employees who are at least age 55 with at least five years of service by December 31, 2012. This group of "grandfathered" employees will have until December 31, 2013 to elect this benefit if they retire by this date. Mr. Szews is the only named executive officer eligible for this benefit, and he has no plans to retire.

  •
  The non-qualified defined benefit supplemental executive retirement plan, which covers the named executive officers, will be frozen, meaning that there will be no further benefit accruals under that plan after December 31, 2012.

              To still provide a competitive retirement benefit based on input from Towers Watson, we added the following retirement benefit plans as replacements for the frozen qualified defined benefit and non-qualified supplemental retirement plans:

  •
  We will implement a qualified defined contribution retirement benefit plan effective January 1, 2013 under which we will contribute a percentage of base salary for each participant up to Internal Revenue Code limits for such plans ($250,000 as of December 31, 2012) based on age. The contributions will vary by business segment and employee groups. For corporate employees, including the named executive officers, the contributions will be as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%.

•

•

EXECUTIVE COMPENSATION

•

•

  •
  For the named executive officers and other executives currently eligible to participate in the frozen non-qualified defined benefit supplemental executive retirement plan, we will implement a non-qualified defined contribution supplemental executive retirement plan effective January 1, 2013 that provides a percentage of base salary and bonus based on age. The contributions are as follows: under age 45, 10%; age 45 to 50, 12.5%; and over age 50, 15%. No new participants will be added to this plan.

  •
  For new executive officers, we will implement a restoration, non-qualified defined contribution plan effective January 1, 2013 that provides a percentage of base salary and bonus above the Internal Revenue Code retirement plan limits that we use in the company's broad based defined contribution retirement plan. The contributions are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%.

              The change to the non-qualified executive supplemental retirement plan represents an average reduction in benefits of approximately 30% for the named executive officers and other executives currently eligible to participate in the frozen non-qualified defined benefit supplemental executive retirement plan as a group, but a reduction of up to 55% for certain executives. The Committee made these decisions after reviewing an analysis by Towers Watson of trends relating to executive retirement plans that showed most companies with non-qualified defined benefit retirement plans were replacing them with non-qualified defined contribution retirement plans, existing participants in legacy plans typically received some level of grandfathered benefits, and new participants often receive restoration-type plans of the type that the Committee approved. We believe that these changes will better align our retirement benefit practices with shareholder interests while continuing to provide top executives a competitive level of retirement benefits.

Deferred Compensation

              Our named executive officers are also eligible to participate in our Deferred Compensation Plan for Directors and Executive Officers, which is a non-qualified, unfunded retirement savings plan. This plan allows the deferral of base salary and annual cash incentive awards into either an investment program, which pays a guaranteed rate of return based on the prime interest rate plus 1%, or a share program, which mirrors the performance of our Common Stock during the relevant time period, including dividends. Executives may also defer restricted stock grants and performance shares under the Deferred Compensation Plan.

              See "Nonqualified Deferred Compensation" for more information regarding our deferred compensation plans.

Certain Perquisites and Benefit Programs

              During fiscal year 2012, we provided limited perquisites to certain executive officers. Mr. Szews' employment agreement requires him to have an annual physical examination at our expense, but Mr. Szews elected to personally pay for the cost of his annual physical in fiscal year 2012. In addition, our Board had approved Mr. Szews' service as a member of the board of directors of another company in recognition of the valuable professional development opportunities such service can provide Mr. Szews while serving as our Chief Executive Officer. During fiscal year 2012, Mr. Szews traveled to most of this

•

•

EXECUTIVE COMPENSATION

•

•

board's meetings on our company aircraft to minimize travel time and to facilitate his service on that board.

              We provided health and welfare benefit plans to all of our executives under the plans available to most of our employees. These included medical, dental, vision, life insurance, and short- and long-term disability coverage. All of our executives were eligible to receive an annual physical examination outside the normal health plan but none were reimbursed in fiscal year 2012. Mr. Szews and other executives utilize the normal health plan for routine annual physicals as needed. In addition, we made payments to Mr. Jones and Mr. Urias to reimburse them for taxes they incurred for relocation expenses in accordance with our relocation policies and on that additional payment. Finally, we made a payment to Mr. Urias to reimburse him for taxes he incurred for spousal travel in an instance in which it was appropriate to have his spouse travel with him for business-related reasons but the spousal travel was taxable under applicable tax rules and on that additional payment.

Executive Employment and Severance Agreements and Other Agreements

Employment Agreement

              The only named executive officer with whom we currently have an employment agreement is Mr. Szews. The other named executive officers have a severance agreement (See "Severance Agreements") under which certain benefits would become payable to the executive in the event of a change in control of our company and subsequent termination of the executive's employment. Mr. Szews also has a change in control severance agreement, and his employment agreement does not provide for benefits payable to him in the event of a change in control of our company.

              We first entered into an employment agreement with Mr. Szews in 2007. We subsequently entered into an amended and restated employment agreement with Mr. Szews in 2008 and again on April 26, 2011 in connection with his appointment to the position of Chief Executive Officer. We have an employment agreement with Mr. Szews because he holds a critical position that is highly visible to the investment community and other outside constituents. Our loss of Mr. Szews would result in concerns among external parties and could lead to an adverse impact on our share price. Therefore, we want to retain his services and have protection in the form of various restrictive and protective covenants, such as an agreement not to compete with us for a certain time should he decide to terminate his employment with us. The Committee believes that the terms of the amended and restated employment agreement that we entered into with Mr. Szews on April 26, 2011 are, in the aggregate, significantly more favorable to our company compared to those of our prior Chief Executive Officer's employment agreement.

              The initial term of Mr. Szews' employment agreement expires on December 31, 2012. Following the expiration of the initial term, the term of the employment agreement will be automatically renewed and extended annually for periods of one year unless either party gives notice of nonrenewal. However, the term of the employment agreement will not be automatically renewed and extended beyond the date on which Mr. Szews attains age 62. The employment agreement provides that Mr. Szews is entitled to a base salary of a specified amount and the right to participate in all employee benefit plans offered to our other senior executives. If we terminate Mr. Szews' employment without cause or Mr. Szews terminates his employment for good reason, then, provided that Mr. Szews executes a release of claims against us, Mr. Szews will generally be entitled to receive, in lieu of base salary and bonus for the remaining term of the employment agreement, severance pay in an amount determined pursuant to the terms of the

•

•

EXECUTIVE COMPENSATION

•

•

employment agreement. If Mr. Szews is entitled to severance pay, then, for no additional consideration, Mr. Szews is obligated to make himself available to consult with and otherwise assist or provide general advice to our then Chief Executive Officer and to our Board of Directors as and at such times as they may reasonably request during the two-year period after the date of termination of Mr. Szews' employment. See "Potential Payments upon Termination or Change in Control" for more information regarding Mr. Szews' employment agreement and potential amounts that we may pay to Mr. Szews under the employment agreement.

Severance Agreements

              We have severance agreements with Messrs. Szews, Sagehorn, Jones, Blankfield and Urias that we intend to provide each of them with reasonable compensation if their employment is terminated in certain defined circumstances, primarily following a change in control of our company. We entered into these agreements to provide us with certain protections, specifically to retain key executives prior to or following a change in control and to ensure key executives keep in mind the best interests of shareholders when making decisions during a potential or actual change in control. The Committee administers the severance agreements and selects executive officers who are eligible for these agreements. In fiscal year 2009, the Committee determined that the company would not enter into any new severance agreement that provides for an Internal Revenue Code Section 280G tax gross up benefit. Although the Committee has since approved amendments to certain severance agreements that the company had entered into prior to the Committee's determination, the amendments that the Committee has approved with respect to those severance agreements that provide for a Section 280G tax gross up benefit have been only those necessary to cause such severance agreements to comply with Internal Revenue Code Section 409A.

              Under the executive severance agreements, after a change in control of our company, if we terminate the executive's employment other than by reason of death, disability or for cause, then the executive is entitled to a cash termination payment of up to three times base salary and bonus (except for Messrs. Jones and Urias who are entitled to two times base salary and bonus) and other benefits, including additional retirement benefits (except for Messrs. Jones and Urias), outplacement services, legal services and continuation of welfare benefits for up to three years (except for Messrs. Jones and Urias, who are entitled to up to two years of continuation of welfare benefits). Each executive is also entitled to a cash termination payment and other benefits if the executive terminates his employment for good reason, as defined in the severance agreements, after a change in control. The agreements also provide for a tax gross-up payment to Mr. Szews, Mr. Sagehorn or Mr. Blankfield if any payments in connection with the change in control are subject to the 20% excise tax imposed by the Internal Revenue Code for "excess parachute payments." The form of agreement to which Messrs. Jones and Urias are a party provides that, to the extent that payments to any of those executives under his agreement would be considered "excess parachute payments," the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive. The Committee has approved severance agreements for other officers with terms that are not as favorable to those officers (among other things, by providing for a maximum of one times base salary and bonus for certain officers), and the Committee carefully selects the appropriate agreement for a given executive after considering market conditions and other relevant circumstances in each case.

•

•

EXECUTIVE COMPENSATION

•

•

              See "Potential Payments upon Termination or Change in Control" for more information regarding these severance agreements and potential amounts that we may pay under them to our named executive officers.

Executive Incentive Compensation Recoupment Policy

              In September 2011, the Committee adopted the Oshkosh Corporation Executive Incentive Compensation Recoupment Policy, which is also known as a "clawback policy." The policy applies to all non-equity incentive compensation and equity awards granted on or after September 30, 2011, and has been communicated to "covered executives," including our named executive officers. Under the policy, if we are required to prepare an accounting restatement relating to our publicly-reported consolidated financial statements due to our material noncompliance with financial reporting requirements under U.S. federal securities laws, then we will have the right, to the extent permitted by governing law, to take appropriate action to recoup all or part of any incentive award that we actually paid to a covered executive if the amount of money or number of shares paid to the executive was expressly based on the achievement of financial results that were subject to the restatement and the executive would have been paid a lower amount or number under the express terms of the incentive award based on the financial results after the restatement. The amount of non-equity incentive compensation to be recovered will be the excess of the amount actually paid to the covered executive, calculated on the basis of the financial results before the restatement, over the amount that would have been paid had the amount been calculated on the basis of the financial results giving effect to the restatement. The amount of any equity award to be recovered will be the excess of the number of shares of our Common Stock (or equivalent value) actually paid to the covered executive, calculated on the basis of the financial results before the restatement, over the number of shares (or equivalent value) that would have been paid had the number been calculated on the basis of the financial results giving effect to the restatement.

Stock Ownership Guidelines for Executive Officers

              The Committee has adopted executive officer stock ownership guidelines that apply to executive officers to align these individuals' interests with those of shareholders with respect to improving our stock performance in the long term. The Committee last changed these guidelines on February 4, 2008 to increase stock ownership levels to the following levels:

Chief Executive Officer	Five Times Annual Base Salary
Chief Operating Officer	Four Times Annual Base Salary
Chief Financial Officer	Four Times Annual Base Salary
Executive Vice Presidents	Three Times Annual Base Salary

              These guidelines set forth the Committee's recommendation that each named executive officer achieve the level of stock ownership set forth in these guidelines within five years of commencement of employment or promotion. Stock ownership includes stock that is not restricted in any way and the value of exercisable stock options for which the exercise price is less than the current market value of a share of our Common Stock, based upon the market price of our Common Stock, the exercise price and taxes that the officer would pay on exercise. An executive who does not meet the guidelines within the requisite timeframe will not receive approval to sell shares or to exercise options unless such executive reinvests the net proceeds in shares during any of our trading windows until he satisfies that stock

•

•

EXECUTIVE COMPENSATION

•

•

ownership level. As of November 13, 2012, Mr. Szews and Mr. Blankfield exceeded the stock ownership levels in these guidelines. Mr. Jones and Mr. Urias have not been in their current positions for five years.

Tax Treatment of Compensation

              Section 162(m) of the Internal Revenue Code limits our income tax deduction for compensation paid in any taxable year to certain executive officers that exceeds $1,000,000 unless such compensation falls within certain exceptions. It is the policy of the Committee that we should use our best efforts to cause any compensation paid to executive officers in excess of this dollar limit to qualify for such exceptions and thereby continue to be deductible by us. In particular, we designed the 2009 Incentive Stock and Awards Plan to permit awards made under it to qualify for the Code's exception for "performance-based compensation." The Committee views the tax deductibility of executive compensation as one of the many factors to be considered in the context of its overall compensation objectives.

Conclusion

              We believe our executive compensation programs position us to effectively compete when recruiting, selecting, and seeking to retain key executives. The Committee believes that executive retention is even more critical to keep this high-performing team in place to implement our MOVE strategy over the next three years, particularly as alternative employment opportunities become more frequently available and our executives continue to be a prime target of certain executive search firms. We further believe that our recent promotional, retention-based and equity-based incentives will focus the interests of our executives to achieve our MOVE financial targets that we believe are in the best interests of our shareholders. We believe that these incentives will continue to retain and motivate our executives to create long-term shareholder value. In developing compensation plans for fiscal year 2013, the Committee considered the positive "say on pay" vote of our shareholders at our 2012 Annual Meeting of Shareholders. As a result and as we described in this Compensation Discussion and Analysis, the Committee kept in place for fiscal year 2013 many of the same executive compensation program components that it had disclosed to shareholders in our proxy statement for the 2012 Annual Meeting of Shareholders. However, the Committee did make certain changes to our executive compensation program for and during fiscal year 2012, such as the change to the mix among stock options, restricted stock and performance shares that we awarded to our executive officers in fiscal year 2012 and the changes we made to our executive retirement plans, in each case as described in this Compensation Discussion and Analysis, that the Committee believes better align the interests of our executive officers with those of our shareholders and better incentivize our executive officers to successfully execute our important MOVE strategy.

Relation of Our Compensation Policies and Procedures to Risk Management

              Our senior management conducted a comprehensive risk assessment of our compensation programs. Senior management considered each of our material compensation programs and evaluated the levels of risk-taking that each of those programs could potentially encourage. Management then presented this risk assessment to the Committee, which independently reviewed and evaluated the risk

•

•

EXECUTIVE COMPENSATION

•

•

assessment. In conducting its review of management's risk assessment, the Committee considered in particular the following attributes and risk-mitigation features of our compensation programs:

  •
  the use of comparative short-term and long-term compensation data from a preselected group of comparable companies to determine appropriate compensation benchmarks for our employees;

  •
  the Committee's independent oversight and administration of many of our compensation programs;

  •
  multiple corporate departments, including our Human Resources, Finance and Legal Departments, conducted internal reviews of our compensation programs;

  •
  the Committee sets the awards following receipt of advice and industry benchmarking from Towers Watson, a nationally recognized compensation consultant;

  •
  we have established maximum short-term and long-term compensation payouts for performance-based components of our compensation programs;

  •
  our compensation programs maintain an appropriate balance between short-term and long-term incentive awards so that our employees have an incentive to enhance earnings, reduce debt and grow our business while ensuring that employees' interests are aligned with those of our shareholders;

  •
  we determine compensation awards based on the satisfaction of clearly defined criteria that the Committee established based on its independent review and analysis of our financial performance goals and comparisons with other relevant companies;

  •
  we have specifically designed our compensation programs to reflect our compensation philosophy of incentivizing employees to perform with shareholders' interests in mind, building a successful senior leadership team, retaining key employees, motivating our senior leaders to perform at their highest levels and balancing incentives for short-term results with long-term company performance;

  •
  we limit the authority of senior management to enter into certain transactions that are inherently risky without Board approval, including certain hedging and foreign currency transactions over prescribed levels, acquisitions and divestitures and certain tax transactions, among others;

  •
  we do not issue "mega grants" to any employees, we do not allow equity grant re-pricing and we limit annual awards within industry benchmarks;

  •
  the shareholders approved the compensation of our named executive officers on an advisory basis in January 2012, and we have not materially changed or altered our programs since that time; and

  •
  the Oshkosh Corporation Executive Incentive Compensation Recoupment Policy provides us the right to recoup all or part of any incentive award actually paid to a covered executive if we are required to prepare an accounting restatement relating to our publicly-reported consolidated financial statements.

As a result of the review of management's risk assessment that we describe above, the Committee determined that our compensation programs effectively create a proper balance between appropriate

•

•

EXECUTIVE COMPENSATION

•

•

risk-taking and competitive compensation. Based on the Committee's determination, we believe our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our company.

Summary Compensation Table

              The table below summarizes for our last three fiscal years the compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer and our next three highest paid executive officers. We refer to such individuals in this Proxy Statement as our named executive officers. As we discuss more fully in the notes to the table, we calculated amounts for equity awards based on SEC rules. Therefore, the amounts shown are not necessarily actual amounts we paid to these officers or that these officers will receive in the future. We are not including information for Mr. Blankfield for fiscal 2010 because Mr. Blankfield did not become a named executive officer until fiscal 2011. We are not including information for Mr. Urias for prior years because Mr. Urias did not become our employee until fiscal 2012.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)(3)
Charles L. Szews,	2012	1,000,002	—	—	—	1,344,403	1,388,574	3,881	3,736,860
Chief Executive Officer	2011	983,037	—	—	—	960,126	1,013,334	5,536	2,962,033
	2010	684,950	—	—	—	1,095,920	437,290	14,117	2,232,277

David M. Sagehorn,	2012	573,259	—	1,620,000	728,100	463,031	367,032	6,933	3,758,355
Executive Vice President	2011	561,155	—	1,152,875	646,365	326,797	211,237	8,299	2,906,728
and Chief Financial Officer	2010	465,003	—	1,150,000	855,799	558,004	84,193	17,871	3,130,870

Wilson R. Jones,	2012	460,994	—	2,159,160	760,460	383,097	58,729	18,494	3,840,934
President and Chief	2011	438,078	277,808	659,450	367,850	361,681	37,894	7,393	2,150,154
Operating Officer	2010	355,385	112,192	838,875	622,399	330,712	35,326	81,625	2,376,514

Bryan J. Blankfield,	2012	445,559	—	712,800	323,600	359,886	378,222	7,500	2,227,567
Executive Vice President,	2011	438,648	—	555,490	310,045	253,999	300,880	9,029	1,868,091
General Counsel and
Secretary

John M. Urias	2012	395,577	204,250	1,056,800	512,200	418,044	—	285,824	2,872,695
Executive Vice President,
President, Defense

              (1)          Messrs. Jones and Urias received bonuses of $390,000 and $215,000 on June 18, 2010 and October 21, 2011, respectively, in connection with their appointments as Executive Vice President and President of the Access Equipment segment and the Defense segment, respectively. Each executive effectively earned his bonus pro rata over a twelve month retention period. For Mr. Jones, the table reflects $112,192 of such bonus in fiscal 2010 and $277,808 in fiscal 2011. For Mr. Urias, the table reflects $204,250 of such bonus in fiscal 2012, and we will reflect the remainder of his bonus in his compensation for fiscal 2013.

              (2)          As applicable SEC rules require, amounts in this column are based on the aggregate grant date fair value of awards to our named executive officers under our 2004 Incentive Stock and Awards Plan and our 2009 Incentive Stock and Awards Plan rather than actual amounts we paid to these officers or amounts that the officers actually realized or will realize as a result of these awards. We

•

•

EXECUTIVE COMPENSATION

•

•

computed the aggregate grant date fair value of these awards in accordance with Fair Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation, which we refer to as FASB ASC Topic 718, except that, in compliance with SEC requirements, for awards that are subject to performance conditions, we reported the value at the grant date based upon the probable outcome of such conditions. We based the fair value of stock awards on the market price of the shares awarded on the date of grant (which considers the value of dividends that the holder of restricted shares is entitled to receive). We calculated the fair values of option awards using a Black-Scholes valuation model. Note 17 to our audited consolidated financial statements for the fiscal year ended September 30, 2012, which we included in our Annual Report on Form 10-K that we filed with the SEC on November [             ], 2012, includes assumptions that we used in the calculation of these amounts. In fiscal 2012, we granted performance shares to certain of our named executive officers that vest at the end of the third fiscal year following the grant date. Our named executive officers earn shares under performance awards only if our total shareholder return over the three year performance period compares favorably to that of a comparator group of companies. Potential payouts range from 0% to 200% of the target values for these awards. Where amounts in this column include these performance share awards, the amounts in the table assume achievement of the target level of performance (100% payout) for such awards. Assuming performance at the highest level, the aggregate grant date values of the stock awards for each of our named executive officers that received such awards during fiscal 2012 were as follows: (i) for Mr. Sagehorn, $2,172,000; (ii) for Mr. Jones, $2,733,240; (iii) for Mr. Blankfield, $955,680; and (iv) for Mr. Urias, $1,299,680.

              (3)          The Summary Compensation Table in our Proxy Statements for our 2011 and 2012 Annual Meeting of Shareholders contained incorrect grant date values relating to awards of performance shares due to errors in calculation by our third party provider. The Summary Compensation Table above includes the corrected values. The correction of previously reported amounts resulted in an increase in the reported values as compared to previously reported amounts for "Stock Awards" and "Total" amounts as follows: Mr. Sagehorn: 2010 — $381,080 and 2011 — $499,950; Mr. Jones: 2010 — $272,200 and 2011 — $272,200; Mr. Blankfield: 2011 — $236,340.

              (4)          The amounts in this column reflect the actuarial increase from the prior year in the present value of the named executive officer's benefits under our applicable retirement plans that apply determined using the assumptions set forth in footnote (2) to the Pension Benefits Table below. As we discuss more fully elsewhere, we took action in fiscal year 2012, applicable to many salaried employees, to freeze benefits under both our qualified and non-qualified defined benefit plans effective December 31, 2012 and in the future will be providing benefits to impacted employees under new, qualified and non-qualified defined contribution plans.

              (5)          We paid relocation-related costs for Mr. Jones and Mr. Urias in connection with Mr. Jones' promotion to the position of President and Chief Operating Officer in August 2012 and the hiring of Mr. Urias in October 2011.

•

•

EXECUTIVE COMPENSATION

•

•

Grants of Plan Based Awards

              The table below sets forth information regarding all incentive plan awards that we granted to our named executive officers in fiscal 2012 under our 2009 Incentive Stock and Awards Plan.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles L. Szews	11/14/2011	500,000	1,000,000	2,000,000	—	—	—	—	—	—	—

David M. Sagehorn	11/14/2011	172,173	344,347	688,693	—	—	—	—	—	—	—
	9/17/2012	—	—	—	12,500	25,000	50,000	25,000	45,000	28.96	2,348,100

Wilson R. Jones	11/14/2011	110,779	221,558	443,116	—	—	—	—	—	—	—
	8/01/2012	37,320	74,639	149,279	—	—	—	20,000	—	—	445,400
	9/17/2012	—	—	—	13,000	26,000	52,000	27,000	47,000	28.96	2,474,220

Bryan J. Blankfield	11/14/2011	133,820	267,640	535,279	—	—	—	—	—	—	—
	9/17/2012	—	—	—	5,500	11,000	22,000	11,000	20,000	28.96	1,036,400

John M. Urias	10/06/2011	—	—	—	—	—	—	20,000	20,000	17.20	532,600
	11/14/2011	125,539	251,077	502,154	—	—	—	—	—	—	—
	9/17/2012	—	—	—	5,500	11,000	22,000	11,000	20,000	28.96	1,036,400

              (1)          The amounts shown represent the threshold, target and maximum awards that each of our named executive officers could have earned under our annual cash incentive plan for fiscal year 2012 as we describe more fully under "Compensation Discussion and Analysis – Annual Cash Incentive Awards." We include the amount of the annual cash incentive plan award that each of our named executive officers earned for fiscal year 2012 under these awards based on our actual performance for fiscal year 2012 in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 85.

              (2)          The amounts shown represent the threshold, target and maximum amounts of performance share awards that we awarded in fiscal year 2012 to the named executive officers under our 2009 Incentive Stock and Awards Plan as we describe more fully under "Compensation Discussion and Analysis – Equity Based Long-Term Incentive Awards – Performance Share Awards." The threshold amount is total shareholder return at or above the 40th percentile as compared to total shareholder return of the group of companies comprising the Standard & Poor's MidCap 400 Index over a three year performance period. Payments are prorated for performance between the 40th and 80th percentiles. We pay the awards that executives earn in shares of our Common Stock on a one-for-one basis and include credit for any dividends our Board approves during the performance period. However, we do not pay dividends or dividend equivalents with respect to unearned performance share awards.

              (3)          The dollar amount shown reflects the grant date fair value of the stock options that we granted in fiscal year 2012 calculated in accordance with FASB ASC Topic 718. Performance share awards are reflected at the target payout level, which is based on the probable outcome of the actual performance. If performance share awards were reflected at maximum payout levels, the totals in this column would be $2,900,100 for Mr. Sagehorn, $3,048,300 for Mr. Jones, $1,279,280 for Mr. Blankfield and $1,279,280 for Mr. Urias.

•

•

EXECUTIVE COMPENSATION

•

•

Outstanding Equity Awards at September 30, 2012

              The table below sets forth information on outstanding stock options and awards and unvested stock awards that our named executive officers held on September 30, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)(1)(2)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)(6)
Charles L. Szews	34,000	—	—	28.27	10/14/14	—	—	—	—
	40,800	—	—	41.04	10/19/15
	37,800	—	—	49.98	10/18/16
	52,200	—	—	54.63	10/17/17
	114,334	—	—	12.04	10/16/18
	82,000	—	—	32.10	09/14/16
David M. Sagehorn	3,000	—	—	28.27	10/14/14	45,001	1,234,377	66,500	1,824,095
	3,000	—	—	41.04	10/19/15
	3,000	—	—	49.98	10/18/16
	12,800	—	—	54.63	10/17/17
	84,000	—	—	12.04	10/16/18
	42,500	—	—	32.10	09/14/16
	36,666	18,334	—	28.73	09/20/17
	20,500	41,000	—	19.24	09/19/18
	—	45,000	—	28.96	09/17/19
Wilson R. Jones	2,000	—	—	49.98	10/18/16	59,501	1,632,112	51,000	1,398,930
	10,000	—	—	54.63	10/17/17
	40,000	—	—	12.04	10/16/18
	24,500	—	—	32.10	09/14/16
	26,666	13,334	—	28.73	09/20/17
	11,666	23,334	—	19.24	09/19/18
	—	47,000	—	28.96	09/17/19
Bryan J. Blankfield	45,000	—	—	19.75	10/15/13	17,667	484,606	31,000	850,330
	14,600	—	—	28.27	10/14/14
	24,800	—	—	41.04	10/19/15
	23,300	—	—	49.98	10/18/16
	25,800	—	—	54.63	10/17/17
	63,000	—	—	12.04	10/16/18
	25,500	—	—	32.10	09/14/16
	18,333	9,167	—	28.73	09/20/17
	9,833	19,667	—	19.24	09/19/18
	—	20,000	—	28.96	09/17/19
John M. Urias	—	20,000	—	17.20	10/06/18	31,000	850,330	25,500	699,465
	—	20,000	—	28.96	09/17/19

              (1)          All options that expire on October 15, 2013, October 14, 2014, October 19, 2015, October 19, 2016, October 18, 2016, October 17, 2017 and October 16, 2018 expire ten years and one month from the date of grant and vest ratably over a three year period beginning with the first 33.3% vesting one year after the date of grant, the second 33.3% vesting two years after the date of grant and the final 33.4% vesting three years after the date of grant.

•

•

EXECUTIVE COMPENSATION

•

•

              (2)          All options that expire on or after September 14, 2016, other than those described in footnote 1 above, expire seven years from the date of grant and vest ratably over a three year period beginning with the first 33.3% vesting one year after the date of grant, the second 33.3% vesting two years after the date of grant and the final 33.4% vesting three years after the date of grant.

              (3)          The vesting dates for all restricted shares that our named executive officers held at September 30, 2012 are as follows:

	Vesting Date of Restricted Shares
Name	Date	No. of Shares
Charles L. Szews	—	—
David M. Sagehorn	09/17/13	8,333
	09/19/13	6,667
	09/20/13	6,667
	09/17/14	8,333
	09/19/14	6,667
	09/17/15	8,334
Wilson R. Jones	05/24/13	4,167
	09/17/13	9,000
	09/19/13	4,167
	09/17/14	9,000
	09/19/14	4,167
	08/01/15	20,000
	09/17/15	9,000
Bryan J. Blankfield	09/17/13	3,666
	09/19/13	3,333
	09/17/14	3,667
	09/19/14	3,334
	09/17/15	3,667
John M. Urias	10/06/12	6,666
	09/17/13	3,666
	10/06/13	6,667
	09/17/14	3,667
	10/06/14	6,667
	09/17/15	3,667

              (4)          We used the closing price of our Common Stock of $27.43 on September 30, 2012 to calculate the value of unvested shares.

•

•

EXECUTIVE COMPENSATION

•

•

              (5)          The vesting dates for all performance shares that our named executive officers held at September 30, 2012 are as follows:

	Vesting Date of Performance Shares
Name	9/30/13	9/30/14	9/30/15
Charles L. Szews	—	—	—
David M. Sagehorn	14,000	27,500	25,000
Wilson R. Jones	10,000	15,000	26,000
Bryan J. Blankfield	7,000	13,000	11,000
John M. Urias	—	9,500	11,000

              (6)          The number and value of performance shares reflected in the above table assume performance at target level.

Option Exercises and Stock Vested Table

              The table below shows a summary of the stock options that our named executive officers exercised during fiscal year 2012 and restricted stock awards that vested for the named executive officers during fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Charles L. Szews	—	—	—	—
David M. Sagehorn	—	—	13,333	381,324
Wilson R. Jones	—	—	8,333	208,613
Bryan J. Blankfield	—	—	3,333	96,390
John M. Urias	—	—	—	—

              (1)          Reflects the amount calculated by multiplying the number of shares of restricted stock and performance shares vested by the market price of our Common Stock on the vesting date.

Pension Benefits

              The table below sets forth the number of years of credited service and the present value of accumulated benefits and payments during fiscal year 2012 for (i) each of the named executive officers

•

•

EXECUTIVE COMPENSATION

•

•

under the Oshkosh Corporation Retirement Plan and the Oshkosh Corporation Executive Retirement Plan.

Name	Plan Name	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Charles L. Szews	Retirement Plan	17	522,635	—
	Executive Retirement Plan	16	4,108,963	—
David M. Sagehorn	Retirement Plan	13	304,961	—
	Executive Retirement Plan	8	493,437	—
Wilson R. Jones	Retirement Plan	8	203,427	—
	Executive Retirement Plan	4	—	—
Bryan J. Blankfield	Retirement Plan	11	281,196	—
	Executive Retirement Plan	10	788,753	—
John M. Urias	Retirement Plan	2	—	—
	Executive Retirement Plan	0	—	—

              (1)          Years of credited service under the Retirement Plan are based on the executive working one thousand hours during the plan year (i.e., March 1 – February 28); however, years of credited service under the Executive Retirement Plan are based on completed years and months of employment with us, and vesting under the Executive Retirement Plan is based on completed years of employment as an executive officer.

              (2)          The actuarial values of the accumulated plan benefits for the Retirement Plan and the Executive Retirement Plan were calculated using the unit credit valuation method and the following assumptions, among others: that the participants retire at their first unreduced retirement age of 62; that the benefit calculation date is September 30, 2012, consistent with our accounting measurement date for financial statement reporting purposes; that the discount rate is 4.25%; that the post-retirement mortality assumption is based on the RP-2000 table and a 12-year projection; that final average pay is based on the current average pay without projection; that the form of payment is a single life annuity; and that the Retirement Plan benefit accrues ratably over the greater of 30 years or the participant's projected years of service at age 65 and the Executive Retirement Plan benefit accrues ratably over the first 20 years from the date of hire and becomes vested 20% per year from years 5 to 10 from the date the employee became an officer.

              Oshkosh Corporation Retirement Plan – Under the Retirement Plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to 50% of average monthly compensation less 45% of the primary social security benefit payable at age 65, reduced by 1/30th for each benefit accrual year of service less than 30, or certain actuarially equivalent benefits. Average monthly compensation is based on the average of the five highest consecutive years of earnings (excluding bonuses and subject to a maximum amount of compensation as established pursuant to IRS regulations) prior to the participant's normal retirement age or other date of termination. One thousand hours constitute a year of service. As of March 1, 1994, IRS regulations lowered the maximum amount of compensation allowed to be included in benefit calculations from $235,840 to $150,000. This amount was increased to $160,000 as of March 1, 1997, $170,000 as of January 1, 2000, $200,000 as of January 1, 2002, $205,000 as of January 1, 2004, $210,000 as of January 1, 2005, $220,000 as of January 1, 2006, $225,000 as of January 1, 2007, $230,000 as of January 1, 2008, $245,000 as of

•

•

EXECUTIVE COMPENSATION

•

•

January 1, 2009 and $250,000 as of January 1, 2012. Accrued benefits calculated as of February 28, 1994 at the higher limit have been grandfathered. An employee who has reached the age of 55 with a minimum of five years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits. The pension benefits payable to an employee who retires at age 55 with a minimum of five years of service are equal to 50% of the pension benefits that would have been payable to such employee had he or she continued his or her employment with us until he or she reached age 65. The percentage increases for each year of continued service with us between the date on which the employee reaches age 55 and the date on which the employee reaches age 65. The spouse of an employee who would have been eligible for early retirement at death is entitled to a monthly benefit equivalent to 50% of the amount of the life annuity which would have been payable to a participant as of the participant's normal retirement age. Compensation that the Retirement Plan covers for the named executive officers generally corresponds with the base salary for each such individual, subject to the annual maximum. As we discuss more fully elsewhere, we took action in fiscal year 2012 to freeze benefits under the Retirement Plan effective December 31, 2012 and in the future will be providing benefits to impacted employees under a new, qualified defined contribution plan.

              Oshkosh Corporation Executive Retirement Plan – Under the Executive Retirement Plan, certain of our officers, including the named executive officers, are entitled to receive upon retirement a monthly benefit equal to 24% of their average monthly compensation at age 55 increasing to 40% of average monthly compensation at age 62, prorated if the executive has less than 20 years of service at retirement. This amount is reduced by the amount of any pension payable by us under the Retirement Plan, the annuity value of the executive's 401(k) plan match and 50% of the executive's social security benefit. Average monthly compensation is based on the average of the executive's compensation for the highest five years of pay in the last ten years of credited service with the highest five not required to be consecutive. Beginning October 1, 2004, the final average monthly compensation includes base and bonus pay. The executive's spouse is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable in the event of the executive's death. Compensation that the Executive Retirement Plan covers generally corresponds with base salary and earned bonus compensation. As we discuss more fully elsewhere, we took action in fiscal year 2012 to freeze benefits under the Executive Retirement Plan effective December 31, 2012 and in the future will be providing benefits to impacted employees under a new, non-qualified defined contribution plans.

•

•

EXECUTIVE COMPENSATION

•

•

Non-Qualified Deferred Compensation

              Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers – The following table sets forth certain information with respect to amounts earned during fiscal 2012 under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers, or the Deferred Compensation Plan. Our named executive officers, other than Mr. Blankfield, have not elected to participate in the Deferred Compensation Plan, and none of our named executive officers made any contributions to the Deferred Compensation Plan during fiscal year 2012.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Charles L. Szews	—	—	—	—	—
David M. Sagehorn	—	—	—	—	—
Wilson R. Jones	—	—	—	—	—
Bryan J. Blankfield	—	—	11,846	—	27,796
John M. Urias	—	—	—	—	—

              (1)          Mr. Blankfield's Deferred Compensation Plan account is comprised entirely of units the value of which is equal to the value of shares of our Common Stock. The aggregate earnings reported in the table above reflect the increase in the price per share of our Common Stock from October 1, 2011 to September 30, 2012 and are not reported as compensation in fiscal year 2012 in the Summary Compensation Table.

              (2)          Includes the amount of employee contributions that would have been reported as compensation to the named executive officer in the Summary Compensation Table for the year in which such amount was earned and deferred if the officer had been a named executive officer in such year.

              Under the Deferred Compensation Plan, each participating named executive officer may defer up to 65% of the executive officer's base salary for the plan year, up to 85% of the executive officer's annual incentive compensation payable in the plan year for services and performance during the preceding plan year, and up to 100% of any share-based long-term incentives.

              An executive participating in the Deferred Compensation Plan may elect to have his deferrals credited to a fixed-income investment account or in a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding plan year quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our Common Stock. Any dividends earned on our Common Stock are reinvested in each executive's stock account.

              Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to ten years at the election of the executive. Payments generally initiate upon the executive's separation from service with us. However, in the event of a change in control of our company, as defined in the Deferred Compensation Plan, we will pay out the accounts of all executives in a single lump sum cash payment.

•

•

EXECUTIVE COMPENSATION

•

•

Potential Payments Upon Termination Or Change In Control

              The following tables disclose potential payments and benefits under our compensation and benefit plans and arrangements to which our named executive officers would be entitled to upon a termination of employment or a change in control of our company. We list the estimated amount of compensation payable to each of our named executive officers in each situation in the tables below assuming that the termination and/or change in control of our company occurred at September 30, 2012 and that our Common Stock had a value per share of $27.43, which was the closing market price for our Common Stock on September 30, 2012. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control, and therefore the actual amounts would vary from the estimated amounts in the tables below. Descriptions of the circumstances that would trigger payments or benefits to our named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables. However, refer to the Pension Benefits table above for the present value of amounts that our named executive officers would receive upon retirement absent a change in control of our company. It is important to note that, if Carl Icahn acquires 25% or more of our outstanding Common Stock in connection with his unsolicited, inadequate and opportunistic tender offer, or if the Icahn Group's nominees for director are elected to our Board by shareholders at the Annual Meeting, a change in control of our company will be deemed to have occurred.

Charles L. Szews	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts			Not Eligible
Cash Termination Payment				3,533,442		6,287,760
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				41,917		66,070
Outplacement Services						150,000
Legal and Accounting Advisor Services						10,000
Unvested Stock Options
Unvested Performance Shares
Unvested Restricted Stock
Unearned Annual Cash Incentive Awards					1,000,000	1,000,000
Unvested Retirement Benefits
Additional Retirement Benefits						3,321,432
Excise Tax Gross Up Payment						4,153,222

Total Pre-tax Benefit				3,575,359	1,000,000	14,988,484

•

•

EXECUTIVE COMPENSATION

•

•

David M. Sagehorn	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts			Not Eligible
Cash Termination Payment				1,152,602		3,402,915
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						64,040
Outplacement Services						86,445
Legal and Accounting Advisor Services						10,000
Unvested Stock Options	335,790	335,790			335,790	335,790
Unvested Performance Shares	502,883	502,883			1,508,650	1,508,650
Unvested Restricted Stock	1,234,378	1,234,378			1,234,378	1,234,378
Unearned Annual Cash Incentive Awards					345,781	345,781
Unvested Retirement Benefits					268,654	268,654
Additional Retirement Benefits						1,356,193
Excise Tax Gross Up Payment						4,061,636

Total Pre-tax Benefit	2,073,051	2,073,051		1,152,602	3,693,253	12,674,482

Wilson R. Jones	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts			Not Eligible
Cash Termination Payment				1,150,000		1,873,362
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						41,415
Outplacement Services						86,250
Legal and Accounting Advisor Services						5,000
Unvested Stock Options	191,105	191,105			191,105	191,105
Unvested Performance Shares	274,300	274,300			822,900	822,900
Unvested Restricted Stock	1,632,113	1,632,113			1,632,113	1,632,113
Unearned Annual Cash Incentive Awards					431,250	431,250
Unvested Retirement Benefits					266,527	266,527
Additional Retirement Benefits
Excise Tax Gross Up Payment

Total Pre-tax Benefit	2,097,518	2,097,518		1,150,000	3,343,895	5,349,922

•

•

EXECUTIVE COMPENSATION

•

•

Bryan J. Blankfield	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts			Not Eligible
Cash Termination Payment				895,848		2,878,626
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						70,259
Outplacement Services						67,189
Legal and Accounting Advisor Services						10,000
Unvested Stock Options	161,073	161,073			161,073	161,073
Unvested Performance Shares	237,727	237,727			713,180	713,180
Unvested Restricted Stock	484,606	484,606			484,606	484,606
Unearned Annual Cash Incentive Awards					268,754	268,754
Unvested Retirement Benefits
Additional Retirement Benefits						1,368,340
Excise Tax Gross Up Payment						2,740,274

Total Pre-tax Benefit	883,406	883,406		895,848	1,627,613	8,762,301

John M. Urias	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts			Not Eligible
Cash Termination Payment				850,000		850,000
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						36,998
Outplacement Services						63,750
Legal and Accounting Advisor Services						5,000
Unvested Stock Options	204,600	204,600			204,600	204,600
Unvested Performance Shares	173,723	173,723			521,170	521,170
Unvested Restricted Stock	850,330	850,330			850,330	850,330
Unearned Annual Cash Incentive Awards					255,000	255,000
Unvested Retirement Benefits
Additional Retirement Benefits
Excise Tax Gross Up Payment

Total Pre-tax Benefit	1,228,653	1,228,653		850,000	1,831,100	2,786,848

              Key Executive Employment and Severance Agreements – We currently have in effect Key Executive Employment and Severance Agreements, or KEESAs, with our executive officers, including each of our named executive officers. Under the KEESAs, after a change in control of our company, if we terminate the executive's employment other than by reason of death, disability or for cause, then the executive is entitled to a cash termination payment and other benefits. The executive is also entitled to a cash termination payment and other benefits if, after the change in control of our company, the executive

•

•

EXECUTIVE COMPENSATION

•

•

terminates his employment for good reason. The termination payment will be equal to the sum of the executive's annual salary in effect at the change in control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change in control, multiplied by the number of years remaining in the employment period (up to three but not less than one for Messrs. Szews, Sagehorn and Blankfield, and up to two, but not less than one, for Messrs. Jones and Urias). The amounts in the tables assume the maximum three years, for Messrs. Szews, Sagehorn and Blankfield, or two years, for Messrs. Jones and Urias, remaining in the employment period. If Mr. Szews, Mr. Sagehorn or Mr. Blankfield is entitled to a cash termination payment, then the executive also is entitled to (i) additional retirement benefits equal to the difference between the amount he would actually be entitled to receive on retirement and the amount to which he would have been entitled to receive had he continued to work until the earlier of age 65 or the number of years remaining in the employment period (up to three) and (ii) the difference between the unreduced social security benefit payable to the executive if his employment continued until his unreduced social security age and the actual social security benefit payable to the executive at the end of the employment period. This payment ceases at the executive's unreduced social security age. In addition, the KEESAs provide for outplacement services and continuation of life and disability insurance for up to three years, for Messrs. Szews, Sagehorn and Blankfield, or two years, for Messrs. Jones and Urias, hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. The KEESAs for Messrs. Szews, Sagehorn and Blankfield provide that if the payments under the agreement are an "excess parachute payment" for purposes of the Internal Revenue Code, then we will pay the executive the amount necessary to offset the 20% excise tax that the Internal Revenue Code imposes and any additional taxes on this payment. To the extent that payments to Messrs. Jones and Urias under their agreements would be considered "excess parachute payments," the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to him. In fiscal 2008, we revised the terms of the KEESAs with the purpose of ensuring that payments under the agreement are not "income includible under Section 409A" for purposes of the Internal Revenue Code. However, if for some reason payments under the agreement are nonetheless "income includible under Section 409A," then we can be obligated to pay the executive the 20% additional income tax that Internal Revenue Code Section 409A imposes and interest and any additional taxes on this payment.

              In consideration of the KEESA benefits, each executive officer party to a KEESA agrees not to compete with us for a period of 18 months after the executive officer leaves us and to keep in confidence any proprietary information or confidential information for a period of 18 months after the executive officer leaves us. Our Board of Directors can waive both of these conditions.

              Under the KEESAs, there is a "change in control" if:

  •
  any person is or becomes the beneficial owner of securities representing 25% or more of our outstanding Common Stock;

  •
  there is a change in the composition of our Board of Directors that at least two-thirds of the existing directors have not approved;

  •
  a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) is consummated in which our shareholders control less than 50% of combined voting power after the merger, consolidation or share exchange; or

•

•

EXECUTIVE COMPENSATION

•

•

  •
  our shareholders approve a plan of complete liquidation or dissolution or a sale or disposition by us of all or substantially all of our assets is consummated.

              Under the KEESAs, the term "cause" generally means:

  •
  committing any act of fraud, embezzlement or theft in connection with the executive's duties as an executive officer;

  •
  continuing, willful and unreasonable refusal by an executive to perform duties or responsibilities;

  •
  willfully engaging in illegal conduct or gross misconduct that causes us demonstrable and serious financial injury;

  •
  willfully disclosing our trade secrets or confidential information; or

  •
  engaging in competition with us that our Board of Directors determines to be materially harmful to us.

              Under the KEESAs, the term "good reason" generally means:

  •
  a breach of the agreement by us;

  •
  any reduction in an executive's base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits;

  •
  a material adverse change in the executive's working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change in control, including but not limited to a significant change in the nature or scope of his authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy promptly after receipt of notice thereof;

  •
  relocation of the executive's principal place of employment to a location more than 50 miles from the executive's principal place of employment during the 180-day period prior to the change in control;

  •
  we require the executive to travel on business to a materially greater extent than was required during the 180-day period prior to the change in control;

  •
  our failure to cause a successor to assume an executive's agreement; or

  •
  we terminate the executive's employment after a change in control without delivering proper notice of termination.

              Stock Option Agreements – We have granted stock option awards to our named executive officers under the Oshkosh Corporation 1990 Incentive Stock Plan, the Oshkosh Corporation 2004 Incentive Stock and Awards Plan, and the Oshkosh Corporation 2009 Incentive Stock and Awards Plan. Each plan contains provisions that apply upon a termination of an executive or a change in control of our company.

•

•

EXECUTIVE COMPENSATION

•

•

Oshkosh Corporation 1990 Incentive Stock Plan

              Under this plan and the related award agreements, if the executive's employment terminates by reason of the executive's death, disability or retirement, then the option award will become fully vested and will remain exercisable by the executive or his beneficiary for a period of one year after the date of the executive's death or disability or three months after the date of the executive's retirement. If we cease to employ the executive for any reason other than death, disability or retirement, then that portion of the option award that is exercisable on the date of the executive's termination of employment will remain exercisable for a period of three months after such date and the remaining portion of the option award will automatically expire on such date. Effective upon a change in control of our company, the option award will fully vest and will immediately become exercisable. "Change in control" in this plan is defined in the same manner as under the KEESAs.

Oshkosh Corporation 2004 Incentive Stock and Awards Plan

              Under this plan and the related award agreements, if the executive's employment terminates by reason of the executive's death, disability or retirement, then the option award will become fully vested and will remain exercisable by the executive or his beneficiary for a period of one year after the date of the executive's death or disability or one to three years after the date of the executive's retirement. Effective upon a change in control of our company, the option award will fully vest and will immediately become exercisable, and the executive holding the option award will have the right to receive, in exchange for surrender of each option, an amount of cash equal to the excess, if any, of the fair market value of a share of our Common Stock as determined on the date of exercise over the exercise price of the option. "Change in control" in this plan is defined in the same manner as under the KEESAs.

Oshkosh Corporation 2009 Incentive Stock and Awards Plan

              Under this plan and the related award agreements, if the executive's employment terminates by reason of the executive's death, disability or retirement, then the option award will become fully vested and will remain exercisable by the executive or his beneficiary for a period of one year after the date of the executive's death or disability or three years after the date of the executive's retirement. Effective upon a change in control of our company, the option award will fully vest and will immediately become exercisable, and the executive holding the option award will have the right to receive, in exchange for surrender of each option, an amount of cash equal to the excess, if any, of the fair market value of a share of our Common Stock as determined on the date of exercise over the exercise price of the option as stated on the date the option was awarded. "Change in control" in this plan is defined in the same manner as under the KEESAs.

              The amounts in the tables above include the value attributable to unvested stock options that our named executive officers held valued at the amount by which the closing price of our Common Stock on September 30, 2012 exceeds the exercise price of the unvested options.

              Performance Share Awards – We have granted performance share awards to our named executive officers under the Oshkosh Corporation 2004 Incentive Stock and Awards Plan and the Oshkosh Corporation 2009 Incentive Stock and Awards Plan. Under these plans and the related award terms, if the executive's employment terminates by reason of the executive's death, disability or retirement after the tenth trading day of the performance period in respect of an award, then the

•

•

EXECUTIVE COMPENSATION

•

•

executive will receive a proportionate number of the shares of our Common Stock that the executive would have received had the performance period ended on the date of termination based on the number of days that have elapsed in the performance period prior to the date of termination. If we cease to employ the executive for any reason other than death, disability or retirement, then the executive will forfeit any rights with respect to an award of performance shares. Pursuant to the award terms, effective upon a change in control of our company that occurs during the performance period in respect of an award, the executive will be fully vested in the number of shares of our Common Stock calculated as if the performance period ended on the date of the change in control. The tables above do not reflect any amounts relating to performance share awards that we granted in fiscal year 2010 because the total shareholder return under these awards calculated as of September 30, 2012 was below the threshold. The amounts reflected in the tables above relating to performance share awards that we granted in fiscal year 2011 reflect a payment amount equal to 200% of the target performance share awards based on our achievement of total shareholder return at the maximum performance level under these awards calculated as of September 30, 2012. Amounts are not shown for performance awards that we granted in fiscal year 2012 because the performance period for those awards does not begin to run until the beginning of fiscal year 2013.

              Restricted Stock – We have granted restricted stock awards to our named executive officers under the Oshkosh Corporation 2009 Incentive Stock and Awards Plan. Under this plan and the related award agreements, if the executive's employment terminates by reason of the executive's death, disability or, for awards granted prior to September 2011, retirement, then any shares of restricted stock that are not vested will become fully vested at the time the executive's employment is terminated as a result of death, disability or retirement. For awards granted in September 2011 and thereafter, restricted stock does not fully vest at the time the executive's employment is terminated as a result of retirement. No named executive officer was eligible for retirement for purposes of these awards at September 30, 2012. If we cease to employ the executive for any reason other than death, disability or, in certain cases, retirement, then any shares of restricted stock held by the executive that are not vested on the date of such termination will be immediately forfeited. Effective upon a change in control of our company, any shares of restricted stock that have not vested will vest and the executive will have the right to receive, in exchange for surrender of such shares of restricted stock, an amount of cash equal to the greater of (i) the fair market value of a share of our stock as determined on the date of the change in control, (ii) the highest per share price paid in the change in control transaction or (iii) the fair market value of a share calculated on the date of surrender.

              Oshkosh Corporation Executive Retirement Plan – Upon a change in control of our company, executives participating in our Executive Retirement Plan are credited with up to an additional three years of service (except for Messers. Jones and Urias) and this benefit is vested without regard to the normal vesting schedule under the plan. Furthermore, if we terminate the executive's employment for any reason following the change in control, the executive will be entitled to receive a single lump sum cash payment equal to the present value (as determined under the Executive Retirement Plan) of the executive's earned and vested benefits under the Executive Retirement Plan through December 31, 2004, within 60 days after the termination of the executive's employment. "Change in control" is defined in the same manner as under the KEESAs for this purpose. The executive will also be entitled to receive a single lump sum cash payment equal to the present value (as determined under the Executive Retirement Plan) of the executive's earned and vested benefits under the Executive Retirement Plan for the period commencing January 1, 2005, within 60 days of the change in control. "Change in control" has a specified meaning for this purpose as defined in the Executive Retirement Plan.

•

•

EXECUTIVE COMPENSATION

•

•

              Annual Cash Incentive Awards – Under the Oshkosh Corporation 2004 Incentive Stock and Awards Plan and the Oshkosh Corporation 2009 Incentive Stock and Awards Plan, upon a change in control of our company, for any annual cash incentive award that a named executive officer has not earned by the time of the change in control, the named executive officer is entitled to receive a proportionate amount of the executive's annual cash incentive target award opportunity, based on the number of whole months that have elapsed in the fiscal year prior to the change in control. For each named executive officer, the amounts we disclose as "Unearned Annual Cash Incentive Awards" in the tables above assume that the change in control occurred prior to the end of the fiscal year and, therefore, the named executive officers did not yet earn their annual cash incentive awards, but the amounts do reflect the full target award opportunity for such executive for fiscal 2012 rather than only a proportionate amount. The Summary Compensation Table reflects the actual amount of the annual cash incentive award that each named executive officer earned for fiscal 2012. A named executive officer would not be entitled to receive both the amount in the tables above and the amount in the Summary Compensation Table.

              For purposes of determining the amount of any excise tax that the Internal Revenue Code may impose as a result of our payment of an executive's annual cash incentive target award opportunity upon a change in control of our company (and to enable us to estimate any excise tax gross-up payment that we would have to pay to Mr. Szews, Mr. Sagehorn or Mr. Blankfield), we assume that the executive has earned the entire amount of the award as of September 30, 2012, the assumed date of the change in control.

              Deferred Compensation Plans – A termination of an executive officer or a change in control of our company would not impact the amounts payable to our named executive officers under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers.

Executive Employment Agreements

Mr. Szews' Employment Agreement

              We entered into an employment agreement with Mr. Szews on March 20, 2007 and amended the agreement in 2008 to bring the agreement in compliance with the requirements of Internal Revenue Code Section 409A. We amended the agreement again on April 26, 2011 in connection with Mr. Szews' appointment as Chief Executive Officer. Under the employment agreement, as amended, we have the right to terminate Mr. Szews' employment at any time. If we terminate Mr. Szews' employment without cause or Mr. Szews terminates his employment for good reason, then, provided that Mr. Szews executes a release of claims against us, Mr. Szews will generally be entitled to receive as severance pay, in lieu of base salary and bonus for the remaining term of the employment agreement, an amount equal to the sum of (i) the product of two times the sum of (A) Mr. Szews' then current base salary, plus (B) a representative annual bonus amount for Mr. Szews, plus (ii) if Mr. Szews will not receive a bonus with respect to the fiscal year in which such termination occurs under the bonus plan then in effect solely as a result of the termination of Mr. Szews' employment, a pro rata bonus for the fiscal year in which the termination occurs in an amount based upon the bonus (if any) that Mr. Szews would have received had he remained employed through the entire fiscal year. If Mr. Szews is entitled to severance pay, then, for no additional consideration, Mr. Szews is obligated to make himself available to consult with and otherwise assist or provide general advice to our then Chief Executive Officer and to our Board of

•

•

EXECUTIVE COMPENSATION

•

•

Directors as and at such times as they may reasonably request during the two-year period after the date of termination of Mr. Szews' employment.

              In consideration of the benefits provided to Mr. Szews in his employment agreement, Mr. Szews entered into a confidentiality and loyalty agreement with us whereby he agrees not to compete with us for a period of 18 months after the termination of his employment and to keep in confidence any proprietary information or confidential information for a period of two years after the termination of his employment. In this agreement, Mr. Szews also agrees not to solicit our employees and to notify us before accepting employment with a competitor of ours for a period of 18 months after the termination of his employment.

              Under Mr. Szews' employment agreement, "cause" is defined as follows:

  •
  engaging in misconduct that is substantially injurious to us;

  •
  engaging in any willful act or omission that materially injures our reputation, business or prospects;

  •
  being convicted of a felony;

  •
  consenting to an order of the SEC for a violation of the federal securities laws;

  •
  failing to perform material duties in a competent and efficient manner which failure is not due to illness or disability;

  •
  being made subject to a petition under the federal bankruptcy laws or any state insolvency law or having a receiver appointed;

  •
  failing to file timely federal or state income tax returns and to pay related taxes;

  •
  being involved in the commission of an impropriety involving our financial statements;

  •
  committing material violations of our codes of conduct; or

  •
  materially breaching obligations under the confidentiality and loyalty agreement.

              Under Mr. Szews' employment agreement, the term "good reason" means any substantial breach by us of the employment agreement that is not remedied by us promptly after receipt of notice thereof from Mr. Szews.

•

•

DIRECTOR COMPENSATION

•

•

Director Compensation

              Based on a competitive review by Towers Watson on non-employee director compensation trends, the Committee approved the following changes effective January 2012:

  •
  The annual non-employee director retainer increased $20,000 to $85,000

  •
  The annual Human Resources and Audit Committee chair fees increased $5,000 to $15,000

  •
  The annual Governance Chair fee increased $5,000 to $10,000

  •
  We provided 100% of the long-term equity in the form of restricted stock (5,000 shares)

              The committee participation fee remained at $13,500. The long term equity awards were at the 50th percentile of the Towers Watson data based for non-employee director compensation. The changes were made to ensure that the company could attract non-employee directors when openings would occur.

              The table below summarizes the compensation paid to or earned by our non-employee directors during fiscal 2012.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Richard M. Donnelly	254,406	121,400	4,543	—	380,349
Michael W. Grebe	95,656	121,400	—	—	217,056
Peter B. Hamilton	83,156	121,400	—	—	204,556
Kathleen J. Hempel	93,500	121,400	—	—	214,900
Leslie F. Kenne	100,094	121,400	—	—	221,494
Harvey N. Medvin	93,500	121,400	—	—	214,900
J. Peter Mosling, Jr.	93,500	121,400	—	—	214,900
Craig P. Omtvedt	107,250	121,400	—	—	228,650
Duncan J. Palmer	73,875	121,400	—	—	195,275
John S. Shiely	67,719	121,400	—	—	189,119
Richard G. Sim	93,500	121,400	—	—	214,900
William S. Wallace	91,863	121,400	—	—	213,263

              (1)          Mr. Szews, who serves as both a director and as our Chief Executive Officer, received no additional compensation for his service on our Board of Directors and is not included in this table. The compensation Mr. Szews received as our Chief Executive Officer during and for fiscal 2012 is shown in the Summary Compensation Table on page 85.

              (2)          As applicable SEC rules require, amounts in this column are based on the aggregate grant date fair value of awards to our directors under our 2009 Incentive Stock and Awards Plan rather than actual amounts we paid to these directors or amounts that the directors actually realized or will realize as a result of these awards. We computed the aggregate grant date fair value of these awards in accordance with FASB ASC Topic 718. We based the fair value of stock awards on the market price of the shares awarded on the date of grant (which considers the value of dividends that the holder of restricted shares is entitled to receive).

•

•

DIRECTOR COMPENSATION

•

•

              (3)          The table below sets forth the aggregate number of unvested restricted stock awards and the aggregate number of stock option awards of each of our non-employee directors outstanding at September 30, 2012.

Name	Aggregate Number of Outstanding Restricted Stock Awards (#)	Aggregate Number of Outstanding Stock Option Awards (#)
Richard M. Donnelly	—	29,050
Michael W. Grebe	—	41,050
Peter B. Hamilton	—	1,500
Kathleen J. Hempel	—	41,050
Leslie F. Kenne	—	3,075
Harvey N. Medvin	—	18,250
J. Peter Mosling, Jr.	—	29,050
Craig P. Omtvedt	—	9,350
Duncan J. Palmer	—	1,500
John S. Shiely	—	—
Richard G. Sim	—	41,050
William S. Wallace	—	2,500

              (4)          The amounts in this column represent above-market interest on non-qualified deferred compensation computed on a quarter by quarter basis. The above-market interest rate is the percentage amount by which the interest rate earned on deferred compensation in fiscal 2012 exceeded 120% of the applicable federal long-term interest rate, with compounding, at the time the interest rate was set. The interest rate earned on deferred compensation for the first, second, third and fourth quarters of fiscal 2012 was 4.25%. For the same periods, 120% of the applicable long-term interest rate was 4.23%, 3.33%, 3.15% and 3.13%, respectively.

Retainer and Meeting Fees

              Each non-employee director, other than Mr. Donnelly, is entitled to receive an annual retainer of $85,000. Mr. Donnelly is entitled to receive an additional annual retainer of $150,000 in recognition of his position as Chairman of the Board. The Chairpersons of the Audit Committee and the Human Resources Committee receive an additional annual retainer of $15,000 and the Chairperson of the Governance Committee receives an additional annual retainer of $10,000. Committee members receive an additional fee of $13,500 per calendar year for each Committee on which they serve. Additionally, we reimburse directors for reasonable travel and related expenses that they incur in attending Board and Board committee meetings as well as continuing education programs.

Restricted Stock Awards

              We generally grant shares of restricted stock to our non-employee directors at the meeting of our Board held on the date of our Annual Meeting of Shareholders, or at the time a director joins our Board. Effective upon election at our 2012 Annual Meeting of Shareholders, we granted to each of our then non-employee directors 5,000 shares of restricted stock under the Oshkosh Corporation 2009 Incentive Stock and Awards Plan, which are subject to certain limited restrictions on transfer.

•

•

DIRECTOR COMPENSATION

•

•

Deferred Compensation Plan

              Our non-employee directors may elect to participate in our Deferred Compensation Plan for Directors and Executive Officers, under which each director may defer up to 100% of all retainer fees, attendance fees and fees for serving as a committee chair. We will reduce the fees paid to each director by the amount of all deferrals made on his or her behalf.

              A director participating in the Deferred Compensation Plan may elect to have his or her deferrals credited to a fixed-income investment account or a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding plan year quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our Common Stock. Any dividends earned on our Common Stock are reinvested in each director's stock account.

              Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to ten years at the election of the director. Payments generally initiate upon the director ceasing to be a member of our Board. However, in the event of a change in control of our company, as defined in the Deferred Compensation Plan, we will pay out the accounts of all directors in a single lump sum cash payment.

Stock Ownership Guidelines for Directors

              The Human Resources Committee has also adopted stock ownership guidelines that apply to non-employee directors to ensure that our non-employee directors have a direct stake in the oversight and development of our company by becoming shareholders. Under these guidelines, our non-employee directors are encouraged to acquire and own our Common Stock in an amount equal to five times the annual cash retainer paid to these non-employee directors. Non-employee directors should achieve this stock ownership level within five years of becoming a director.

              As of November 13, 2012, Messrs. Donnelly, Grebe, Mosling, Omtvedt and Sim, Ms. Hempel and Mr. Medvin (who is retiring at the Annual Meeting) exceeded the stock ownership levels in these guidelines. Messrs. Hamilton, Palmer, Gen. (Ret.) Wallace, Shiely and Lt. Gen. (Ret.) Kenne have each served as a director for less than five years. Mr. Newlin will become subject to these guidelines if elected as a director. As Mr. Szews also served as an executive officer of our company, he was subject to the stock ownership guidelines that apply to our officers. At November 13, 2012, Mr. Szews exceeded the stock ownership guidelines relative to his position as Chief Executive Officer.

•

•

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

•

•

              As noted in the preceding extensive and comprehensive discussion, executive compensation is an important matter both to us and to our shareholders. As a reflection of this importance and pursuant to SEC rules, we offer our shareholders the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement in accordance with the executive compensation disclosure rules of the SEC.

              The Human Resources Committee has overseen the development and implementation of our executive compensation programs. We have designed our compensation programs to directly link a significant portion of the compensation of our named executive officers to defined performance standards that promote balance between the drive for near-term growth and long-term increase in shareholder value. The Committee also designed our compensation programs to attract, retain and motivate key executives who are essential to the implementation of our strategic growth and development strategy. Performance and executive retention are critical to the success of our MOVE strategy.

              The Human Resources Committee bases its executive compensation decisions on our core compensation principles, including the following:

  •
  incentivizing our executives to perform with shareholders' interests in mind;

  •
  assembling and maintaining a senior leadership team with the skills necessary to successfully execute our MOVE strategy, maintain our competitiveness, and continue increasing the long-term market value of our company; and

  •
  balancing awards earned for short-term results with awards earned for strategic decisions that we expect to sustain our long-term performance and deliver the results outlined in our MOVE strategy.

              We believe that our existing compensation programs have been effective at motivating our key executives, including our named executive officers, to achieve superior performance and results for our company, effectively aligning compensation with performance results, giving our executives an ownership interest in our company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors. Fiscal year 2012 performance is an example of meeting these needs: overachieving on an aggressive operating income target and continuing to build and retain a talented executive team.

              With our core compensation principles in mind, the Human Resources Committee took compensation actions including the following:

  •
  structuring our annual cash incentive awards for fiscal year 2012 with aggressive operating income targets that supported MOVE earnings per share targets;

  •
  accepting management's recommendation to approve no base salary increase for the Chief Executive Officer for fiscal year 2012, to defer base salary increases for other executive officers until January 2012, and to implement base salary increases for executive officers (other than the CEO) effective at that time due to the executive team's performance but to limit those increases to 2% (compared to 3% average increases among companies included

•

•

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

•

•

    in the Towers Watson Executive Compensation Database) due to the difficult market and cost pressure conditions that exist for our company;

  •
  modifying the mix of equity compensation awards to emphasize restricted stock to increase the shareholdings of our executives;

  •
  accepting the recommendation of our Chief Executive Officer to decline long-term equity awards in September 2012 for the third straight year (September 2010, September 2011 and September 2012) so that we could provide retention awards to key executives and senior managers in September 2010 and September 2012 and make prudent awards in recognition of performance to our named executive officers (other than Mr. Szews) and other officers in all three years to support higher returns for our shareholders;

  •
  maintaining the structure of our long-term incentive equity awards generally with the objective of providing compensation around the 50th percentile;

  •
  for many salaried employees, freezing benefits under both our qualified and non-qualified defined benefit plans effective December 31, 2012 and in the future providing benefits to impacted employees under new, qualified and non-qualified defined contribution plans to reduce volatility of cash flow and expense;

  •
  eliminating post-employment healthcare benefits for our current salaried employees;

  •
  continuing to significantly limit the amounts payable under new severance agreements that we enter into with our executive officers to a maximum of two times base salary and bonus and not including any excise tax gross-ups under these agreements; and

  •
  continuing to limit the number and value of perquisites.

              Compensation actions like those described above evidence our philosophy of aligning executive compensation with company performance and increasing long-term shareholder value. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our shareholders. The MOVE objectives will continue to influence these decisions.

              We urge shareholders to read the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement, which provide detailed information on the compensation of our named executive officers. The Human Resources Committee and our Board believe that the executive compensation program articulated in the Compensation Discussion and Analysis and the accompanying compensation tables contained in this Proxy Statement is effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to our success.

              Our Board would like the support of our shareholders for the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. This advisory vote on the compensation of our named executive officers allows our shareholders to express their opinions about our executive compensation programs. As we seek to align our executive compensation programs with our performance results and shareholders' interests, we ask that our shareholders approve the

•

•

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

•

•

compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. Accordingly, for the reasons we discuss above, our Board recommends that shareholders vote in favor of the following resolution:

              "RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis section and compensation tables and narrative discussion contained in this Proxy Statement."

              This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Human Resources Committee. However, our Board and the Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers. Pursuant to the vote of our shareholders at the 2012 Annual Meeting of Shareholders, we will ask our shareholders to consider an advisory vote on the compensation of our named executive officers every year until otherwise determined by a vote of our shareholders pursuant to applicable SEC rules. The next advisory vote on the compensation of our named executive officers will occur at our 2014 Annual Meeting of Shareholders.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

•

•

PROPOSAL 4 – SHAREHOLDER PROPOSAL RELATING TO STOCK
RECEIVED THROUGH COMPENSATION

•

•

              The following proposal was submitted by one of our individual shareholders and will be voted on at the Annual Meeting if it is properly presented. Such shareholder's name, address, and number of shares of Common Stock held may be obtained upon written request therefor made to our Secretary. The proposal has been included according to the SEC rules as we received it.

4* – Executives to Retain Significant Stock

RESOLVED, shareholders urge that our executive pay committee adopt a policy requiring that senior executives retain a significant percentage of stock acquired through equity pay programs until reaching normal retirement age and to report to shareholders regarding this policy before our next annual shareholder meeting.

Shareholders recommend that a percentage of at least 33% of net after-tax stock be required. This policy shall apply to future grants and awards of equity pay and should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to executives. This proposal asks for a retention policy starting as soon as possible.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company's long-term success. A Conference Board Task Force report on executive pay stated that hold-to-retirement requirements give executives "an ever-growing incentive to focus on long-term stock price performance." Kenneth Steiner and Ray T. Chevedden have submitted proposals on this topic to a number of major companies.

This proposal should also be evaluated in the context of our Company's overall corporate governance as reported in 2012:

The Corporate Library/GMI, an independent investment research firm, expressed concern regarding our executive pay and director qualifications.

Regarding executive pay, GMI said that 80% of 2011 long-term equity pay consisted of either stock options or restricted stock pay, both of which simply vest with the passage of time. Equity pay should have performance-vesting thresholds in order to assure full alignment with shareholder interests. Also, market-priced stock options may provide rewards to executives due to a rising market alone, regardless of individual performance. The other 20% of long-term equity was composed of performance share pay that is given even if the company underperforms 60% of its peers. Underperforming industry peers should not result in extra pay.

In addition, our CEO received no long-term equity pay for the second straight year so that none of his pay is tied to our company's long-term success.

Directors with 15 to 36 years long tenure, which challenged their independence, included: Richard Sim, Kathleen Hempel, Michael Grebe and Peter Mosling. Directors with 22 to 36 years long tenure made up 67% of our nomination committee.

In 2011 we gave 49% support for shareholders to be able to act by written consent – an indication that we want improvements in our corporate governance.

•

•

PROPOSAL 4 – SHAREHOLDER PROPOSAL RELATING TO STOCK
RECEIVED THROUGH COMPENSATION

•

•

Please encourage our board to respond positively to this proposal for improved governance:

Executives To Retain Significant Stock – Yes on 4.*

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL NUMBER 4 FOR THE FOLLOWING REASONS:

              Our Board of Directors fully agrees that the ownership of a meaningful amount of our common stock by our executive officers creates a beneficial alignment of the interests of our executive officers with the long-term interests of our shareholders. Accordingly, we have long enforced guidelines for significant stock ownership by all of our executive officers, and we maintain other policies that align the interests of our executive officers with the long-term interests of our shareholders. In light of these existing policies, the strong culture of stock ownership that exists among our executive officers, the potential unintended negative consequences of this proposal that are discussed below, and the proponent's mischaracterizations of our pay for performance practices and Chief Executive Officer equity compensation practices that are discussed below, we do not believe that implementation of this proposal is appropriate for our company or in the best interests of our shareholders.

Our executives are subject to stock ownership guidelines that appropriately align their interests with the long-term interests of our shareholders.

              As we explained in more detail under "Executive Compensation – Compensation Discussion and Analysis – Stock Ownership Guidelines for Executive Officers," the Human Resources Committee of our Board of Directors has adopted executive officer stock ownership guidelines to align our executive officers' interests with the long-term interests of our shareholders – namely, improving our stock performance in the long term. These guidelines set forth varying levels of ownership and retention of our common stock, depending on an executive's position. For example, the guidelines provide that our Chief Executive Officer own a number of shares with a market value of at least five times his or her annual base salary, our Chief Financial Officer own a number of shares with a market value of at least four times his or her annual base salary, and each of our Executive Vice Presidents own a number of shares with a market value of at least three times his or her annual base salary. The guidelines provide that each officer meet the applicable ownership threshold within five years of commencement of employment or promotion and then retain the requisite ownership level throughout the officer's service to our company. The Human Resources Committee periodically reviews these stock ownership guidelines. As of November 13, 2012, Mr. Szews and Mr. Blankfield exceeded the stock ownership levels in these guidelines. Mr. Jones and Mr. Urias have not been in their current positions for five years.

Our existing recoupment policy and restriction on hedging further align the interests of our executives with the long-term interests of shareholders.

              Our stock ownership guidelines are supplemented by a recoupment policy and a restriction on hedging, each of which strengthens the incentive for our executives to focus on the long-term health and success of our business. Without the prior approval of our General Counsel, none of our employees may enter into hedging transactions with our stock. This restriction ensures that our executives bear the full economic risk and reward of stock ownership with respect to their holdings. Moreover, under our Executive Incentive Compensation Recoupment Policy, if we are required to make an accounting

•

•

PROPOSAL 4 – SHAREHOLDER PROPOSAL RELATING TO STOCK
RECEIVED THROUGH COMPENSATION

•

•

restatement relating to our publicly reported consolidated financial statements due to our material noncompliance with financial reporting requirements under U.S. federal securities laws, then we will have the right, to the extent permitted by governing law, to take appropriate action to recoup all or part of any incentive award that we actually paid to a covered executive if the amount of money or number of shares paid to the executive was expressly based on the achievement of financial results that were subject to the restatement and the executive would have been paid a lower amount or number under the express terms of the incentive award based on the financial results after the restatement. See "Executive Compensation – Compensation Discussion and Analysis – Executive Incentive Compensation Recoupment Policy."

We have a strong culture of stock ownership that has resulted in our executives holding significant equity stakes.

              Stock ownership alone paints an incomplete picture of the extent of our named executive officer's holdings or our stock. We have long had a strong corporate culture of stock ownership and retention. For example, including in-the-money options that are fully vested and exercisable, our Chief Executive Officer is the beneficial owner of 511,692 shares of our common stock, which represents a significant ongoing investment value of over $5 million as of November 13, 2012 and reflects his purchase of 15,000 shares on the open market for cash during fiscal 2012. With respect to stock retention, our named executive officers have voluntarily retained a significant number of the net after-tax shares received under our equity compensation programs throughout their careers with our company and have paid taxes relating to stock awards with cash rather than surrendering shares for the purpose of retaining the gross number of shares associated with the award.

A requirement to retain at least 33% of the net after-tax shares from all equity awards would hinder our ability to recruit key executive talent and to promote from within.

              In addition to making it more difficult for us to retain our most successful and therefore valuable executives, this proposal would harm our ability to recruit new executive talent. We believe the vast majority of companies do not impose stock retention requirements beyond stock ownership requirements. In fact, based on data from Towers Watson's 2011 Long-Term Incentive Policies and Practices Survey, 77% of companies reported having no mandatory stock retention requirements. Adoption of this proposal would also serve to discourage current employees from accepting promotions that would result in them becoming subject to the proposed retention policy. Our success in promoting from within has been another important factor in our long-term success, and this proposal would undermine that strength and harm our business.

A requirement to retain at least 33% of the net after-tax shares from all equity awards is inappropriately high and would create an incentive for successful executives to terminate their employment with our company.

              A meaningful portion of each of our named executive officers' compensation is paid in the form of equity awards (on average, approximately 44% of total compensation reported in the Summary Compensation Table over the last two years), and our named executive officers have had long careers with our company (the average tenure of our named executive officers is over 9 years). As a result of these two factors, there is a legitimate need for executives to be able to diversify their assets. A

•

•

PROPOSAL 4 – SHAREHOLDER PROPOSAL RELATING TO STOCK
RECEIVED THROUGH COMPENSATION

•

•

requirement to retain 33% or more of all net after-tax shares until reaching retirement age is unreasonably high and is not necessary to achieve the objective of aligning the long-term interests of our executive officers with those of our shareholders. Such a requirement would, in fact, create a strong incentive for executives to leave employment with our company to realize the value of their equity compensation. Ironically, under this proposal the most successful executives – those whose leadership contributes to a significant increase in our stock price during their tenure – would have the greatest financial incentive to leave. The long tenure of our executives has been an important factor in our long-term success, and this proposal would undermine that strength and harm our business.

The proponent mischaracterizes our pay for performance practices and our Chief Executive Officer equity compensation practices.

              Contrary to the proponent's assertions, a cornerstone of our executive compensation program is our pay for performance philosophy. As described in more detail under "Executive Compensation – Compensation Discussion and Analysis – Executive Summary," our Human Resources Committee follows a philosophy of linking our named executive officers' compensation to performance that will ultimately reward our shareholders. We use compensation programs to attract and retain the best executive talent and to motivate our executives to exceed specific financial and organizational goals set each year. In addition, the proponent highlights as a flaw in our executive compensation program that a portion of our long-term, performance-based equity awards is payable if we achieve total shareholder return equal to the 40th percentile of our peer group of companies. However, the proponent fails to recognize that we pay only half of an executive's target award for performance at the 40th percentile, and based on the advice of Towers Watson, the independent compensation consultant to our Human Resources Committee, paying half of an executive's target award for performance at the 40th percentile is well within competitive norms. Finally, the proponent argues that the failure to grant long-term equity awards to our Chief Executive Officer in fiscal 2010 or fiscal 2011 means that none of his pay is tied to our company's long-term success. While we did not grant long-term equity awards to our Chief Executive Officer in fiscal 2010 or fiscal 2011 and in fact this is true for fiscal 2012 as well, the proponent fails to recognize that the decision not to grant long-term equity awards to our Chief Executive Officer was a result of our Chief Executive Officer declining such awards so that we could provide retention awards to other key executives and limit total awards to the named executive officers and other officers to cost conscious levels for the benefit of all shareholders. In fact, our Chief Executive Officer's decision to forgo any equity compensation awards allowed us to avoid approximately $15 million of pre-tax costs related to such awards, assuming such awards would have been made at the 50th percentile of awards made to chief executive officers at similarly sized companies. Moreover, our Chief Executive Officer beneficially owned 511,692 shares of our common stock as of November 13, 2012, including 15,000 shares that Mr. Szews purchased on the open market during fiscal 2012, representing an ongoing investment in our company of more than $5 million, a fact that clearly illustrates the alignment of the interests of our Chief Executive Officer with those of our shareholders.

              For all of the reasons set forth above, our Board of Directors urges our shareholders to vote "AGAINST" proposal number 4.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL NUMBER 4.

•

•

PROPOSAL 5: ICAHN GROUP PROPOSAL TO REPEAL
FUTURE BY-LAW AMENDMENTS

•

•

              The Icahn Group has notified us that it intends to present a shareholder proposal to adopt a resolution that would repeal any provision of our company's By-Laws in effect at the time of the Annual Meeting that was not included in our company's By-Laws as publicly filed with the Securities and Exchange Commission prior to October 25, 2012. If the Icahn Group does not present this proposal at the Annual Meeting, the proposal will not be submitted to a vote. After thorough consideration, our Board recommends that you vote AGAINST this proposal, if submitted to a vote. Under Wisconsin law and our company's articles of incorporation, our Board is charged with the responsibility of managing our company. To permit our Board to carry out its responsibilities and correspondingly fulfill its fiduciary duties to our company and its shareholders, our Board has the power to make, alter, amend or repeal the By-Laws. The Icahn Group's proposal seeks to repeal all amendments to the By-Laws adopted by our Board after October 25, 2012 without regard to the subject matter of any By-Law amendment in question. We believe that such an automatic, blanket repeal of any By-Law amendment adopted by our Board could have the effect of repealing one or more properly adopted By-Law amendments that our Board determined to be in the best interests of our company and its shareholders and adopted in furtherance of our Board's fiduciary duties. Further, we believe that the "wait and see" nature of this proposal is no more than an attempt by the Icahn Group to get around the advance notice requirements set forth in our By-Laws, as the proposal is only meaningful if the Board takes action to amend our By-Laws AFTER the deadline for shareholders to submit proposals for vote at the Annual Meeting has passed. For these reasons, while our Board has not amended the By-Laws in any manner since its public filing and does not currently expect to adopt any amendments to such By-Laws prior to the 2013 Annual Meeting, our Board believes the proposal represents the Icahn Group's attempt to interfere with our Board's ability to act in accordance with its fiduciary duties to shareholders and therefore should be rejected.

              For all of the reasons set forth above, our Board urges our shareholders to vote "AGAINST" proposal number 5.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL NUMBER 5.

•

•

ATTACHMENT A: INFORMATION CONCERNING PARTICIPANTS IN THE
COMPANY'S SOLICITATION OF PROXIES

•

•

Information Concerning Participants in the Company's Solicitation of Proxies

              The following tables set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be "participants" in our solicitation of proxies from our shareholders in connection with our 2013 Annual Meeting of Shareholders.

Directors and Nominees

              The names of our directors and nominees who are considered "participants" in our solicitation are set forth below. The principal occupations of our directors and nominees who are considered "participants" in our solicitation are set forth under the sections above titled "Governance of the Company – The Board of Directors" and "Governance of the Company – Nominees" of the Proxy Statement. The name and business address of the organization of employment of each of our directors and nominees is c/o Oshkosh Corporation, 2307 Oregon St., Oshkosh, WI 54902.

Name
Richard M. Donnelly
Michael W. Grebe
Peter B. Hamilton
Kathleen J. Hempel
Leslie F. Kenne
Harvey N. Medvin
J. Peter Mosling, Jr.
Stephen D. Newlin
Craig P. Omtvedt
Duncan J. Palmer
John S. Shiely
Richard G. Sim
Charles L. Szews
William S. Wallace

Officers and Employees

              The principal occupations of our executive officers and employees who are considered "participants" in our solicitation of proxies are set forth below. The principal occupation refers to such

•

•

ATTACHMENT A: INFORMATION CONCERNING PARTICIPANTS IN THE
COMPANY'S SOLICITATION OF PROXIES

•

•

person's position with our company, and the business address for each person is Oshkosh Corporation, 2307 Oregon St., Oshkosh, WI 54902.

Name	Occupation
Bryan J. Blankfield	Executive Vice President, General Counsel and Secretary
John S. Daggett	Vice President, Communications
Patrick N. Davidson	Vice President, Investor Relations
Wilson R. Jones	President and Chief Operating Officer
David M. Sagehorn	Executive Vice President and Chief Financial Officer
Charles L. Szews	Chief Executive Officer
John M. Urias	Executive Vice President, President, Defense

Information Regarding Ownership of Securities by Participants

              The number of shares of our Common Stock held by our directors and named executive officers as of November 13, 2012 is set forth under the "Stock Ownership – Stock Ownership of Directors, Executive officers and Other Large Shareholders" section of the Proxy Statement. The following table sets forth the number of shares held as of November 13, 2012 by our other employees who are deemed "participants" in our solicitation of proxies. No participant owns any securities of record that such participant does not own beneficially.

Name of Beneficial Owner	Number of Shares Beneficially Owned
John S. Daggett	4,550.53
Patrick N. Davidson	17,285.44

Information Regarding Transactions in Securities by Participants

              The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under "Directors and Nominees" and "Officers and Employees" during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold November 18, 2010 – November 18, 2012
Name	Date	# of Shares and Options	Transaction Description
Bryan J. Blankfield	2/14/2011	19,000	Acquisition-Stock option exercise
	2/14/2011	(19,000)	Disposition-Open market sale
	9/19/2011	10,000	Acquisition-Restricted stock award
	9/19/2011	29,500	Acquisition-Stock option award
	10/17/2011	4,490	Acquisition-Performance share award
	9/17/2012	11,000	Acquisition-Restricted stock award
	9/17/2012	20,000	Acquisition-Stock option award
	9/19/2012	(1,140)	Divestiture-Surrender of shares for tax withholding

•

•

ATTACHMENT A: INFORMATION CONCERNING PARTICIPANTS IN THE
COMPANY'S SOLICITATION OF PROXIES

•

•

Shares of Common Stock Purchased or Sold November 18, 2010 – November 18, 2012
Name	Date	# of Shares and Options	Transaction Description
John S. Daggett	12/6/2010	2.75	Acquisition-Employee stock purchase plan
	1/5/2011	3.41	Acquisition-Employee stock purchase plan
	2/4/2011	2.08	Acquisition-Employee stock purchase plan
	3/4/2011	2.27	Acquisition-Employee stock purchase plan
	4/6/2011	2.21	Acquisition-Employee stock purchase plan
	5/4/2011	477	Acquisition-Open market purchase
	5/5/2011	2.58	Acquisition-Employee stock purchase plan
	6/3/2011	2.88	Acquisition-Employee stock purchase plan
	7/8/2011	2.46	Acquisition-Employee stock purchase plan
	8/4/2011	4.94	Acquisition-Employee stock purchase plan
	9/7/2011	4.13	Acquisition-Employee stock purchase plan
	9/19/2011	3,000	Acquisition-Stock appreciation rights award
	9/19/2011	1,500	Acquisition-Restricted stock unit award
	10/5/2011	5.05	Acquisition-Employee stock purchase plan
	11/3/2011	3.76	Acquisition-Employee stock purchase plan
	12/6/2011	3.93	Acquisition-Employee stock purchase plan
	1/6/2012	5.32	Acquisition-Employee stock purchase plan
	2/3/2012	3.28	Acquisition-Employee stock purchase plan
	3/6/2012	3.41	Acquisition-Employee stock purchase plan
	4/4/2012	3.43	Acquisition-Employee stock purchase plan
	5/3/2012	3.51	Acquisition-Employee stock purchase plan
	6/6/2012	4.07	Acquisition-Employee stock purchase plan
	7/5/2012	5.77	Acquisition-Employee stock purchase plan
	8/6/2012	3.54	Acquisition-Employee stock purchase plan
	9/7/2012	3.17	Acquisition-Employee stock purchase plan
	9/17/2012	1,400	Acquisition-Restricted stock award
	9/17/2012	1,700	Acquisition-Stock option award
	10/4/2012	2.92	Acquisition-Employee stock purchase plan
	11/5/2012	2.67	Acquisition-Employee stock purchase plan
Patrick N. Davidson	12/6/2010	1.72	Acquisition-Employee stock purchase plan
	1/5/2011	2.13	Acquisition-Employee stock purchase plan
	2/4/2011	1.30	Acquisition-Employee stock purchase plan
	3/4/2011	1.42	Acquisition-Employee stock purchase plan
	4/6/2011	1.38	Acquisition-Employee stock purchase plan
	5/5/2011	1.62	Acquisition-Employee stock purchase plan
	6/3/2011	1.80	Acquisition-Employee stock purchase plan
	7/8/2011	1.53	Acquisition-Employee stock purchase plan
	8/4/2011	3.09	Acquisition-Employee stock purchase plan
	9/7/2011	2.58	Acquisition-Employee stock purchase plan
	9/19/2011	4,500	Acquisition-Stock appreciation rights award
	9/19/2011	2,500	Acquisition-Restricted stock unit award
	10/5/2011	3.16	Acquisition-Employee stock purchase plan
	11/3/2011	2.35	Acquisition-Employee stock purchase plan
	12/6/2011	2.45	Acquisition-Employee stock purchase plan

•

•

ATTACHMENT A: INFORMATION CONCERNING PARTICIPANTS IN THE
COMPANY'S SOLICITATION OF PROXIES

•

•

Shares of Common Stock Purchased or Sold November 18, 2010 – November 18, 2012
Name	Date	# of Shares and Options	Transaction Description
	1/6/2012	3.32	Acquisition-Employee stock purchase plan
	2/3/2012	2.05	Acquisition-Employee stock purchase plan
	3/6/2012	2.13	Acquisition-Employee stock purchase plan
	4/4/2012	2.14	Acquisition-Employee stock purchase plan
	5/3/2012	2.20	Acquisition-Employee stock purchase plan
	6/6/2012	2.55	Acquisition-Employee stock purchase plan
	7/5/2012	3.61	Acquisition-Employee stock purchase plan
	8/6/2012	2.21	Acquisition-Employee stock purchase plan
	9/7/2012	1.98	Acquisition-Employee stock purchase plan
	9/17/2012	3,500	Acquisition-Restricted stock award
	9/17/2012	3,500	Acquisition-Stock option award
	10/4/2012	1.82	Acquisition-Employee stock purchase plan
	11/5/2012	1.67	Acquisition-Employee stock purchase plan
Richard M. Donnelly	2/1/2011	1,350	Acquisition-Restricted stock award
	2/1/2011	2,500	Acquisition-Stock option award
	1/31/2012	5,000	Acquisition-Restricted stock award
	2/7/2012	5,000	Acquisition-Stock option exercise
Michael W. Grebe	1/31/2012	5,000	Acquisition-Restricted stock award
	2/6/2012	12,000	Acquisition-Stock option exercise
	2/6/2012	(12,000)	Divestiture-Open market sale
Peter B. Hamilton	7/18/2011	800	Acquisition-Restricted stock award
	7/18/2011	1,500	Acquisition-Stock option award
	1/31/2012	5,000	Acquisition-Restricted stock award
Kathleen J. Hempel	2/1/2011	1,350	Acquisition-Restricted stock award
	2/1/2011	2,500	Acquisition-Stock option award
	1/31/2012	5,000	Acquisition-Restricted stock award
	2/6/2012	12,000	Acquisition-Stock option exercise
	2/6/2012	(12,000)	Divestiture-Open market sale
Wilson R. Jones	5/24/2011	(1,332)	Divestiture-Surrender of shares for tax withholding
	9/19/2011	12,500	Acquisition-Restricted stock award
	9/19/2011	35,000	Acquisition-Stock option award
	10/17/2011	2,790	Acquisition-Performance share award
	5/24/2012	(1,457)	Divestiture-Surrender of shares for tax withholding
	8/1/2012	20,000	Acquisition-Restricted stock award
	9/17/2012	27,000	Acquisition-Restricted stock award
	9/17/2012	47,000	Acquisition-Stock option award
	9/19/2012	(1,384)	Divestiture-Surrender of shares for tax withholding
Leslie F. Kenne	2/1/2011	1,350	Acquisition-Restricted stock award
	2/1/2011	2,500	Acquisition-Stock option award
	1/31/2012	5,000	Acquisition-Restricted Stock award
Harvey N. Medvin	2/1/2011	1,350	Acquisition-Restricted stock award

•

•

ATTACHMENT A: INFORMATION CONCERNING PARTICIPANTS IN THE
COMPANY'S SOLICITATION OF PROXIES

•

•

Shares of Common Stock Purchased or Sold November 18, 2010 – November 18, 2012
Name	Date	# of Shares and Options	Transaction Description
	2/1/2011	2,500	Acquisition-Stock option award
	2/15/2011	257.95	Acquisition-Deferred compensation plan
	5/16/2011	336.51	Acquisition-Deferred compensation plan
	8/15/2011	516.72	Acquisition-Deferred compensation plan
	11/15/2011	448.06	Acquisition-Deferred compensation plan
	1/31/2012	5,000	Acquisition-Restricted Stock award
	2/15/2012	519.95	Acquisition-Deferred compensation plan
	5/15/2012	545.53	Acquisition-Deferred compensation plan
	8/15/2012	507.94	Acquisition-Deferred compensation plan
J. Peter Mosling, Jr.	2/1/2011	1,350	Acquisition-Restricted stock award
	2/1/2011	2,500	Acquisition-Stock option award
	2/3/2011	12,000	Acquisition-Stock option exercise
	2/3/2011	(12,000)	Divestiture-Open market sale
	2/17/2011	12,000	Acquisition-Stock option exercise
	2/17/2011	(12,000)	Divestiture-Open market sale
	1/31/2012	5,000	Acquisition-Restricted stock award
Stephen D. Newlin	—	—	—
Craig P. Omtvedt	2/1/2011	1,350	Acquisition-Restricted stock award
	2/1/2011	2,500	Acquisition-Stock option award
	1/31/2012	5,000	Acquisition-Restricted stock award
Duncan J. Palmer	7/18/2011	800	Acquisition-Restricted stock award
	7/18/2011	1,500	Acquisition-Stock option award
	1/31/2012	5,000	Acquisition-Restricted stock award
David M. Sagehorn	9/19/2011	20,000	Acquisition-Restricted stock award
	9/19/2011	61,500	Acquisition-Stock option award
	10/17/2011	2,181	Acquisition-Performance share award
	9/17/2012	25,000	Acquisition-Restricted stock award
	9/17/2012	45,000	Acquisition-Stock option award
John S. Shiely	1/31/2012	5,000	Acquisition-Restricted stock award
Richard G. Sim	11/18/2010	12,000	Acquisition-Stock option exercise
	2/1/2011	1,350	Acquisition-Restricted stock award
	2/1/2011	2,500	Acquisition-Stock option award
	2/7/2011	(2,000)	Divestiture-Open market sale
	2/7/2011	(3,000)	Divestiture-Open market sale
	2/7/2011	(10,000)	Divestiture-Open market sale by spouse
	2/8/2011	(5,000)	Divestiture-Open market sale
	2/15/2011	515.9	Acquisition-Deferred compensation plan
	5/16/2011	673.01	Acquisition-Deferred compensation plan
	8/15/2011	1,033.44	Acquisition-Deferred compensation plan
	11/15/2011	896.12	Acquisition-Deferred compensation plan
	12/1/2011	12,000	Acquisition-Stock option exercise

•

•

ATTACHMENT A: INFORMATION CONCERNING PARTICIPANTS IN THE
COMPANY'S SOLICITATION OF PROXIES

•

•

Shares of Common Stock Purchased or Sold November 18, 2010 – November 18, 2012
Name	Date	# of Shares and Options	Transaction Description
	1/31/2012	5,000	Acquisition-Restricted stock award
	2/15/2012	1,039.91	Acquisition-Deferred compensation plan
	5/3/2012	(37,250)	Divestiture-Open market sale
	5/15/2012	1,091.05	Acquisition-Deferred compensation plan
	8/15/2012	1,015.88	Acquisition-Deferred compensation plan
Charles L. Szews	10/17/2011	8,885	Acquisition-Performance share award
	5/3/2012	7,500	Acquisition-Open market purchase
	5/3/2012	7,500	Acquisition-Open market purchase
John M. Urias	9/17/2012	11,000	Acquisition-Restricted stock award
	9/17/2012	20,000	Acquisition-Stock option award
	10/6/2012	20,000	Acquisition-Restricted stock award
	10/6/2012	20,000	Acquisition-Stock option award
	10/6/2012	(2,280)	Divestiture-Surrender of shares for tax withholding
William S. Wallace	2/1/2011	1,350	Acquisition-Restricted stock award
	2/1/2011	2,500	Acquisition-Stock option award
	1/31/2012	5,000	Acquisition-Restricted stock award

Miscellaneous Information Concerning Participants

              Other than as set forth in this Attachment A or the Proxy Statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of our company or any of our subsidiaries, or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, except as set forth elsewhere in this Attachment A or the Proxy Statement, none of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

              Other than as set forth in this Attachment A or the Proxy Statement, none of the participants listed above or any of their associates have (i), other than the Employment Agreements, Retirement Agreement and KEESAs covering certain of or executive officers, which are described in the Proxy Statement, any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

•

•

ATTACHMENT B: NON-GAAP FINANCIAL MEASURES

•

•

Non-GAAP Financial Measures

              The Company reports its financial results in accordance with generally accepted accounting principles (GAAP) in the United States of America. The Company is presenting various operating results, such as operating income, income from continuing operations and earnings per share from continuing operations, both on a reported basis and on a basis excluding items that affect comparability of operating results. When the Company uses operating results, such as operating income, income from continuing operations and earnings per share from continuing operations, excluding items, they are considered non-GAAP financial measures. The Company believes excluding the impact of these items is useful to investors to allow a more accurate comparison of the Company's operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's results prepared in accordance with GAAP. The table below presents a reconciliation of the Company's presented non-GAAP measures to the most directly comparable GAAP measures (in millions, except per share amounts):

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2012	2011	2012	2011
Access equipment segment
Non-GAAP operating income margin	8.4%	5.0%	7.8%	3.3%
Non-GAAP operating income	$60.0	$33.9	$228.9	$67.0
Restructuring-related charges	(0.5)	0.9	0.3	(1.7)

GAAP operating income	$59.5	$34.8	$229.2	$65.3

GAAP operating income margin	8.3%	5.2%	7.9%	3.2%
Defense segment
Non-GAAP operating income margin	6.6%	6.3%	6.0%	12.5%
Non-GAAP operating income	$62.5	$74.1	$237.0	$546.7
Restructuring-related charges	—	(3.1)	—	(3.7)
Curtailment expense	(0.5)	—	(0.5)	—

GAAP operating income	$62.0	$71.0	$236.5	$543.0

GAAP operating income margin	6.5%	6.1%	6.0%	12.4%
Fire & emergency segment
Non-GAAP operating income margin	5.7%	1.4%	1.0%	1.7%
Non-GAAP operating income	$13.0	$2.8	$7.9	$13.3
Restructuring-related charges	(10.1)	(6.1)	(18.8)	(12.4)
Curtailment expense	(2.0)	—	(2.0)	—
Long-lived asset impairment charges	—	(2.0)	—	(2.0)

GAAP operating income (loss)	$0.9	$(5.3)	$(12.9)	$(1.1)

GAAP operating income margin	0.4%	-2.7%	-1.6%	-0.1%
Commercial segment
Non-GAAP operating income margin	5.1%	1.9%	4.6%	0.8%
Non-GAAP operating income	$9.2	$2.6	$32.2	$4.3
Restructuring-related charges	—	—	(0.1)	(0.4)

GAAP operating income	$9.2	$2.6	$32.1	$3.9

GAAP operating income margin	5.1%	1.9%	4.6%	0.7%

B-1

•

•

ATTACHMENT B: NON-GAAP FINANCIAL MEASURES

•

•

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2012	2011	2012	2011
Corporate
Non-GAAP operating expenses	$(34.4)	$(25.9)	$(104.6)	$(107.1)
Performance share valuation adjustment	(7.0)	—	(7.0)	—
Proxy contest costs	(0.9)	—	(0.9)	—
Curtailment expense	(0.2)	—	(6.6)	—

GAAP operating expenses	$(42.5)	$(25.9)	$(119.1)	$(107.1)

Consolidated
Non-GAAP operating income margin	5.4%	4.1%	4.9%	7.0%
Non-GAAP operating income	$110.4	$87.4	$401.6	$528.2
Restructuring-related charges	(10.6)	(8.3)	(18.6)	(18.2)
Curtailment expense	(7.0)	—	(7.0)	—
Proxy contest costs	(3.4)	—	(3.4)	—
Performance share valuation adjustment	(0.2)	—	(6.6)	—
Long-lived intangible asset impairment charges	—	(2.0)	—	(2.0)

GAAP operating income	$89.2	$77.1	$366.0	$508.0

GAAP operating income margin	4.3%	3.7%	4.6%	6.7%
Non-GAAP provision for income taxes	$32.1	$24.4	$115.0	$163.5
Income tax benefit associated with pre-tax charges	(7.6)	(3.7)	(12.8)	(7.3)
Discrete tax benefits	(31.0)	(1.4)	(44.8)	(11.1)

GAAP provision for (benefit from) income taxes	$(6.5)	$19.3	$57.4	$145.1

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2012	2011	2012	2011
Non-GAAP income from continuing operations attributable to Oshkosh Corporation, net of tax	$60.2	$45.5	$208.5	$280.8
Restructuring-related charges, net of tax	(6.8)	(5.3)	(11.9)	(11.6)
Performance share valuation adjustment, net of tax	(4.5)	—	(4.5)	—
Curtailment expense, net of tax	(2.2)	—	(2.2)	—
Proxy contest costs, net of tax	(0.1)	—	(4.2)	—
Long-lived asset impairment charges, net of tax	—	(1.3)	—	(1.3)
Discrete tax benefits	31.0	1.4	44.8	11.1

GAAP income from continuing operations attributable to Oshkosh Corporation, net of tax	$77.6	$40.3	$230.5	$279.0

Non-GAAP earnings per share attributable to Oshkosh Corporation from continuing operations-diluted	$0.65	$0.50	$2.27	$3.07
Restructuring-related charges, net of tax	(0.07)	(0.06)	(0.13)	(0.13)
Performance share valuation adjustment, net of tax	(0.05)	—	(0.05)	—
Curtailment expense, net of tax	(0.02)	—	(0.02)	—
Proxy contest costs, net of tax	—	—	(0.05)	—
Long-lived asset impairment charges, net of tax	—	(0.01)	—	(0.01)
Discrete tax benefits	0.34	0.01	0.49	0.12

GAAP earnings per share attributable to Oshkosh Corporation from continuing operations-diluted	$0.85	$0.44	$2.51	$3.05

Net cash flows provided by operating activities			$268.3
Additions to property, plant and equipment			(55.9)
Additions to equipment held for rental			(8.4)
Proceeds from sale of property, plant and equipment			7.6
Proceeds from sale of equipment held for rental			3.7

Free cash flow			$215.3

B-2

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

OSHKOSH CORPORATION

2013 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

W H I T E P R O X Y

I hereby appoint Richard M. Donnelly and Bryan J. Blankfield, and each of them, with full power to act without the other, and each with full power of substitution (the “Proxies”), as my proxy to vote all shares of Common Stock that I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Corporation (the “Company”) to be held at [          ], at [          ] CST, on [          ], [          ], 2013 or at any adjournment or postponement thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” THE RATIFICATION OF AUDITORS IN ITEM 2, “FOR” THE APPROVAL BY ADVISORY VOTE OF THE COMPANY’S EXECUTIVE COMPENSATION IN ITEM 3, “AGAINST” THE SHAREHOLDER PROPOSAL RELATING TO STOCK OBTAINED THROUGH EXECUTIVE COMPENSATION IN ITEM 4, AND “AGAINST” THE ICAHN PROPOSAL RELATING TO RECENT BY-LAW AMENDMENTS IN ITEM 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

(Continued, and to be signed and dated, on the reverse side)

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Oshkosh Corporation

Common Stock for the upcoming Annual Meeting of Shareholders.

1. Vote by Telephone – Please call toll-free in the U.S. or Canada at 1-866-257-2282, on a touch-tone phone. If outside the U.S. or Canada, call 1-215-521-4899. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2. Vote by Internet – Please access https://www.proxyvotenow.com/osk and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3. Vote by Mail – If you do not wish to vote by telephone or via the Internet, please complete, sign, date and return the proxy card in the postage-paid envelope provided, or mail to: Oshkosh Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

Please mark your
vote as in this example

☒

The Board of Directors recommends that you vote FOR each of the following director nominees:	The Board of Directors recommends a vote FOR Proposals 2 and 3 and AGAINST Proposals 4 and 5.

1. Election of Directors:	2. Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2013.	FOR	AGAINST	ABSTAIN
☐	☐	☐
(01) Richard M. Donnelly	(08) Craig P. Omtvedt
(02) Michael W. Grebe	(09) Duncan J. Palmer
(03) Peter B. Hamilton	(10) John S. Shiely	3. Approval, by advisory vote, of the compensation of the named executive officers.	FOR	AGAINST	ABSTAIN
(04) Kathleen J. Hempel	(11) Richard G. Sim	☐	☐	☐
(05) Leslie F. Kenne	(12) Charles L. Szews
(06) J. Peter Mosling, Jr.	(13) William S Wallace	4. Consideration of a shareholder proposal, if properly presented, relating to stock obtained through executive compensation.	FOR	AGAINST	ABSTAIN
(07) Stephen D. Newlin	☐	☐	☐

FOR ALL	WITHHOLD FOR ALL	FOR ALL EXCEPT	5. Consideration of an Icahn proposal, if properly presented, relating to repeal of future By-Law amendments.	FOR	AGAINST	ABSTAIN
☐	☐	☐	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “For All Except” box above and write the number(s) of the excepted nominee(s) in the space provided:

Sign Here - This section must be completed for your instructions to be executed.

Date: , 20

Signature

Signature (if held jointly)

Title

I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report. Note: Please sign name exactly as it appears hereon. When signing as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on [          ], 2013
The Notice of Annual Meeting of Shareholders, the Proxy Statement and our 2012 Annual Report are available online at www.eproxyaccess.com/osk.